PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 22, 1998)
                                  $243,712,500

                              [LOGO OF DITECH]

                      DITECH HOME LOAN OWNER TRUST 1998-1

$52,265,000 CLASS A-1    FLOATING RATE    HOME LOAN ASSET BACKED NOTES
$57,770,000 CLASS A-2    6.36%            HOME LOAN ASSET BACKED NOTES
$22,585,000 CLASS A-3    6.60%            HOME LOAN ASSET BACKED NOTES
$32,387,000 CLASS A-4    6.91%            HOME LOAN ASSET BACKED NOTES
$13,380,500 CLASS A-5    7.24%            HOME LOAN ASSET BACKED NOTES
$27,009,375 CLASS M-1    7.25%            HOME LOAN ASSET BACKED NOTES
$16,959,375 CLASS M-2    7.64%            HOME LOAN ASSET BACKED NOTES
$21,356,250 CLASS B-1    9.50%(1)         HOME LOAN ASSET BACKED NOTES
------------
(1) The interest rate on the Class B-1 Notes may not exceed the Net
    Weighted Average Rate on the Loans.

                PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV,
                                  (DEPOSITOR)
                          DITECH FUNDING CORPORATION,
                           (TRANSFEROR AND SERVICER)
                  HOME LOAN ASSET BACKED NOTES, SERIES 1998-1

    The DiTech Home Loan Owner Trust 1998-1 (the 'Owner Trust' or the 'Issuer') will be formed pursuant to an owner trust agreement dated as of June 1, 1998 (the 'Owner Trust Agreement') and entered into by PaineWebber Mortgage Acceptance Corporation IV, as depositor (the 'Depositor'), Bankers Trust (Delaware), as owner trustee (the 'Owner Trustee'), The Bank of New York, as paying agent (in such capacity the 'Paying Agent') and DiTech Funding Corporation, as Servicer ('DiTech'). The Issuer will issue nine classes of Home Loan Asset Backed Notes (each, a 'Class') in the classes set forth above (the 'Offered Notes') and the Class B-2 Notes (together with the Offered Notes, the 'Notes') pursuant to an indenture to be dated as of June 1, 1998 (the 'Indenture'), between the Issuer and The Bank of New York, as indenture trustee (in such capacity, the 'Indenture Trustee'). The Issuer also will issue certificates evidencing the residual interest in the Owner Trust (the 'Residual Interest Certificates'). The Notes and the Residual Interest Certificates are collectively referred to herein as the 'Securities.' Only the Offered Notes are offered hereby.
    The assets of the Issuer will consist primarily of a certificate (the 'Grantor Trust Certificate') evidencing 100% of the ownership in DiTech Grantor Trust 1998-1 (the 'Grantor Trust'), the assets of which will consist primarily of a pool (the 'Pool') of closed-end, fixed-rate home loans as described herein under 'The Pool' which are secured primarily by second lien mortgages, deeds of trust or other similar security instruments (the 'Mortgages'). In addition, substantially all of the Loans will be secured by Mortgaged Properties in which the borrowers have little or no equity at the time of origination (i.e., the related combined loan-to-value ratios approach or exceed 100%). Loans having an aggregate unpaid principal balance as of June 1, 1998 of approximately $196,113,905 (the 'Initial Loans') will be designated for inclusion in the Pool. On or prior to September 30, 1998, the Issuer may cause the Grantor Trustee to purchase additional loans (the 'Subsequent Loans') having an aggregate unpaid principal balance of up to $53,886,095 with amounts on deposit in an account (the 'Pre-Funding Account') established for such purpose on the Closing Date.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED NOTES, SEE THE INFORMATION HEREIN UNDER 'RISK FACTORS' BEGINNING ON PAGE S-20 AND IN THE PROSPECTUS BEGINNING ON PAGE 14.
                            ------------------------

    THE OFFERED NOTES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, TRANSFEROR, SERVICER, OWNER TRUSTEE, GRANTOR TRUSTEE OR INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE LOANS NOR THE OFFERED NOTES ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.
                            ------------------------

    THE OFFERED NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Offered Notes are being offered by PaineWebber Incorporated (the 'Underwriter') from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $241,766,599, before deducting issuance expenses payable by the Depositor estimated to be $450,000.
    The Offered Notes are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Notes will be made in book-entry form only through the facilities of The Depository Trust Company (the 'Depository') on or about June 30, 1998 (the
'Closing Date').            ------------------------
                            PAINEWEBBER INCORPORATED
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 25, 1998

     Payments on the Notes will be made on the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a 'Payment Date'), beginning in July 1998. The Notes will be secured by the assets of the Issuer pursuant to the Indenture. Interest on the Classes of Offered Notes will accrue at the above-specified fixed interest rates per annum except that (i) interest will accrue on the Class A-1 Notes with respect to each Payment Date at a per annum rate equal to LIBOR for the related Accrual Period plus 0.08%, subject to a maximum rate equal to 11.5% per annum and (ii) the interest rate on the Class B-1 Notes may not exceed the Net Weighted Average Rate. The Note Interest Rate applicable to the Class A-1 Notes for the initial Accrual Period is expected to be approximately 5.73625% per annum. Commencing on the first day of the Accrual Period in which the Majority Residual Interest Holders may first exercise their option to redeem the Notes when permitted to do so after the Pool Principal Balance has declined to 10% or less of the Original Pool Principal Balance, as described herein, the Note Interest Rate on each Class of Notes will be increased by 0.50% per annum. On each Payment Date, the holders of the Notes will be entitled to receive, from and to the extent that funds are available therefor in the Note Payment Account, payments with respect to interest and principal calculated as described herein under 'Description of the Offered Notes -- Payments on the Offered Notes'. Payments of interest and principal on the Class M-1 and Class M-2 Notes (the 'Mezzanine Notes') will be subordinated in priority to payments of interest and principal, respectively, on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (the 'Senior Notes') as described herein. Payments on the Class B-1 and Class B-2 Notes (the 'Class B Notes') will be subordinated in priority to payments due on the Senior Notes and Mezzanine Notes to the extent described herein. Payments on the Residual Interest Certificates will be subordinated in priority to payments due on the Senior Notes, the Mezzanine Notes and the Class B Notes to the extent described herein.

     The yields to maturity of any Offered Notes may vary from the anticipated yields to the extent such Offered Notes are purchased at a discount or a premium and to the extent the rate and timing of payments thereof are sensitive to the rate and timing of principal payments (including prepayments) of the Loans. Prospective purchasers of the Offered Notes should consider, in the case of any Offered Notes to be purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Notes to be purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

     Prospective investors should consult their own investment, legal, tax, regulatory and accounting advisors to determine if the Offered Notes constitute appropriate investments for them and to determine the applicable legal, tax, regulatory and accounting treatment of the Offered Notes.

     To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the payments to be made on, or the yield of, the Offered Notes, which risks and uncertainties are discussed under 'Risk Factors' and 'Prepayment and Yield Considerations' herein. As a consequence, no assurance can be given as to the actual payments on, or the yield of, any Class of Offered Notes.

     There is currently no secondary market for the Offered Notes and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

                            ------------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS DATED MAY 22, 1998 (THE 'PROSPECTUS') WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND PROSPECTIVE PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL SEPTEMBER 28, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING STABILIZING AND THE PURCHASE OF OFFERED SECURITIES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS 'EXPECTS,' 'INTENDS,' 'ANTICIPATES,' 'ESTIMATES' AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN 'RISK FACTORS' AND 'PREPAYMENT AND YIELD CONSIDERATIONS,' INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the 'Commission') pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Notes. The Depositor will provide without charge to each person to whom this Prospectus Supplement and the Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to the Office of General Counsel of PaineWebber Mortgage Acceptance Corporation IV, at 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq.

                             AVAILABLE INFORMATION

     In addition to the locations specified under 'Available Information' in the accompanying Prospectus, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
FORWARD-LOOKING STATEMENTS.................................................................................    S-3
SUMMARY....................................................................................................    S-6
RISK FACTORS...............................................................................................   S-20
     Yield, Prepayment and Maturity Considerations.........................................................   S-20
     Adequacy of Credit Enhancement........................................................................   S-21
     Undercollateralization................................................................................   S-22
     Relocation and Reloading of Debt......................................................................   S-22
     Geographic Concentration..............................................................................   S-23
     Subsequent Loans......................................................................................   S-23
     Underwriting Guidelines...............................................................................   S-23
     Adequacy of the Mortgaged Properties as Security for the Loans........................................   S-24
     Realization Upon Defaulted Loans......................................................................   S-24
     Recent Origination of Loans...........................................................................   S-26
     Limited Historical Delinquency, Loss and Prepayment Information.......................................   S-26
     No Servicer Delinquency Advances......................................................................   S-26
     Dependence on Servicer for Servicing Loans............................................................   S-26
     Economic Conditions...................................................................................   S-26
     Legal Considerations..................................................................................   S-27
     Non-Recordation of Assignments........................................................................   S-27
     Certain Other Legal Considerations....................................................................   S-27
     Limitations on Liquidity of Transferor................................................................   S-28
     Limitations on Repurchase or Replacement of Defective Loans by Transferor.............................   S-28
     Risks Associated with Year 2000 Compliance............................................................   S-29
THE POOL...................................................................................................   S-29
     General...............................................................................................   S-29
     Payments on the Loans.................................................................................   S-30
     Characteristics of the Loans..........................................................................   S-30
     Loan Statistics.......................................................................................   S-30
     Conveyance of Subsequent Loans........................................................................   S-40
DITECH FUNDING CORPORATION.................................................................................   S-41
     General...............................................................................................   S-41
     Servicing Procedures..................................................................................   S-41
     Underwriting Criteria.................................................................................   S-43
     Repurchase or Substitution of Loans...................................................................   S-45
     Delinquency Experience................................................................................   S-46
PREPAYMENT AND YIELD CONSIDERATIONS........................................................................   S-46
     Subordination.........................................................................................   S-49
     Excess Spread and Reduction of Overcollateralization Amount...........................................   S-50
     Reinvestment Risk.....................................................................................   S-50
     Maturity Dates........................................................................................   S-51
     Weighted Average Lives of the Offered Notes...........................................................   S-51
THE OWNER TRUST............................................................................................   S-62
     General...............................................................................................   S-62
     The Owner Trustee.....................................................................................   S-62
THE GRANTOR TRUST..........................................................................................   S-62
DESCRIPTION OF THE OFFERED NOTES...........................................................................   S-63
     General...............................................................................................   S-63
     Payments on the Offered Notes.........................................................................   S-64
     Priority of Payments..................................................................................   S-65
     Related Definitions...................................................................................   S-66
     Application of Allocable Loss Amounts.................................................................   S-70
     Pre-Funding Account...................................................................................   S-70

                                                                                                              PAGE
                                                                                                              ----
     Capitalized Interest Account..........................................................................   S-71
     Optional Termination of the Trust.....................................................................   S-71
DESCRIPTION OF CREDIT ENHANCEMENT..........................................................................   S-72
     Subordination and Allocation of Losses................................................................   S-72
     Overcollateralization.................................................................................   S-72
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................................................   S-73
     Sale and Assignment of the Loans and the Grantor Trust Certificate....................................   S-73
     Representations and Warranties........................................................................   S-74
     Fees and Expenses.....................................................................................   S-74
     Servicing.............................................................................................   S-74
     Collection Account, Note Payment Account and Certificate Distribution Account.........................   S-75
     Income from Accounts..................................................................................   S-76
     Collection and Other Servicing Procedures for Loans...................................................   S-76
     Insurance.............................................................................................   S-76
     Realization upon Defaulted Loans......................................................................   S-76
     Evidence as to Compliance.............................................................................   S-77
     Certain Matters Regarding the Servicer................................................................   S-77
     Rights of Noteholders Upon Occurrence of Event of Default.............................................   S-78
     Servicer Events of Default............................................................................   S-78
     The Owner Trustee, the Indenture Trustee and Grantor Trustee..........................................   S-79
     Duties of the Owner Trustee and Indenture Trustee.....................................................   S-79
     Reports to Noteholders................................................................................   S-80
FEDERAL INCOME TAX CONSEQUENCES............................................................................   S-81
     Classification of Investment Arrangement..............................................................   S-82
     Taxation of Holders...................................................................................   S-82
     Backup Withholding and Information Reporting..........................................................   S-83
     Possible Alternative Characterization of the Class B-1 Notes..........................................   S-83
ERISA CONSIDERATIONS.......................................................................................   S-84
     General...............................................................................................   S-84
     Prohibited Transactions...............................................................................   S-84
     Review by Plan Fiduciaries............................................................................   S-85
LEGAL INVESTMENT MATTERS...................................................................................   S-85
USE OF PROCEEDS............................................................................................   S-86
UNDERWRITING...............................................................................................   S-86
LEGAL MATTERS..............................................................................................   S-86
RATINGS....................................................................................................   S-87
INDEX OF DEFINED TERMS.....................................................................................   S-88

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Issuer.......................................  DiTech Home Loan Owner Trust 1998-1 (the 'Owner Trust' or the
                                               'Issuer'), a Delaware business trust, will be established pursuant to a trust agreement dated as of June 1, 1998 (the 'Owner Trust
                                               Agreement'), among the Depositor, the Owner Trustee, the Paying
                                               Agent and DiTech.

Depositor....................................  PaineWebber Mortgage Acceptance Corporation IV (the 'Depositor'),
                                               a Delaware corporation. See 'The Depositor' in the Prospectus and
                                               'Underwriting' herein. Neither the Depositor nor any of its affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Offered Notes.

Transferor and Servicer......................  DiTech Funding Corporation ('DiTech'), a California corporation.
                                               Pursuant to a Home Loan Purchase Agreement dated as of June 1,
                                               1998 (the 'Home Loan Purchase Agreement'), between DiTech and the
                                               Depositor, DiTech (in such capacity, the 'Transferor') will sell the Loans to the Depositor. Pursuant to a Sale and Servicing
                                               Agreement to be dated as of June 1, 1998 (the 'Sale and Servicing
                                               Agreement') among the Issuer, the Depositor, DiTech, the Grantor
                                               Trustee and the Indenture Trustee, DiTech will service the Loans
                                               (in such capacity, the 'Servicer'). All references herein to the
                                               'Servicer' shall mean 'Master Servicer' for purposes of the
                                               Prospectus.
Grantor Trust................................  DiTech Grantor Trust 1998-1 (the 'Grantor Trust'), a New York
                                               trust, will be established pursuant to a Grantor Trust Agreement dated as of June 1, 1998 (the 'Grantor Trust Agreement') among the
                                               Depositor, the Grantor Trustee and DiTech. Pursuant to the Grantor
                                               Trust Agreement, the Depositor will deposit the Initial Loans into the Grantor Trust in exchange for a certificate (the 'Grantor
                                               Trust Certificate') evidencing 100% of the ownership interest in the Grantor Trust.

Indenture Trustee, Grantor Trustee, Paying
  Agent, Custodian and Administrator.........  The Bank of New York, a New York banking corporation, as the indenture trustee (in such capacity, the 'Indenture Trustee')
                                               under an Indenture to be dated as of June 1, 1998 (the
                                               'Indenture') between the Issuer and the Indenture Trustee, as the grantor trustee under the Grantor Trust Agreement (in such capacity, the 'Grantor Trustee'), as the paying agent (in such capacity, the 'Paying Agent') under the Owner Trust Agreement, as the custodian (the 'Custodian') under the Custodial Agreement to be dated

                                               as of June 1, 1998 among the Grantor Trustee, the Depositor and the Custodian and as the administrator (in such capacity, the
                                               'Administrator') under the Administration Agreement to be dated as of June 1, 1998 (the 'Administration Agreement') among the Issuer, the Administrator and the Servicer.

Owner Trustee................................  Bankers Trust (Delaware), a Delaware banking corporation, as owner trustee under the Owner Trust Agreement (the 'Owner Trustee').
Closing Date.................................  June 30, 1998.

Cut-Off Date.................................  The close of business on May 31, 1998.

Payment Date.................................  The 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 1998.

Due Period...................................  With respect to a Payment Date, the calendar month immediately preceding such Payment Date (each, a 'Due Period').
Determination Date...........................  The 8th calendar day of each month or, if such day is not a
                                               Business Day, the immediately preceding Business Day (each, a
                                               'Determination Date').
Record Date..................................  The last Business Day of the month immediately preceding the month in which each Payment Date occurs (each, a 'Record Date').
Securities Issued:

  The Notes..................................  The Issuer will issue the Classes of Notes pursuant to the
                                               Indenture in the respective aggregate initial principal amounts specified on the cover hereof with respect to the Offered Notes, and in the principal amounts of $7,537,500 with respect to the
                                               Class B-2 Notes (each such aggregate principal amount being the
                                               'Original Class Principal Balance' for the related Class). The
                                               Notes will be secured by the assets of the Issuer pursuant to the
                                               Indenture and, except as described herein, will be senior in right of payment to the Residual Interest Certificates. In addition, as described herein, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (the 'Senior Notes') will also be senior in right of payment to the Class M-1 and Class M-2 Notes (the
                                               'Mezzanine Notes') and the Class B-1 and Class B-2 Notes (the
                                               'Class B Notes') and the Mezzanine Notes will be senior in right of payment to the Class B Notes. The Class B-2 Notes will be privately placed and will not be offered hereby. Interest will accrue for the applicable Accrual Period on the Classes of Offered
                                               Notes (except the Class A-1 Notes) at the respective interest rates per annum set forth on the cover hereof (except that the interest rate on the Class B-1 Notes may not exceed the Net
                                               Weighted Average Rate), on the

                                               Class A-1 Notes at a rate per annum equal to LIBOR for the related
                                               Accrual Period plus 0.08% (subject to a maximum rate equal to
                                               11.5% per annum), and on the Class B-2 Notes at 9.50% per annum
                                               (except that the interest rate on the Class B-2 Notes may not exceed the Net Weighted Average Rate) (as to each such Class, the
                                               'Note Interest Rate'); provided, however, that Note Interest Rate on each Class of Notes will be increased by 0.50% per annum commencing on the first day of the Accrual Period in which the
                                               Clean-up Call Date occurs. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest on the other Classes of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See 'Description of the
                                               Offered Notes -- Payments on the Offered Notes' herein.

  Residual Interest Certificates.............  The Issuer also will issue certificates evidencing the residual interest in the assets of the Issuer (the 'Residual Interest
                                               Certificates'), which are not being offered hereby. The Residual
                                               Interest Certificates will have no Class Principal Balance and will be subordinate in right of payment to the Notes.

Priority of Payments:

  Regular Payment Amount.....................  The Regular Payment Amount will be paid on each Payment Date in the following order of priority:

                                                        (i) to pay accrued and unpaid interest on the Senior
                                                            Notes pro rata;

                                                       (ii) sequentially, to pay accrued and unpaid interest
                                                             on the Class M-1 Notes, the Class M-2 Notes,
                                                             the Class B-1 Notes and, subject to reduction as
                                                             described under ' -- Subordination' below, the
                                                             Class B-2 Notes, in that order;

                                                       (iii) sequentially, to pay principal of the Class A-1,
                                                             Class A-2, Class A-3, Class A-4 and Class A-5 Notes,
                                                             in that order, until the respective Class Principal
                                                             Balances thereof are reduced to zero, in an amount
                                                             necessary to reduce the aggregate Class Principal
                                                             Balance of such Senior Notes to the Senior Optimal
                                                             Principal Balance for such Payment Date; provided,
                                                             however, that on each Payment Date occurring on or
                                                             after any reduction of the Class Principal Balances
                                                             of the Class M-1 Notes, Class M-2 Notes, Class B-1
                                                             Notes and Class B-2 Notes to zero through the
                                                             application of Allocable Loss Amounts, payments
                                                             shall be made among such remaining Senior Notes pro
                                                             rata and not sequentially;

                                                       (iv) sequentially, to pay principal of the Class M-1 and
                                                            Class M-2 Notes, in that order, until the Class
                                                            Principal Balances thereof are reduced to the Class
                                                            M-1 Optimal Principal Balance and Class M-2 Optimal
                                                            Principal Balance, respectively;

                                                        (v) sequentially, to pay principal of the Class B-1 Notes
                                                            and the Class B-2 Notes, in that order, until the
                                                            Class Principal Balances thereof are reduced to the
                                                            Class B-1 Optimal Principal Balance and Class B-2
                                                            Optimal Principal Balance, respectively;

                                                       (vi) to the appropriate Classes of Notes, an amount equal
                                                            to the Overcollateralization Deficiency Amount, if
                                                            any, in the priorities and amounts specified in
                                                            ' -- Excess Spread' below (after giving effect to
                                                            payments made pursuant to clauses (i) through (v)
                                                            above), and thereafter to the Class M-1 Notes, the
                                                            Class M-2 Notes, the Class B-1 Notes and the Class
                                                            B-2 Notes, in that order, their respective Loss
                                                            Reimbursement Deficiencies, if any;

                                                       (vii) sequentially, to pay to the Class B-1 Notes and the
                                                             Class B-2 Notes, in that order, the Class B-1
                                                             Maximum Note Interest Rate Shortfall Amount, if any,
                                                             and the Class B-2 Maximum Note Interest Rate
                                                             Shortfall Amount, if any, respectively; and

                                                      (viii) any remaining amount to the Residual Interest
                                                             Certificates.

  Excess Spread..............................  The Excess Spread will be applied on each Payment Date in the following order of priority (after giving effect to all payments specified above under ' -- Regular Payment Amount'): (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows: (A) sequentially, to pay principal of the Class
                                               A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate
                                               Class Principal Balance of such Senior Notes to the Senior Optimal
                                               Principal Balance; (B) sequentially, to pay principal of the Class
                                               M-1 and Class M-2 Notes, in that order, until the respective Class
                                               Principal Balances thereof are reduced to the Class M-1 Optimal
                                               Principal Balance and Class M-2 Optimal Principal Balance,
                                               respectively; and (C) sequentially, to pay principal of the Class
                                               B-1 and Class B-2 Notes, in that order, until the respective Class
                                               Principal Balances thereof are reduced to the Class B-1 Optimal
                                               Principal Balance and Class B-2 Optimal Principal Balance,
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                                               respectively; (ii) sequentially, to the Class M-1 Notes, the Class
                                               M-2 Notes, the Class B-1 and the Class B-2 Notes, in that order, their respective Loss Reimbursement Deficiencies, if any; (iii)
                                               sequentially, to pay the Class B-1 Notes and the Class B-2 Notes,
                                               in that order, the Class B-1 Maximum Note Interest Rate Shortfall
                                               Amount, if any, and the Class B-2 Maximum Note Interest Rate
                                               Shortfall Amount, if any, respectively; and (iv) any remaining amount to the Residual Interest Certificates.

Maturity Date................................  The Class Principal Balance of the Class A-1, Class A-2, Class
                                               A-3, Class A-4, Class A-5, Class M-1, Class M-2 and Class B-1
                                               Notes and all accrued and unpaid interest on, each Class of
                                               Offered Notes, to the extent not previously paid, will be payable in full on the applicable maturity date specified below (as to each such Class, the 'Maturity Date'), although the actual final
                                               Payment Date for each Class of Notes may occur earlier than the applicable Maturity Date. See 'Prepayment and Yield
                                               Considerations -- Maturity Dates' herein.

  CLASS                                        MATURITY DATE
                                            -------------------
  A-1....................................     November 15, 2009
  A-2....................................     November 15, 2014
  A-3....................................      January 15, 2017
  A-4....................................          May 15, 2022
  A-5....................................         June 15, 2029
  M-1....................................         June 15, 2029
  M-2....................................         June 15, 2029
  B-1....................................         June 15, 2029

Form and Registration of the Offered Notes...  The Offered Notes will be issued only in book-entry form. Persons acquiring beneficial ownership interests in the Offered Notes
                                               ('Security Owners') will hold such Offered Notes through the book-entry facilities of The Depository Trust Company ('DTC').
                                               Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC. So long as each Class of Offered
                                               Notes is in book- entry form, each such Class of Offered Notes will be evidenced by one or more notes registered in the name of the nominee of DTC. The interests of such Security Owners will be represented by book-entries on the records of DTC and
                                               participating members thereof. No Security Owner will be entitled to receive a definitive note representing such person's interest, except in the event that definitive notes are issued under the limited circumstances described herein. All references in this
                                               Prospectus Supplement to any Class of Offered Notes reflect the rights of the Security Owners of such Class only as such rights may be exercised through DTC and its participating members so long as such Class of Offered Notes is held by DTC. See 'Risk
                                               Factors -- Book- Entry Registration' in the Prospectus and
                                               'Description of
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                                               the Securities -- Book-Entry Registration of
                                               Securities' in the Prospectus. The Security Owners' interests in each Class of Offered Notes will be held only in minimum
                                               denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Assets of the Issuer.........................  On the Closing Date, the Issuer will purchase the Grantor Trust
                                               Certificate pursuant to the Sale and Servicing Agreement. The
                                               Grantor Trust Certificate represents 100% of the beneficial interest in the assets of the Grantor Trust, and all amounts distributed thereon. The assets of the Issuer will consist primarily of the Grantor Trust Certificate and all amounts distributable thereon. The assets of the Issuer also will include
                                               (i) amounts on deposit in the Note Payment Account, Capitalized
                                               Interest Account and Certificate Distribution Account; (ii) the
                                               assignment of all rights of the Depositor under the Grantor Trust
                                               Agreement; and (iii) certain other ancillary or incidental funds, rights and properties related to the foregoing. See 'The Owner
                                               Trust -- General' herein.

Assets of the Grantor Trust..................  On the Closing Date, it is expected that the Depositor will deposit a pool of closed-end, fixed rate, home loans (the 'Initial
                                               Loans') expected to have an aggregate unpaid principal balance as of the Cut-Off Date of approximately $196,113,905 (the 'Original
                                               Pool Principal Balance') into the Grantor Trust pursuant to the
                                               Grantor Trust Agreement in exchange for the Grantor Trust
                                               Certificate. Initial Loans having an Original Pool Principal
                                               Balance of greater or less than such amount may actually
                                               constitute the Initial Loans and the Original Pre-Funding Amount
                                               (as defined below) shall be decreased or increased accordingly;
                                               provided that the amount of any such variance in the Original Pool
                                               Principal Balance shall not exceed $5,000,000. See 'The
                                               Pool -- Characteristics of the Loans' herein. On or prior to
                                               September 30, 1998, the Grantor Trust may purchase additional loans (the 'Subsequent Loans' and, together with the Initial
                                               Loans, the 'Loans') having an aggregate unpaid principal balance of up to the Original Pre-Funding Amount. Any such Subsequent
                                               Loans will, in turn, be represented by the Grantor Trust
                                               Certificate which, in turn, is an asset of the Issuer. The sum of the aggregate principal balance of the Initial Loans and the amount expected to be deposited into the Pre-Funding Account on the Closing Date is expected to equal approximately $250,000,000

                                               The assets of the Grantor Trust will consist primarily of a pool
                                               (the 'Pool') of Loans which are secured primarily by second lien mortgages, deeds of trust or other similar security instruments
                                               (the 'Mortgages'). The assets of the Grantor Trust also will include (i) payments of principal and interest received in respect of the Loans after the Cut-Off Date (except for approximately 82%
                                               of interest collected in June 1998 and retained by the Transferor as described
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                                               herein); (ii) amounts on deposit in the Collection Account and
                                               Pre-Funding Account; (iii) the assignment of all rights of the
                                               Depositor under the Home Loan Purchase Agreement; and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. See 'The Grantor Trust' herein. The Grantor
                                               Trust will include the unpaid principal balance of each Loan as of the Cut-Off Date (the 'Cut-Off Date Principal Balance'). The
                                               'Principal Balance' of a Loan on any day subsequent to the Cut-Off
                                               Date is equal to its Cut-Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Loan since the related Cut-Off Date, including any principal losses reported by the Servicer on account of a modification of such Loan. With respect to any date, the 'Pool Principal Balance'
                                               will be equal to the aggregate of the Principal Balances of the
                                               Loans as of such date.

The Loans....................................  All of the Loans will be closed-end, fixed-rate home loans which are not insured or guaranteed by any governmental agency and the related proceeds of which were used to (i) finance property improvements, (ii) finance the acquisition of personal property such as home appliances or furnishings, (iii) finance debt consolidation, (iv) finance the partial refinancing of residential properties, (v) provide cash to the borrower for unspecified purposes or (vi) a combination of the foregoing. The Loans will be secured by liens on residential properties (i.e., one- to
                                               four-family residences, condominium units and townhouses,
                                               excluding investment properties) (the 'Mortgaged Properties') that are primarily junior (i.e., second) in priority to a senior lien on the related Mortgaged Properties. The Loans will not be insured by primary mortgage insurance policies or any pool insurance policy or any financial guaranty policy. Moreover, the Loans will not be guaranteed by the Transferor, the Depositor, the
                                               Underwriter, the Indenture Trustee, the Grantor Trustee, the
                                               Paying Agent, the Administrator, Custodian or any of their respective affiliates. Substantially all of the Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or negative equity therein (i.e., the related Combined
                                               Loan-to-Value Ratios approach or exceed 100%) at the time of origination of such Loans. See 'The Pool' herein and 'The Trust
                                               Funds -- Residential Loans' in the Prospectus.

                                               'Combined Loan-to-Value Ratio' means, with respect to any Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at origination plus the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Loan, and the denominator of which is the value of the related Mortgaged Property at the time of origination of such Loan as such value is determined in a manner
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                                               described herein under 'DiTech Funding Corporation -- Underwriting
                                               Criteria.'

                                               All of the Loans were originated by the Transferor or acquired from correspondents by the Transferor. The Transferor will be obligated either (i) to repurchase any Loan as to which a
                                               representation or warranty has been breached, which breach remains uncured for a period of 60 days and has a materially adverse effect on the value of such Loan or the interests of the Grantor
                                               Trustee, the Owner Trustee or the Indenture Trustee therein (a
                                               'Defective Loan'), or (ii) to remove such Defective Loan and substitute a Qualified Substitute Loan. As used herein, a
                                               'Qualified Substitute Loan' means a loan that will have
                                               characteristics that are generally the same as or substantially similar to the characteristics of the Loan which it replaces as more fully described herein. The repurchase of any Loan (rather than the replacement thereof through substitution) will result in accelerated payments of principal on the Offered Notes. See
                                               'DiTech Funding Corporation -- Repurchase or Substitution of
                                               Loans' and 'Prepayment and Yield Considerations' herein.

Credit Enhancement...........................  Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of the right of the Residual
                                               Interest Certificates and of certain Classes of Notes to receive payments with respect to interest and principal to the extent described below and (ii) the overcollateralization feature described below. See 'Risk Factors -- Adequacy of Credit
                                               Enhancement' herein.

Subordination................................  The rights of the holders of the Class M-1 Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, the rights of the holders of the Class B-1
                                               Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the
                                               Senior Notes and the Mezzanine Notes and the rights of the holders of the Class B-2 Notes to receive payments of interest on each
                                               Payment Date will generally be subordinated to such rights of the holders of the Offered Notes. In addition, on the date on which the Class Principal Balance of the Class B-2 Notes would be reduced to zero by the allocation of such losses on the Loans, such losses will be applied to reduce the interest entitlement of the Class B-2 Notes to zero prior to the allocation of such losses in reduction of the principal balance of the Class B-1 Notes. The rights of the holders of the Class M-1 Notes to receive payments of principal on each Payment Date will generally be subordinated to the rights of the holders of the Senior
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                                      S-13


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                                               Notes to receive payments of interest and/or principal on each
                                               Payment Date, the rights of the holders of the Class M-2 Notes to receive payments of principal on each Payment Date will generally be subordinated to the rights of the holders of the Senior Notes and the Class M-1 Notes to receive payments of interest and/or principal on each Payment Date, the rights of the holders of the
                                               Class B-1 Notes to receive payments of principal on each Payment
                                               Date will generally be subordinated to the rights of the holders of the Senior Notes and the Mezzanine Notes to receive payments of interest and/or principal on each Payment Date and the rights of the holders of the Class B-2 Notes to receive payments of
                                               principal on each Payment Date will generally be subordinated to the rights of the holders of the Offered Notes to receive payments of interest and/or principal on each Payment Date. In addition, the rights of the holders of the Residual Interest Certificates to receive any payments from amounts available on each Payment Date will be subordinated to such rights of the holders of the Offered
                                               Notes and the Class B-2 Notes. The subordination described above is intended to enhance the likelihood of receipt by the holders of the Offered Notes of the full amount of interest and principal payments due to such holders and to afford such holders protection against losses on the Loans. See 'Description of Credit
                                               Enhancement -- Subordination and Allocation of Losses' herein.

Overcollateralization........................  As of any date of determination, the 'Overcollateralization
                                               Amount' will equal the excess, if any, of the sum of the Pool
                                               Principal Balance and the Pre-Funding Amount over the aggregate of the Class Principal Balances of the Notes. On the Closing Date,
                                               the aggregate Class Principal Balance of the Notes is expected to exceed the sum of the Original Pool Principal Balance and the
                                               Original Pre-Funding Amount (such sum, the 'Maximum Collateral
                                               Amount') by approximately $1,250,000 (the 'Initial
                                               Undercollateralization Amount'). The application of Excess Spread in reduction of the Class Principal Balances of the Notes is intended first, to eliminate such undercollateralization, and then to create overcollateralization and increase the
                                               Overcollateralization Amount over time until such amount is equal to the Overcollateralization Target Amount.

                                               Generally, the 'Overcollateralization Target Amount' prior to the
                                               Step-down Date will be equal to the greater of (x) 4.0% of the
                                               Maximum Collateral Amount and (y) the Net Delinquency Calculation
                                               Amount; on and after the Step-down Date, the Overcollateralization
                                               Target Amount will be equal to the greater of (x) 8.0% of the Pool
                                               Principal Balance as of the end of the related Due Period and (y)
                                               the Net Delinquency Calculation Amount. The Overcollateralization
                                               Target Amount will not in any event be
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                                               less than 0.50% of the Maximum Collateral Amount or greater than the outstanding Class Principal Balances of the Notes.

                                               While the payment of Excess Spread to holders of the Offered Notes in reduction of their respective Class Principal Balances has been designed to produce and maintain a given level of
                                               overcollateralization with respect to such Offered Notes, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that the Initial
                                               Undercollateralization Amount will be eliminated, or that such overcollateralization level will be achieved or maintained at all times. While the Class A-1 Notes are outstanding, any increase in
                                               LIBOR will decrease the amount of Excess Spread for the related
                                               Payment Date. See 'Description of Credit
                                               Enhancement -- Subordination and Allocation of Losses' and 'Risk
                                               Factors -- Adequacy of Credit Enhancement' herein.

Application of Allocable Loss Amounts........  In the event that on any Payment Date after the
                                               Undercollateralization Amount has been reduced to zero (a) the aggregate of the Class Principal Balances of all Classes of Notes
                                               on any Payment Date (after giving effect to all payments on such date) exceeds (b) the sum of the Pool Principal Balance and the
                                               Pre-Funding Amount, each as of the end of the immediately
                                               preceding Due Period (such excess, an 'Allocable Loss Amount'), such Allocable Loss Amount will be applied, sequentially, in reduction of the Class Principal Balances of the Class B-2 Notes,
                                               the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes,
                                               in that order, until the respective Class Principal Balances thereof have been reduced to zero. On each Payment Date prior to the Payment Date on which the Initial Undercollateralization
                                               Amount is reduced to zero, the Allocable Loss Amount will be zero.
                                               Allocable Loss Amounts will not be applied in reduction of the
                                               Class Principal Balance of any Class of Senior Notes. Allocable
                                               Loss Amounts applied to any applicable Class of Offered Notes will entitle such Class to reimbursement (such entitlement, a 'Loss
                                               Reimbursement Deficiency') under the circumstances and to the extent described herein. See 'Description of the Offered
                                               Notes -- Application of Allocable Loss Amounts' herein.

Fees and Expenses............................  On each Payment Date, prior to payments on the Notes, amounts from the Available Collection Amount will be distributed to pay the following periodic fees: (1) the unpaid and accrued fees of the
                                               Servicer (the 'Servicing Compensation'), (2) the unpaid and accrued fees of the Indenture Trustee (the 'Indenture Trustee
                                               Fee'), (3) the unpaid and accrued fees of the Owner Trustee (the
                                               'Owner Trustee Fee') and (4) the unpaid and accrued fees of the
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                                               Grantor Trustee (the 'Grantor Trustee Fee') (collectively, the
                                               'Trust Fees and Expenses').
Pre-Funding Account..........................  On the Closing Date, approximately $53,886,095 (the 'Original
                                               Pre-Funding Amount') will be deposited in an account (the
                                               'Pre-Funding Account'), which account is in the name of the
                                               Indenture Trustee and is part of the assets of the Grantor Trust and will be used to acquire Subsequent Loans. Depending on the
                                               Original Pool Principal Balance of the Initial Loans, the Original
                                               Pre-Funding Amount may be decreased or increased accordingly, provided that the amount of any such variance shall not exceed
                                               $5,000,000. During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account (net of investment earnings thereon)
                                               (the 'Pre-Funding Amount') will be reduced by the amount thereof used to purchase Subsequent Loans in accordance with the Sale and
                                               Servicing Agreement. The 'Pre-Funding Period' is the period commencing on the Closing Date and ending generally on the earlier to occur of (i) the date on which the amount on deposit in the
                                               Pre-Funding Account (net of any investment earnings thereon) is less than $50,000 and (ii) September 30, 1998. On the Payment Date
                                               following the Due Period in which the termination of the
                                               Pre-Funding Period occurs, if the Pre-Funding Amount at the end of the Pre-Funding Period is less than $50,000, any such Pre-Funding
                                               Amount will be distributed in respect of the Grantor Trust
                                               Certificate and in turn paid to holders of the Classes of Notes then entitled to receive principal on such Payment Date in reduction of the related Class Principal Balances, thus resulting in a partial redemption of the related Notes on such date. On the
                                               Payment Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funding Amount at the end of the Pre-Funding Period is greater than or equal to $50,000
                                               (such event, a 'Pre-Funding Payment Trigger'), such Pre-Funding
                                               Amount will be distributed in respect of the Grantor Trust
                                               Certificate and in turn paid as a partial redemption of all
                                               Classes of Offered Notes and the Class B-2 Notes then outstanding, pro rata, based on the respective Original Class Principal
                                               Balances thereof.

Capitalized Interest Account.................  On the Closing Date, a portion of the sales proceeds of the Notes will be deposited in an account (the 'Capitalized Interest
                                               Account') for application by the Indenture Trustee on the Payment
                                               Dates occurring in July 1998, August 1998 and September 1998 to cover shortfalls in interest on the Notes that may arise due to the utilization of the Pre-Funding Account as described herein.
                                               Any amounts in the Capitalized Interest Account that are not required to cover such interest shortfalls (and any investment income on such amounts) will be distributed to DiTech.
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Optional Termination.........................  The holders of Residual Interest Certificates exceeding in the aggregate a 50% percentage interest therein (the 'Majority
                                               Residual Interestholders') may, at their option, effect an early termination of the Trust on or after any Payment Date on which the
                                               Pool Principal Balance declines to 10% or less of the Maximum
                                               Collateral Amount (the first such Payment Date, the 'Clean-up Call
                                               Date'), by purchasing all of the Loans from the Grantor Trustee at a price equal to or greater than the Termination Price. The proceeds from any such sale will be distributed in respect of the
                                               Grantor Trust Certificate and paid (i) first, to the payment of
                                               Trust Fees and Expenses, (ii) second, to the Servicer for
                                               unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable, (iii) third, to the holders of each
                                               Class of Notes in an amount equal to the then outstanding Class
                                               Principal Balance thereof plus all accrued and unpaid interest thereon, (iv) fourth, to pay to the holders of the Class M-1
                                               Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes, in
                                               that order, their respective Loss Reimbursement Deficiencies, if any, (v) fifth, to pay to the holders of the Class B-1 and Class
                                               B-2 Notes any remaining Class B-1 Maximum Note Interest Rate
                                               Shortfall Amount and Class B-2 Maximum Note Interest Rate
                                               Shortfall Amount, and (vi) sixth, to the holders of the Residual
                                               Interest Certificates, the amount remaining, if any, after the payments specified in clauses (i) - (v) above. See 'Description of the Offered Notes -- Optional Termination' herein.

Servicing of the Loans.......................  The Servicer will perform the loan servicing functions with respect to the Loans pursuant to the Sale and Servicing Agreement and will be entitled to receive a fee (the 'Servicing Fee') and other servicing compensation (together with the Servicing Fee, the
                                               'Servicing Compensation'), payable monthly, as described herein
                                               (See 'Description of the Transfer and Servicing Agreements --
                                               Servicing' herein). The Servicer may subcontract its servicing obligations and duties with respect to the Loans to qualified servicers pursuant to a subservicing agreement (each such
                                               servicer, in this capacity, a 'Subservicer'); provided, however, the Servicer will not be relieved of its servicing obligations and duties with respect to any subserviced Loans. In addition, the
                                               Servicer will be responsible for paying the fees of any such
                                               Subservicer.

                                               DiTech will enter into an agreement with GMAC Mortgage Corporation
                                               ('GMACM') under which GMACM will oversee DiTech's performance as servicer with respect to the Loans in the Pool. If a Servicer
                                               Event of Default occurs, among other available remedies, the
                                               Grantor Trustee will have the right to require GMACM to assume
                                               DiTech's responsibilities as Servicer under the Sale and Servicing
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
                                               Agreement. See 'DiTech Funding Corporation -- Servicing
                                               Procedures' herein.

Tax Status...................................  In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor and the Underwriter, for federal income tax purposes, the Class A-1, Class A-2, Class A-3, Class A-4, Class
                                               A-5, Class M-1 and Class M-2 Notes will, and the Class B-1 Notes should, be treated as debt and neither the Grantor Trust nor the
                                               Issuer will be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool for federal income tax purposes. Each holder of an Offered
                                               Note, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness for federal income tax purposes.
                                               It is anticipated that the Class B-1 Notes will, and that the other Classes of Offered Notes will not, be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes is 100% of the
                                               Prepayment Assumption. See 'Federal Income Tax Consequences'
                                               herein and 'Certain Federal Income Tax Consequences' in the
                                               Prospectus for additional information concerning the application of federal income tax laws to the Issuer and the Offered Notes.

ERISA........................................  A fiduciary of an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement
                                               Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), should carefully review with its legal advisors whether the purchase or holding of the Offered Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or
                                               Section 4975 of the Code. Subject to the conditions set forth herein, the Offered Notes, other than the Class B-1 Notes, may, in general, be purchased by and on behalf of such plans and
                                               arrangements. THE CLASS B-1 NOTES MAY NOT BE PURCHASED BY, OR
                                               TRANSFERRED TO, ANY PERSON THAT IS A PLAN, OR ANY PERSON ACTING ON
                                               BEHALF OF OR INVESTING THE ASSETS OF A PLAN. See 'ERISA
                                               Considerations' herein and in the Prospectus.

Legal Investment.............................  The Offered Notes will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market
                                               Enhancement Act of 1984, as amended ('SMMEA'), because
                                               substantially all of the Loans are secured by Mortgages that are second liens. The appropriate characterization of the Offered
                                               Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the
                                               Offered Notes, may be subject to significant interpretative uncertainties. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the

                                               Offered Notes constitute legal investments for them. See 'Legal
                                               Investment Matters' herein and 'Legal Investment' in the
                                               Prospectus.

Ratings of the Offered Notes.................  It is a condition to the issuance of the Offered Notes that each of the Senior Notes be rated 'AAA' by Standard & Poor's, a division of The McGraw-Hill Companies ('Standard & Poor's'), Duff
                                               & Phelps Credit Rating Co. ('DCR') and Fitch IBCA, Inc. ('Fitch'
                                               and together with Standard & Poor's and DCR the 'Rating
                                               Agencies'), that the Class M-1 Notes be rated 'AA' by Standard &
                                               Poor's, DCR and Fitch, that the Class M-2 Notes be rated 'A' by
                                               Standard & Poor's, DCR and Fitch and that the Class B-1 Notes be rated 'BBB-' by Standard & Poor's and 'BBB' by DCR and Fitch. A
                                               security rating does not address the frequency of principal prepayments on the Loans or the corresponding effect on yield to holders of the Offered Notes. The security rating does not address the ability of the Grantor Trust to acquire Subsequent Loans, any potential redemption with respect thereto or the effect on yield resulting therefrom. No person is obligated to maintain the rating on any Class of Offered Notes.

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

                                  RISK FACTORS

     Prospective investors in the Offered Notes should consider the following risk factors (as well as the factors set forth under 'Risk Factors' in the Prospectus) in connection with the purchase of Offered Notes. These factors are intended to identify certain significant sources of risk affecting an investment in the Offered Notes. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Initial Loans proposed to be included in the Pool as of the date of this Prospectus Supplement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The rates of principal payments on the Offered Notes and the aggregate amount of payments and yields to maturity of the Offered Notes will be related to, among other things, the rate and timing of payments of principal on the Loans and to the extent to which amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period are not used to acquire Subsequent Loans are used to partially redeem the Notes. The rate of principal payments on the Loans will in turn be affected by the amortization of the Loans and by the rate of principal prepayments thereon, including for this purpose, unscheduled principal reductions, resulting from (i) borrower prepayments and refinancings, (ii) liquidations and certain modifications of the Loans due to defaults, casualties and condemnations, (iii) repurchases of defective and defaulted Loans pursuant to the Transfer and Servicing Agreements, and (iv) amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period that are not used to acquire Subsequent Loans. Generally, if prevailing interest rates on similar loans fall significantly below the interest rates on the Loans, the Loans may be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Loans, the rate of prepayments may decrease. The Loans may be prepaid by the obligors thereunder (the 'Obligors') in whole or in part at any time, but certain Loans have prepayment penalty provisions which the Servicer at its discretion may elect to enforce. In addition certain of the Loans are subject to the 'due-on-sale' provisions included therein. See 'Prepayment and Yield Considerations' herein. Prepayments, liquidations and purchases of the Loans (including any purchase of the remaining Loans in connection with the optional redemption of the Offered Notes by the Majority Residual Interestholders) will, subject to certain conditions, result in payments to holders of the Offered Notes then entitled to receive principal payments that would otherwise be paid over the remaining terms of such Loans. In addition, the overcollateralization provisions will result in a limited acceleration of principal payments to the holders of the Offered Notes. See 'Description of the Offered Notes -- Priority of Payments' herein. Since the rate of payment of principal on the Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments.

     Home loans such as the Loans have been originated in significant volume only during the past few years and based on this limited history, the prepayment experience of the Loans cannot be predicted with certainty. Because substantially all of the Loans have Combined Loan-to-Value Ratios that exceed 100%, the prepayment experience of the Loans may differ significantly from that of first lien residential mortgage loans, home equity loans or other junior lien mortgage loans with combined loan-to-value ratios at or below 100%. The prepayment experience of the Loans may be affected by a wide variety of factors as described under 'Prepayment and Yield Considerations' herein. Alternative sources of financing with more favorable terms (i.e. lower interest rates or higher advance amounts) may become available to the Obligors as a result of either decreases in the Combined Loan-to-Value Ratios of the Loans that may occur from increases in the market values of the related Mortgaged Properties or improvements in the creditworthiness of the Obligors.

     The extent to which the yield to maturity of an Offered Note may vary from the anticipated yield will depend upon (i) prices paid for the Offered Notes by investors, including the degree to which it is purchased at a premium or a discount, (ii) the degree to which the timing of payments to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Loans and the payment of Excess Spread and amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period, (iii) the application of Allocable Loss Amounts to certain Classes of Offered Notes as specified herein and (iv) in the case of

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

the Class A-1 Notes, the level of LIBOR from time to time. In the case of any Offered Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments to the holders of such Offered Note (including, without limitation, principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments to the holders of such Offered Note (including, without limitation, principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield.

     On each Payment Date, until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount, the allocation of the Excess Spread for such Payment Date as an additional payment of principal on one or more Classes of the Offered Notes will accelerate the amortization of such Classes of the Offered Notes relative to the amortization of the Loans; however, any reduction in the Overcollateralization Amount which is distributed to the Residual Interest Certificates, as described herein, can be expected to result in a slower amortization of the Offered Notes and may delay principal payments to the holders of the Offered Notes. Further, in the event that significant payments of principal are made to holders of the Offered Notes as a result of prepayments, liquidations, repurchases and purchases of the Loans or payments of Excess Spread or amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period, there can be no assurance that holders of the Offered Notes will be able to reinvest such payments in a comparable alternative investment having a comparable yield. See 'Prepayment and Yield Considerations' herein.

     Because each Class of Mezzanine Notes and the Class B-1 Notes are subordinate in right of payment of interest and principal, respectively, to each Class of Notes having a higher payment priority, and because Allocable Loss Amounts will be allocated to the Mezzanine Notes and the Class B-1 Notes in inverse order of payment priority, the yields to maturity of the Class M-1, Class M-2 and Class B-1 Notes will be sensitive, in varying degrees, to delinquencies and losses on the Loans. As a result, holders of such Notes may incur a loss on their investments.

ADEQUACY OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Notes will be provided by
(i) the subordination of payments in respect of the Residual Interest Certificates and payments on the Class B-2 Notes (as well as the subordination of certain Classes of Offered Notes to other Classes of Offered Notes more senior in priority, as described herein) and (ii) the overcollateralization feature which results from the limited acceleration of the principal amortization of one or more Classes of the Offered Notes relative to the amortization of the Loans by the application of Excess Spread, as described herein. If the Loans experience higher rates of delinquencies, defaults and losses than initially anticipated in connection with the ratings of the Offered Notes, the amounts available from the credit enhancement may not be adequate to cover the delays or shortfalls in payments to the holders of the Offered Notes that result from such higher delinquencies, defaults and losses. If the amounts available from the credit enhancement are inadequate, the holders of the Offered Notes will bear the risk of any losses and delays in payments.

     The rights of the holders of the Class M-1 Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, the rights of the holders of the Class B-1 Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the Senior Notes and the Mezzanine Notes and the rights of the holders of the Class B-2 Notes to receive payments of interest on each Payment Date will generally be subordinated to such rights of the holders of the Senior Notes, Mezzanine Notes and Class B-1 Notes. In addition, the rights of the holders of the Class M-1 Notes to receive payments of principal on each Payment Date will generally be subordinated to the rights of the holders of the Senior Notes to receive payments of interest and/or principal on each Payment Date, the rights of the holders of the Class M-2 Notes to receive payments of principal on each Payment Date will generally be subordinated to the rights of the holders of the Senior Notes and the Class M-1 Notes to receive payments of interest and/or principal on each Payment Date, the rights of the holders of the Class B-1 Notes to receive payments of principal on each Payment Date will generally be subordinated to the rights of the Senior Notes and the Mezzanine Notes to receive payments of interest and/or principal on each Payment Date and the rights of the holders of the Class B-2 Notes to receive payments of principal on each Payment Date will generally be subordinated to the rights of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes to receive payments of interest and/or principal on each Payment Date. Consequently, the holders of the Class M-1 Notes may receive no payments of interest on a Payment Date until all amounts due on the Senior Notes on account of interest have been paid, the holders of the Class M-2 Notes may receive no payments of interest on a Payment Date until all amounts due on the Senior Notes and the Class M-1 Notes on account of interest have been paid, and the holders of the Class B-1 Notes may receive no payments of interest on a Payment Date until all amounts due on the Senior Notes and the Mezzanine Notes on account of interest have been paid. Also, the holders of the Class M-1 Notes may receive no payments of principal on a Payment Date until all amounts due on the Senior Notes on account of interest and principal have been paid, the holders of the Class M-2 Notes may receive no payments of principal on a Payment Date until all amounts due on the Senior Notes and Class M-1 Notes on account of interest and principal have been paid, and the holders of the Class B-1 Notes may receive no payments of principal on a Payment Date until all amounts due on the Senior Notes and the Mezzanine Notes on account of interest and principal have been paid. See 'Description of Credit Enhancement -- Subordination and Allocation of Losses' herein.

     The payment of Excess Spread to the holders of certain of the Notes in the manner specified herein is intended, first, to eliminate the Initial Undercollateralization Amount that will exist on the Closing Date, and then to produce and maintain a particular level of overcollateralization. However, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, as a result of delinquencies on the Loans during any Due Period, the Excess Spread that will be available on the related Payment Date will be reduced. Such an occurrence will cause the Class Principal Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

     The holders of the Class B-2 Notes and the Residual Interest Certificates will not be required to refund any amounts previously paid to such holders pursuant to the Transfer and Servicing Agreements, including any payments of Excess Spread, regardless of whether there are sufficient funds on a subsequent Payment Date to pay all amounts then payable to holders of the Offered Notes.

UNDERCOLLATERALIZATION

     At the Closing Date, the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class B-1 and Class B-2 Notes is expected to exceed the Maximum Collateral Amount by the Initial Undercollateralization Amount. The Initial Undercollateralization Amount is expected to be eliminated by the application of Excess Spread, which will then be applied to produce overcollateralization as described herein. There can be no assurance, however, that Excess Spread will be generated in sufficient amounts to eliminate such undercollateralization, or to do so within the period of time anticipated by investors. See ' -- Adequacy of Credit Enhancement' above.

RELOCATION AND RELOADING OF DEBT

     With respect to Loans which have Combined Loan-to-Value Ratios in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to discharge the Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Loans could experience higher rates of delinquencies, defaults and losses. With respect to any Loans, the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Loans.

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GEOGRAPHIC CONCENTRATION

     Approximately 54.67% of the Original Pool Principal Balance will consist of Loans that are secured by Mortgaged Properties located in and have the related borrowers residing in the State of California. Because of the relative geographic concentration of Mortgaged Properties and borrowers within California, delinquencies and losses on the Loans may be higher than would be the case if the Loans were more geographically diversified. Adverse economic conditions, including a recession, in California (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, with respect to the Loans secured by Mortgaged Properties located in California, certain of these Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties located in California such that the outstanding principal balance of such Loans, together with the outstanding principal amount of any senior liens on such Mortgaged Properties, will further increase relative to the value of such Mortgaged Properties. Accordingly, the actual rates of defaults and losses on such Loans secured by Mortgaged Properties located in California could be higher than those currently experienced in the home lending and consumer finance industry in general.

SUBSEQUENT LOANS

     The ability of DiTech to acquire or originate loans on or prior to September 30, 1998 that meet the requirements for transfer during the Pre-Funding Period under the Grantor Trust Agreement is affected by a variety of factors, including interest rates, employment levels, the rate of inflation and consumer perception of economic conditions generally. Although DiTech expects that substantially all of the Pre-Funding Amount will be used to acquire Subsequent Loans so that there will be no material distributions in respect of the Grantor Trust Certificate and, in turn, principal payments to holders of the Offered Notes from the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period, no assurances can be given that this will occur. On the Payment Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funding Amount at the end of the Pre-Funding Period is less than $50,000, any such Pre-Funding Amount will be distributed in respect of the Grantor Trust Certificate and, in turn, paid to the holders of the Classes of Notes then entitled to receive principal on such Payment Date in reduction of the related Class Principal Balances, thus resulting in a partial redemption of the related Notes on such date. On the Payment Date following the Due Period in which the termination of the Pre-Funding Period occurs, if a Pre-Funding Payment Trigger occurs, such Pre-Funding Amount will be paid to the holders of all Classes of Offered Notes and the Class B-2 Notes then outstanding, pro rata, based on the respective Original Class Principal Balances thereof. In the event that such amount remaining in the Pre-Funding Account is substantial, holders of the Offered Notes and the Class B-2 Notes will receive a significant unanticipated payment of principal in October 1998.

UNDERWRITING GUIDELINES

     Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the related Obligor is the primary consideration in underwriting the Loans, and the evaluation of the adequacy of the value of the related Mortgaged Properties or other secured properties in relation to the Loans, together with the amount of all liens senior to the lien of the Loans, is given less consideration, and in many cases no consideration, in underwriting the Loans. See 'DiTech Funding Corporation -- Underwriting Criteria' herein. In comparison to first lien, single family mortgage loans that conform to the underwriting guidelines of the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC'), the Loans have generally been underwritten with more lenient borrower credit and underwriting criteria regarding the borrower credit payment histories, debt-to-income ratios and loan-to-collateral value ratios. Accordingly, the Loans are likely to experience

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

higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by loans underwritten in conformity with FNMA or FHLMC underwriting guidelines for first lien, single family mortgage loans. In addition, the losses sustained from defaulted Loans are likely to be more severe (and are expected to be total losses), because (i) the costs incurred in the collection and liquidation of defaulted Loans in relation to the smaller principal balances thereof are proportionately higher than for first lien, single family mortgage loans and
(ii) substantially all of such Loans are secured by junior (i.e., second) liens on Mortgaged Properties in which the Obligors had little or negative equity (i.e., the related Combined Loan-to-Value Ratio approaches or exceeds 100%) at the time of origination of such Loans. Furthermore, with respect to substantially all of the Loans, the Combined Loan-to-Value Ratios were based upon the Obligor's representations as to the value of the Mortgaged Property. Accordingly, there can be no assurance that such values accurately reflect prevailing market values. See ' -- Realization Upon Defaulted Loans' below.

     Although the creditworthiness of the related Obligor is the primary consideration in the underwriting of the Loans, no assurance can be given that such creditworthiness will not deteriorate as a result of future economic and social factors and lead to increased levels of delinquency and default. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less or no consideration in underwriting a Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgaged Property securing a defaulted Loan. See ' -- Realization Upon Defaulted Loans' below.

     The Transferor's underwriting requirements for certain types of Loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending upon the dates on which Loans were originated or purchased by the Transferor, such Loans may have been originated or purchased by the Transferor pursuant to different underwriting requirements, and accordingly, certain Loans included in the Pool may be of a different credit quality and have different loan characteristics than other Loans. To the extent that certain Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Loans originated or purchased pursuant to more stringent underwriting requirements.

ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE LOANS

     As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Loans was approximately 111.72%. Because the weighted average remaining term to maturity of the Loans as of the Cut-Off Date is approximately 268 months, the Obligors will not build equity in the related Mortgaged Properties through scheduled amortization of the related Loans for a substantial period of time. As a result of the level of Combined Loan-to-Value Ratios, the Mortgaged Properties are highly unlikely to provide adequate security for the Loans. Even assuming that a Mortgaged Property provides adequate security for the related Loan, substantial delays could be encountered in connection with the liquidation of a Loan that would result in current shortfalls in payments to the holders of the Offered Notes to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any defaulted Loan (such as legal fees, real estate taxes and maintenance and preservation expenses) would reduce the liquidation proceeds, if any, otherwise payable to the holders of the Offered Notes. In the event that any Mortgaged Property fails to provide adequate security for the related Loan, any losses in connection with such Loan will be borne by holders of the Offered Notes as described herein to the extent that the credit enhancement described herein is insufficient to absorb all such losses. See ' -- Realization Upon Defaulted Loans' below.

REALIZATION UPON DEFAULTED LOANS

     The Loans are expected to be secured primarily by junior (i.e., second) liens for which the related senior liens are not included in the Pool. The primary risk to holders of Loans secured by junior liens is the very high likelihood that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Loan. See 'Risk Factors -- Nature of Mortgages' in the Prospectus. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens in its portfolio and based upon a determination that the

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

foreclosure of a defaulted junior lien Loan may not be an economically viable alternative, the Servicer, in most cases, will not (i) pursue the foreclosure of the defaulted Loan, (ii) satisfy the related senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or (iii) advance funds to keep the related senior mortgage(s) current. Neither the Issuer nor the Servicer will have funds available to satisfy the senior mortgage(s) or make payments due thereon and, therefore, holders of the Offered Notes should not expect that any senior mortgage(s) will be kept current by the Issuer or the Servicer for the purpose of protecting any junior lien Loan. As a result, the Servicer will typically pursue alternative methods of servicing defaulted Loans to maximize proceeds therefrom, including, without limitation, accepting short pay-off, short sales, assumptions and the modification of such Loans, which, among other things, may include the abatement of accrued interest or the reduction of a portion of the outstanding principal balance of such Loans. Courts may apply general equitable principles to secured parties pursuing foreclosure or litigation involving collection or deficiency actions against defaulted mortgage and consumer loans. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default on their Loan.

     In addition to the laws limiting or prohibiting deficiency judgements, other statutory provisions, including federal bankruptcy laws and similar state debtor relief laws, may interfere with or affect the ability of the Servicer to realize upon the Mortgaged Property or enforce a deficiency judgement with respect to a defaulted Loan. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent the Servicer from foreclosing on a Mortgaged Property, and, as part of the rehabilitation plan, modify the Loan to reduce the principal amount of the secured indebtedness to the market value of the Mortgaged Property at the time of bankruptcy, as determined by the court (i.e., a strip down), and reclassify the remaining principal as part of the general unsecured indebtedness of the borrower. Because the Loans have Combined Loan-to-Value Ratios in excess of 100% at origination, a significant portion (or, in cases where the market value has declined, substantially all) of the unpaid principal amount of each Loan would likely be treated as unsecured indebtedness in a bankruptcy proceeding. In addition, a bankruptcy court may reduce the monthly payments due under a Loan or change the rate of interest and time of repayment of the Loan. In either a Chapter 7 or Chapter 13 bankruptcy proceeding, a borrower's unsecured indebtedness will typically be discharged in full or upon the payment of a substantially reduced amount. As a consequence, borrowers who have defaulted on their Loans and sought, or are considering seeking, relief under federal bankruptcy laws or similar state debtor relief laws will have substantially less incentive to make arrangements for the repayment of their Loans, and the likelihood of recovering an economically significant amount from such Loans will be remote.

     If a defaulted Loan results in a recovery that is less or substantially less than, or no recovery of, the unpaid principal and interest amount of such Loan, including any recovery attributable to the Mortgaged Property, then any losses sustained from such defaulted Loan will be borne by the holders of the Offered Notes as described herein to the extent that the credit enhancement described herein is insufficient to absorb all such losses.

     Because substantially all of the Loans had or are expected to have Combined Loan-to-Value Ratios at origination in excess of 100%, losses sustained from defaulted Loans are likely to be more severe (and will frequently be a total loss) in relation to the outstanding principal balance of such defaulted Loans. In fact, no assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of defaulted Loans. See 'Certain Legal Aspects of the Loans -- Foreclosure on Mortgages' and ' -- Junior Mortgages' in the Prospectus.

     The underwriting requirements of the Transferor generally require that an Obligor obtain fire and casualty insurance as a condition to the closing of a Loan. However, the Transferor does not monitor the maintenance of insurance thereafter. Accordingly, if the Mortgaged Property suffers any uninsured hazard or casualty losses, holders of any Offered Notes may bear the risk of loss resulting from a default by the related Obligor to the extent such loss is not recovered by foreclosure or liquidation proceeds on such defaulted Loan or from amounts available from the credit enhancement provided for the Offered Notes.

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RECENT ORIGINATION OF LOANS

     As of the Cut-Off Date, none of the Loans were 30 days or more delinquent in their scheduled monthly payments of principal and interest; since, however, Loans representing approximately 25.91% of the Original Pool Principal Balance have a first scheduled monthly payment due date occurring on or after June 1, 1998, it was not possible for such Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of the Cut-Off Date.

LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

     DiTech began its program of originations, purchases and sales of high Combined Loan-to-Value Ratio loans in September 1996. Until recently, DiTech would sell, on a whole loan, servicing released basis, high Combined Loan-to-Value Ratio loans that it originated. In October 1997, DiTech completed its first securitization. Accordingly, while a limited history of static pool information is available with respect to the loans in DiTech's first securitization, no history of static pool information was captured on any of the loans that DiTech sold on a whole loan basis. Accordingly, no information on delinquency experience and loan loss and liquidation experience for such loans has been included herein. Prospective investors should make their investment determination based on the Loan underwriting criteria, the availability of the credit enhancement described herein, the characteristics of the Loans and other information provided herein.

NO SERVICER DELINQUENCY ADVANCES

     In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. As a result of the foregoing, the Excess Spread that will be available on the related Payment Date will be reduced. Such an occurrence will cause the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2 and Class B-1 Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. The Servicer, however, will make such reasonable and customary expense advances with respect to the Loans as would generally be required in accordance with its servicing practices. See 'Description of the Transfer and Servicing Agreements -- Servicing' herein.

DEPENDENCE ON SERVICER FOR SERVICING LOANS

     Upon the Servicer's failure to remedy an Event of Default under the Sale and Servicing Agreement, a majority of the holders of the Notes, the Indenture Trustee, the Grantor Trustee or the Owner Trustee may remove the Servicer. Upon such removal, the Grantor Trustee would be required to appoint a successor servicer. Absent such a replacement, the holders of the Notes will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee the funds from the payments of principal and interest received on the Loans. DiTech began servicing high Combined Loan-to-Value Ratio loans only recently and has limited experience in connection therewith. However, DiTech has recently established its own loan servicing center, hired an experienced servicing team and will enter into an agreement with GMAC Mortgage Corporation ('GMACM'), pursuant to which GMACM will be required to oversee the performance of DiTech's servicing responsibilities under the Sale and Servicing Agreement. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Loans. Such principal and interest payments are the only source of funds for the payments due to the holders of the Notes. See 'DiTech Funding Corporation -- Servicing Procedures' herein.

ECONOMIC CONDITIONS

     For the limited period of time during which loans in the nature of the Loans have been originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Loans; however, because of lenders' limited experience with loans similar to the Loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the Loans. Because borrowers under the Loans generally have little or negative equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and defaults could result in substantial losses to the holders of the Notes, in particular the Class B-1 Notes. See ' -- Adequacy of the Mortgaged Properties as Security for the Loans' above and 'Prepayment and Yield Considerations' herein.

LEGAL CONSIDERATIONS

     The sale of the Loans from the Transferor to the Depositor pursuant to the Home Loan Purchase Agreement will be treated by the Transferor and the Depositor as a sale of the Loans. The Transferor will warrant that such transfer is a sale of the Transferor's interest in the Loans. In the event of an insolvency of the Transferor, the receiver or bankruptcy trustee of the Transferor may attempt to recharacterize the sale of the Loans as a borrowing by the Transferor secured by a pledge of the Loans. If the receiver or bankruptcy trustee decided to challenge such transfer, delays in payments on the Offered Notes and possible reductions in the amount thereof could occur.

NON-RECORDATION OF ASSIGNMENTS

     The Transferor will not be required to record assignments of the Mortgages to the Grantor Trustee in the real property records of California. The Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the Grantor Trustee and the holders of the Notes. See 'Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Loans and the Grantor Trust Certificate' herein.

     Although the recordation of the assignments of the Mortgages in favor of the Grantor Trustee is not necessary to effect a transfer of the Loans to the Grantor Trustee, if the Transferor or the Depositor were to sell, assign, satisfy or discharge any Loan prior to recording the related assignment in favor of the Grantor Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Grantor Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Grantor Trustee of the Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Loans that are superior to those of the Grantor Trustee, the holders of the Notes could lose the right to future payments of principal and interest from such Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.

CERTAIN OTHER LEGAL CONSIDERATIONS

     The underwriting, origination, servicing and collection of the Loans are subject to a variety of state and Federal laws, public policies and principles of equity. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer to collect all or part of the principal or interest on the Loans, may entitle the Obligors to a refund of amounts previously paid, and, in addition, could subject the Servicer or the Transferor to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on any Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Issuer may be delayed in making, or be unable to make, all payments owed to the holders of the Offered Notes to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. See 'The Pool' herein. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer to continue to act in such capacity or (ii) the ability of the Transferor to repurchase or replace Defective Loans, if such violation constitutes a breach of a representation or warranty under the Home Loan Purchase Agreement. See 'Risk Factors -- Certain Other Legal Considerations Regarding Residential Loans' in the Prospectus. The Transferor will be required to repurchase or replace any Loan which did not comply with applicable state and federal laws and regulations as of the Closing Date. See ' -- Limitations on Repurchase or Replacement of Defective Loans by Transferor' below.

     The National Bankruptcy Review Commission (the 'Bankruptcy Commission'), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the United States Bankruptcy Code (the 'Bankruptcy Code'), recently delivered its report to the President and Congress. The Bankruptcy Commission recommended in its report that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the appraised value of the mortgaged property at the date of origination minus the value of all senior liens. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans orginated prior to enactment, a substantial majority of the Loans would likely be treated, in whole or in part, as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of the Loans, and the likelihood that the Trust Fund would recover any amounts in respect of the related Loans could be remote.

     The Bankruptcy Commission recommendation described was not incorporated in bankruptcy reform legislation that was recently passed by the House of Representatives. There can be no assurance, however, that such proposal would not be enacted in any final legislation.

     Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the 'TILA Amendment') to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation of law would be a breach of representation and warranty of the Transferor, and the Transferor would be obligated to repurchase such Loan or substitute another home loan therefor as described herein.

LIMITATIONS ON LIQUIDITY OF TRANSFEROR

     As a result of the Transferor's increasing volume of loan originations and purchases, and its expanding securitization activities, the Transferor requires substantial capital to fund its operations. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from borrowings under the Transferor's lending arrangements with certain third parties (including an affiliate of the Underwriter), including warehouse and residual financing facilities. There can be no assurance that, as the Transferor's existing lending arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that the Transferor is unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Loans and to repurchase or replace any Defective Loans.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE LOANS BY TRANSFEROR

     Pursuant to the Home Loan Purchase Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Home Loan Purchase Agreement with respect to Defective Loans. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Loans from the Grantor Trustee or substitute other loans for such Defective Loans. For a summary description of the Transferor's representations and warranties, see 'Description of the Transfer and Servicing Agreements -- Representations and Warranties' herein.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing any Defective Loan(s) in the manner described above. If the

Transferor repurchases, or is obligated to repurchase, any defective home loan(s) from any other series of asset backed securities, the financial ability of the Transferor to repurchase any Defective Loan(s) from the Grantor Trustee may be adversely affected. In addition, other events relating to the Transferor and its lending activities can occur that would adversely affect the financial ability of the Transferor to repurchase or replace Defective Loans from the Grantor Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Loan, then the Servicer, on behalf of the Grantor Trust, will utilize other accepted servicing procedures to realize any reasonable recovery of net proceeds from such Defective Loan and any resulting loss will be borne by the holders of the Offered Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. See 'DiTech Funding Corporation' and 'Description of Credit Enhancement' herein.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     The Depositor is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The 'year 2000 problem' is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Depositor has been advised by each of the Servicer and the Indenture Trustee that they will use commercially reasonable efforts to either (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to January 1, 2000. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Servicer or the Indenture Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Indenture Trustee or the Servicer are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Loans could materially adversely affect the holders of the Offered Notes.

                                    THE POOL

GENERAL

     The Pool will initially consist of the Initial Loans conveyed to the Grantor Trustee on the Closing Date. On or prior to September 30, 1998, the Issuer may cause the Grantor Trustee to purchase Subsequent Loans having an unpaid principal balance equal to the Original Pre-Funding Amount. All of the Loans will be closed-end, fixed-rate home loans which are not insured or guaranteed by any governmental agency and the related proceeds of which were used to (i) finance property improvements, (ii) finance the acquisition of personal property such as home appliances or furnishings, (iii) finance debt consolidation, (iv) finance the partial refinancing of residential properties,
(v) provide cash to the borrower for unspecified purposes or (vi) a combination of the foregoing. The Loans will be secured by mortgages, deeds of trust and security deeds on residences (i.e., one- to four-family residences, condominium units and townhouses, excluding investment properties) (the 'Mortgaged Properties') that are primarily junior (i.e., second) in priority to a senior lien on the related Mortgaged Properties.

     Although a small number of loans are acquired from correspondent lenders, DiTech currently originates a substantial number of the loans in its portfolio directly with the related borrowers through its extensive tele-marketing and advertising solicitations. A substantial majority of the Loans were originated directly with the related borrower by DiTech. All of the Loans will have been underwritten or reviewed to determine whether such Loans comply with the underwriting standards of the Transferor. For a description of the underwriting criteria applicable to the Loans, see 'DiTech Funding
Corporation -- Underwriting Criteria' herein.

     As of the Cut-Off Date, approximately 84.01% of the Loans (by Original Pool Principal Balance) will be secured by liens on Mortgaged Properties in which the borrowers have no or negative equity therein (i.e., the related Combined Loan-to-Value Ratios exceed 100%) at the time of origination of such Loans.

     All of the Loans will be sold by the Transferor to the Depositor, which will then transfer the Loans to the Grantor Trustee pursuant to the Grantor Trust Agreement. The Grantor Trust will be entitled to all payments of principal and interest in respect of the Loans received after the Cut-Off Date (except for certain accrued interest retained by the Transferor).

PAYMENTS ON THE LOANS

     Interest on each Loan is payable monthly on the outstanding Principal Balance thereof at a fixed rate per annum (the 'Loan Rate'). The Loans will be serviced under an 'actuarial interest' method in which interest is charged to the related Obligors, and payments are due from such Obligors as of a scheduled day each month which is fixed at the time of origination with payments received after a grace period following such scheduled day subject to a late charge. Each regular scheduled payment made by the Obligor is, therefore, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the Obligors on the Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest accrued on each Loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

CHARACTERISTICS OF THE LOANS

     Set forth below is certain statistical information regarding characteristics of the Initial Loans expected to be included in the Pool as of the date of this Prospectus Supplement. A Current Report on Form 8-K (the 'Form 8-K') containing a description of the Loans at the end of the Pre-Funding Period will be filed with the Securities and Exchange Commission within fifteen days after the end of the Pre-Funding Period.

     The information set forth below does not take into account any (a) Initial Loans not identified as of the date of this Prospectus Supplement and (b) Subsequent Loans that may be sold to the Grantor Trustee during the Pre-Funding Period through the application of amounts on deposit in the Pre-Funding Account. Prior to the Closing Date, DiTech may remove any of the Initial Loans identified as of the date of this Prospectus Supplement or may add comparable loans to such Initial Loans; provided, however, that the amount of any such variance in the Original Pool Principal Balance shall not exceed $5,000,000. In addition, prior to the Closing Date, DiTech may substitute comparable loans for any of the Initial Loans identified as of the date of this Prospectus Supplement; provided, however, that the aggregate Principal Balance of such Initial Loans will not exceed 15% of the Original Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the Initial Loans expected to be included in the Pool may vary in certain respects from comparable information based on the actual composition of the Initial Loans included in the Pool on the Closing Date. In addition, after the Cut-Off Date, the characteristics of the actual Loans may materially vary from the information below due to a number of factors, including prepayments after the Cut-Off Date, the purchase of any Subsequent Loans after the Closing Date or the substitution or repurchase of Loans after the Closing Date. See ' -- Conveyance of Subsequent Loans' below.

LOAN STATISTICS

     As of the Cut-Off Date, the Initial Loans consisted of 3,572 Loans with an aggregate Principal Balance totaling $196,113,905 (the 'Original Pool Principal Balance'). As of the Cut-Off Date, the Initial Loans bear interest at fixed Loan Rates which range from 8.25% per annum to 17.99% per annum and have a weighted average Loan Rate of approximately 12.58% per annum. As of the Cut-Off Date, the Principal Balances of the Initial Loans range from $13,623 to $150,000 and average $54,903. As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Initial Loans was approximately 268 months and the weighted average number of months that have elapsed since origination was 3 months. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Loans was approximately 111.72%, with the highest Combined Loan-to-Value Ratio being 127.71%. As of the Cut-Off Date, 2,877 of the Initial Loans (representing approximately 84.01% of the Original Pool Principal Balance) had a Combined Loan-to-Value Ratio of in excess of 100%. As of the Cut-Off Date, all of the Initial Loans are fully amortizing loans having original stated maturities of not more than 30 years. As of the Cut-Off Date, no Initial Loan is scheduled to mature later than June 1, 2028.

     As of the Cut-Off Date, all of the Initial Loans were Loans secured by Mortgaged Properties located in 48 states and the District of Columbia. As of the Cut-Off Date, all of the Initial Loans were secured by Mortgaged Properties represented by the related Obligors to be owner-occupied. As of the Cut-Off Date, approximately 0.71% of the Initial Loans (by Original Pool Principal Balance) were secured by first liens on the related Mortgaged Property and approximately 99.29% of the Initial Loans (by Original Pool Principal Balance) were secured by second liens on the related Mortgaged Property.

     As of the Cut-Off Date none of the Initial Loans were 30 days or more past due. The weighted average Credit Score for the Loans as determined at origination was 699. See 'DiTech Funding Corporation -- Underwriting Criteria' herein.

     The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                    GEOGRAPHIC DISTRIBUTION OF INITIAL LOANS

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
STATE                                                                      LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
California............................................................     1,817      $107,217,348         54.67%
Florida...............................................................       150         8,256,422          4.21
Arizona...............................................................       111         6,159,433          3.14
New York..............................................................       100         4,982,676          2.54
Virginia..............................................................        96         4,743,068          2.42
Washington............................................................        66         3,429,101          1.75
Georgia...............................................................        65         3,302,051          1.68
Maryland..............................................................        64         3,105,006          1.58
Pennsylvania..........................................................        63         2,940,254          1.50
North Carolina........................................................        60         2,927,292          1.49
Alabama...............................................................        61         2,811,212          1.43
Illinois..............................................................        60         2,787,945          1.42
Colorado..............................................................        49         2,740,968          1.40
Michigan..............................................................        59         2,713,518          1.38
Hawaii................................................................        39         2,610,471          1.33
Kansas................................................................        45         2,197,303          1.12
Massachusetts.........................................................        39         2,022,533          1.03
Nevada................................................................        34         1,947,850          0.99
Missouri..............................................................        41         1,928,863          0.98
Ohio..................................................................        44         1,844,286          0.94
Wisconsin.............................................................        29         1,591,128          0.81
Indiana...............................................................        31         1,586,707          0.81
Minnesota.............................................................        29         1,543,370          0.79
Louisiana.............................................................        25         1,527,062          0.78
Tennessee.............................................................        27         1,422,517          0.73
Arkansas..............................................................        30         1,377,701          0.70
New Mexico............................................................        21         1,332,846          0.68
Alaska................................................................        22         1,330,393          0.68
Oklahoma..............................................................        32         1,295,093          0.66
Connecticut...........................................................        23         1,100,538          0.56
Kentucky..............................................................        25         1,051,378          0.54
Oregon................................................................        20         1,018,945          0.52
Utah..................................................................        17           968,287          0.49
Maine.................................................................        17           944,936          0.48
Idaho.................................................................        21           938,417          0.48
Montana...............................................................        15           835,409          0.43
Mississippi...........................................................        18           739,808          0.38
Iowa..................................................................        16           706,635          0.36
Nebraska..............................................................        12           601,046          0.31
New Hampshire.........................................................        14           559,054          0.29
West Virginia.........................................................        10           549,495          0.28
South Carolina........................................................        12           476,916          0.24
South Dakota..........................................................         9           441,457          0.23
Delaware..............................................................        10           434,068          0.22
Vermont...............................................................        10           373,400          0.19
Rhode Island..........................................................         6           249,300          0.13
North Dakota..........................................................         3           197,856          0.10
Wyoming...............................................................         4           167,600          0.09
District of Columbia..................................................         1            84,945          0.04
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES                                   LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
$ 10,000.01 to $ 20,000...............................................       222      $  3,844,386          1.96%
$ 20,000.01 to $ 30,000...............................................       556        14,759,075          7.53
$ 30,000.01 to $ 40,000...............................................       619        22,165,408         11.30
$ 40,000.01 to $ 50,000...............................................       560        26,114,140         13.32
$ 50,000.01 to $ 60,000...............................................       416        23,376,429         11.92
$ 60,000.01 to $ 70,000...............................................       280        18,436,848          9.40
$ 70,000.01 to $ 80,000...............................................       254        19,206,119          9.79
$ 80,000.01 to $ 90,000...............................................       288        24,452,048         12.47
$ 90,000.01 to $100,000...............................................       126        12,209,059          6.23
$100,000.01 to $110,000...............................................        48         5,068,882          2.58
$110,000.01 to $120,000...............................................        45         5,211,202          2.66
$120,000.01 to $130,000...............................................        88        10,967,790          5.59
$130,000.01 to $140,000...............................................        11         1,482,582          0.76
$140,000.01 to $150,000...............................................        59         8,819,937          4.50
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the average Cut-Off Date Principal Balance of the Initial Loans was approximately $54,903.

                                   LOAN RATES

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF LOAN RATES                                                        LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
 8.001% to  8.500%....................................................        30      $  1,364,724          0.70%
 8.501% to  9.000%....................................................        42         2,190,685          1.12
 9.001% to  9.500%....................................................       195         9,648,696          4.92
 9.501% to 10.000%....................................................       221        11,896,605          6.07
10.001% to 10.500%....................................................       156         7,782,467          3.97
10.501% to 11.000%....................................................       149         7,828,733          3.99
11.001% to 11.500%....................................................       199        11,109,460          5.66
11.501% to 12.000%....................................................       346        19,168,057          9.77
12.001% to 12.500%....................................................       403        22,233,364         11.34
12.501% to 13.000%....................................................       385        23,359,210         11.91
13.001% to 13.500%....................................................       409        23,126,850         11.79
13.501% to 14.000%....................................................       361        22,564,397         11.51
14.001% to 14.500%....................................................       224        12,405,228          6.33
14.501% to 15.000%....................................................       248        11,749,275          5.99
15.001% to 15.500%....................................................        58         3,133,918          1.60
15.501% to 16.000%....................................................        71         3,836,355          1.96
16.001% to 16.500%....................................................        41         1,678,531          0.86
16.501% to 17.000%....................................................        15           524,551          0.27
17.001% to 17.500%....................................................        13           369,033          0.19
17.501% to 18.000%....................................................         6           143,764          0.07
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average Loan Rate of the Initial Loans was approximately 12.58% per annum.

                                 LIEN PRIORITY

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
LIEN PRIORITY                                                              LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Second Lien...........................................................     3,551      $194,722,805         99.29%
First Lien............................................................        21         1,391,101          0.71
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                          RANGE OF COMBINED                              NUMBER OF     PRINCIPAL        PRINCIPAL
                         LOAN-TO-VALUE RATIOS                              LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
 20.01% to  25.00%....................................................         4      $    145,111          0.07%
 25.01% to  30.00%....................................................         3            94,168          0.05
 30.01% to  35.00%....................................................         3           102,431          0.05
 35.01% to  40.00%....................................................         5           357,811          0.18
 40.01% to  45.00%....................................................         4           223,325          0.11
 45.01% to  50.00%....................................................         5           326,744          0.17
 50.01% to  55.00%....................................................         3           184,461          0.09
 55.01% to  60.00%....................................................         5           196,715          0.10
 60.01% to  65.00%....................................................        17           732,013          0.37
 65.01% to  70.00%....................................................        13           748,323          0.38
 70.01% to  75.00%....................................................         9           400,156          0.20
 75.01% to  80.00%....................................................        27         1,386,210          0.71
 80.01% to  85.00%....................................................        47         1,952,731          1.00
 85.01% to  90.00%....................................................       110         4,794,410          2.44
 90.01% to  95.00%....................................................       163         6,801,466          3.47
 95.01% to 100.00%....................................................       277        12,908,609          6.58
100.01% to 105.00%....................................................       343        16,869,435          8.60
105.01% to 110.00%....................................................       405        20,788,571         10.60
110.01% to 115.00%....................................................       535        29,658,803         15.12
115.01% to 120.00%....................................................       604        34,885,079         17.79
120.01% to 125.00%....................................................       988        62,413,421         31.83
125.01% or greater....................................................         2           143,913          0.07
                                                                         ---------    ------------    -------------
                                                                           3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Loans was approximately 111.72%.

                             SUPERIOR LIEN BALANCE*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF SUPERIOR LIEN BALANCE                                             LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Not applicable........................................................        21      $  1,391,101          0.71%
$ 50,000 or Less......................................................       281        12,927,912          6.59
$ 50,000.01 to $100,000...............................................     1,161        55,004,721         28.05
$100,000.01 to $150,000...............................................     1,039        54,473,031         27.78
$150,000.01 to $200,000...............................................       667        40,391,246         20.60
$200,000.01 to $250,000...............................................       218        15,369,822          7.84
$250,000.01 to $300,000...............................................        92         7,396,908          3.77
$300,000.01 or greater................................................        93         9,159,164          4.67
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

*  Determined as of the date of origination of the Initial Loan.

     As of the Cut-Off Date, the weighted average balance of the superior liens on the Mortgaged Properties was approximately $141,057.

                            MONTHS SINCE ORIGINATION

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                               RANGE OF                                  NUMBER OF     PRINCIPAL        PRINCIPAL
                         LOAN AGE (IN MONTHS)                              LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Less than one.........................................................       409      $ 23,343,650         11.90%
1 to 3................................................................     2,179       121,045,502         61.72
4 to 6................................................................       961        50,537,789         25.77
7 or greater..........................................................        23         1,186,964          0.61
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average number of months since origination of the Initial Loans was approximately 3 months.

                          REMAINING TERMS TO MATURITY

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                          RANGE OF REMAINING                             NUMBER OF     PRINCIPAL        PRINCIPAL
                    TERMS TO MATURITY (IN MONTHS)                          LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
 91 to 120............................................................        11      $    490,731          0.25%
151 to 180............................................................       876        38,319,391         19.54
211 to 240............................................................       327        19,022,249          9.70
271 to 300............................................................     2,356       138,204,349         70.47
331 to 360............................................................         2            77,186          0.04
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Initial Loans was approximately 268 months.

                           ORIGINAL TERMS TO MATURITY

                                                                                       AGGREGATE          % OF
                               RANGE OF                                               CUT-OFF DATE    ORIGINAL POOL
                            ORIGINAL TERM                                NUMBER OF     PRINCIPAL        PRINCIPAL
                       TO MATURITY (IN MONTHS)                             LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
 91 to 120............................................................        11      $    490,731          0.25%
151 to 180............................................................       876        38,319,391         19.54
211 to 240............................................................       327        19,022,249          9.70
271 to 300............................................................     2,356       138,204,349         70.47
331 to 360............................................................         2            77,186          0.04
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average original term to maturity of the Initial Loans was approximately 270 months.

                                  CREDIT SCORE

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF CREDIT SCORES                                                     LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
620 to 639............................................................        28      $    840,170          0.43%
640 to 659............................................................       271         9,529,694          4.86
660 to 679............................................................       886        49,339,410         25.16
680 to 699............................................................       792        48,779,761         24.87
700 to 719............................................................       650        37,545,889         19.14
720 to 739............................................................       528        28,607,412         14.59
740 to 759............................................................       271        14,086,881          7.18
760 to 779............................................................       114         5,912,133          3.01
780 to 799............................................................        30         1,428,820          0.73
800 to 819............................................................         2            43,736          0.02
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average Credit Score as determined at origination of the Initial Loans was approximately 699.

                              DEBT-TO-INCOME RATIO

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF DEBT-TO-INCOME RATIOS                                             LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
20.00 or less.........................................................        38      $  2,000,268          1.02%
20.01 to 25.00........................................................        91         3,979,705          2.03
25.01 to 30.00........................................................       221        10,995,537          5.61
30.01 to 35.00........................................................       450        22,839,932         11.65
35.01 to 40.00........................................................       595        31,787,599         16.21
40.01 to 45.00........................................................       913        48,139,889         24.55
45.01 to 50.00........................................................     1,235        74,518,567         38.00
Greater than 50.00....................................................        29         1,852,407          0.94
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

     As of the Cut-Off Date, the weighted average debt-to-income ratio as calculated at origination of the Initial Loans was approximately 41.25%.

                               PREPAYMENT PENALTY

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
PREPAYMENT PENALTY                                                         LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Prepayment Penalty....................................................     2,572      $144,626,044         73.75%
No Prepayment Penalty.................................................     1,000        51,487,861         26.25
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

                                  PROGRAM TYPE

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
PROGRAM TYPE                                                               LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Cash Out..............................................................     3,348      $188,472,783         96.10%
Debt Consolidation....................................................       186         6,503,828          3.32
Home Improvement......................................................        38         1,137,295          0.58
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

                                AGE OF BORROWER*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF AGE OF BORROWER                                                   LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
20 to 29..............................................................       353      $ 14,381,153          7.33%
30 to 39..............................................................     1,319        67,997,185         34.67
40 to 49..............................................................     1,175        68,909,124         35.14
50 to 59..............................................................       538        33,349,969         17.01
60 or greater.........................................................       187        11,476,475          5.85
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

     As of the Cut-Off Date, the weighted average age of the borrowers under the Loans was approximately 43 years.

                             YEARS AT PRESENT JOB*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF YEARS BORROWER AT PRESENT JOB                                     LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
 0.000 to  2.000......................................................       741      $ 37,201,980         18.97%
 2.001 to  4.000......................................................       519        27,295,483         13.92
 4.001 to  6.000......................................................       372        19,334,539          9.86
 6.001 to  8.000......................................................       324        18,135,169          9.25
 8.001 to 10.000......................................................       359        20,113,024         10.26
10.001 to 12.000......................................................       217        12,605,839          6.43
12.001 to 14.000......................................................       157         8,078,374          4.12
14.001 to 16.000......................................................       161         8,899,953          4.54
16.001 to 18.000......................................................       121         7,173,873          3.66
18.001 to 20.000......................................................       137         8,355,131          4.26
Greater than 20.000...................................................       285        19,166,118          9.77
Not applicable........................................................        30         1,318,216          0.67
Retired...............................................................       149         8,436,207          4.30
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

     As of the Cut-Off Date, the weighted average number of years the borrowers were employed at present job was approximately 9.31 years.

                           BORROWER EMPLOYMENT TYPES*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
BORROWER EMPLOYMENT TYPES                                                  LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Salaried..............................................................     3,385      $182,471,932         93.04%
Self Employed.........................................................       187        13,641,973          6.96
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

                 YEARS BORROWER RESIDING AT MORTGAGED PROPERTY*

                                                                                       AGGREGATE          % OF
                            RANGE OF YEARS                                            CUT-OFF DATE    ORIGINAL POOL
                         BORROWER RESIDING AT                            NUMBER OF     PRINCIPAL        PRINCIPAL
                          MORTGAGED PROPERTY                               LOANS        BALANCE          BALANCE
                     ---------------------------                         ---------    ------------    -------------
 0.000 to  1.000......................................................       761      $ 35,156,740         17.93%
 1.001 to  2.000......................................................       549        27,701,890         14.13
 2.001 to  3.000......................................................       373        19,296,195          9.84
 3.001 to  4.000......................................................       315        17,241,897          8.79
 4.001 to  5.000......................................................       254        14,651,072          7.47
 5.001 to  6.000......................................................       192        10,628,238          5.42
 6.001 to  7.000......................................................       168        10,476,191          5.34
 7.001 to  8.000......................................................       179        11,055,424          5.64
 8.001 to  9.000......................................................       129         8,358,739          4.26
 9.001 to 10.000......................................................       135         7,846,280          4.00
10.001 to 11.000......................................................        89         6,095,672          3.11
11.001 to 12.000......................................................        76         4,428,128          2.26
12.001 to 13.000......................................................        39         2,497,142          1.27
Greater than 13.000...................................................       313        20,680,297         10.55
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

     As of the Cut-Off Date, the weighted average number of years the borrowers were residing at the Mortgaged Property was approximately 6.21 years.

                                MARITAL STATUS*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
MARITAL STATUS                                                             LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Married...............................................................     2,824      $158,927,527         81.04%
Not Married...........................................................       748        37,186,378         18.96
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

                             NUMBER OF DEPENDENTS*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                         NUMBER OF DEPENDENTS                            NUMBER OF     PRINCIPAL        PRINCIPAL
                             OF BORROWER                                   LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
0.....................................................................     2,517      $136,949,764         69.83%
1.....................................................................       385        21,295,178         10.86
2.....................................................................       451        24,757,562         12.62
3.....................................................................       166         9,799,208          5.00
Greater than 3........................................................        53         3,312,194          1.69
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

     As of the Cut-Off Date, the weighted average number of dependents of the borrowers is approximately 0.58.

                               BORROWER'S INCOME*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
RANGE OF BORROWER'S MONTHLY INCOME                                         LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
$ 2,000 or less.......................................................        53      $  1,418,268          0.72%
$ 2,000.01 to $ 3,000.................................................       315        10,912,817          5.56
$ 3,000.01 to $ 4,000.................................................       594        24,898,344         12.70
$ 4,000.01 to $ 5,000.................................................       677        33,393,450         17.03
$ 5,000.01 to $ 6,000.................................................       595        32,844,319         16.75
$ 6,000.01 to $ 7,000.................................................       468        27,542,408         14.04
$ 7,000.01 to $ 8,000.................................................       290        18,373,586          9.37
$ 8,000.01 to $ 9,000.................................................       204        14,641,775          7.47
$ 9,000.01 to $10,000.................................................       114         8,552,152          4.36
Greater than $10,000..................................................       262        23,536,786         12.00
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Based on information provided by the borrowers in the borrower's loan application.

     As of the Cut-Off Date, the weighted average monthly income of the borrowers is approximately $6,621.

                         DISPOSABLE INCOME OF BORROWER*

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                  RANGE OF DISPOSABLE MONTHLY INCOME                     NUMBER OF     PRINCIPAL        PRINCIPAL
                             OF BORROWER                                   LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
$ 2,000 or less.......................................................       661      $ 25,601,222         13.05%
$ 2,000.01 to $ 3,000.................................................     1,080        53,489,780         27.27
$ 3,000.01 to $ 4,000.................................................       803        45,289,013         23.09
$ 4,000.01 to $ 5,000.................................................       457        28,799,215         14.68
$ 5,000.01 to $ 6,000.................................................       236        16,105,015          8.21
$ 6,000.01 to $ 7,000.................................................       144        10,281,099          5.24
$ 7,000.01 to $ 8,000.................................................        70         5,836,882          2.98
$ 8,000.01 to $ 9,000.................................................        44         3,505,785          1.79
$ 9,000.01 to $10,000.................................................        22         1,921,593          0.98
Greater than $10,000..................................................        55         5,284,302          2.69
                                                                         ---------    ------------    -------------
     Total............................................................     3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

------------

* Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

     As of the Cut-Off Date, the weighted average disposable monthly income of the borrowers is approximately $3,975.

                                REMITTANCE TYPE

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
REMITTANCE TYPE                                                            LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Electronic Funds Transfer.............................................     3,206      $175,990,050         89.74%
Non-Electronic Funds Transfer.........................................       366        20,123,855         10.26
                                                                         ---------    ------------    -------------
                                                                           3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

                               ORIGINATION METHOD

                                                                                       AGGREGATE          % OF
                                                                                      CUT-OFF DATE    ORIGINAL POOL
                                                                         NUMBER OF     PRINCIPAL        PRINCIPAL
ORIGINATION METHOD                                                         LOANS        BALANCE          BALANCE
----------------------------------------------------------------------   ---------    ------------    -------------
Retail................................................................     2,618      $131,596,824         67.10%
Correspondent.........................................................       882        60,547,735         30.87
Wholesale.............................................................        72         3,969,347          2.02
                                                                         ---------    ------------    -------------
                                                                           3,572      $196,113,905        100.00%
                                                                         ---------    ------------    -------------
                                                                         ---------    ------------    -------------

To the extent that the above information was provided by the borrowers in the borrower's loan application, no representation is made as to the accuracy of such information by DiTech, the Depositor or any other person.

CONVEYANCE OF SUBSEQUENT LOANS

     The Grantor Trust Agreement permits the Issuer to cause the Grantor Trustee to purchase from the Transferor, subsequent to the Closing Date hereof and prior to September 30, 1998, Subsequent Loans in an amount not to exceed the Original Pre-Funding Amount in aggregate Principal Balance for inclusion in the Grantor Trust. Accordingly the statistical characteristics of the Pool after giving effect to the acquisition of any Subsequent Loans will likely differ from the information specified above (which is based exclusively on the Initial Loans). The inclusion of Subsequent Loans in the Grantor Trust during the Pre-Funding Period is subject to the following requirements: (i) no Subsequent Loans may be 30 or more days contractually delinquent as of the applicable Cut-Off Date; (ii) the lien securing any such Subsequent Loan must not be lower than second priority; (iii) such Subsequent Loan must have an outstanding Principal Balance of at least $2,500 as of the applicable Cut-Off Date; (iv) the first payment on such Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred, unless the Transferor deposits into the Collection Account 30 days' interest on such Subsequent Loan at the Loan Rate less the applicable Servicing Fee rate, in which event the first payment on such Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs; (v) such Subsequent Loan is a fully amortizing loan with level payments over the remaining term of no fewer than 10 years and no more than 25 years and the scheduled maturity will be no later than September 2023; (vi) such Subsequent Loan must have a fixed Loan Rate of at least 10.00%; (vii) any such Subsequent Loan must have an original Combined Loan-to-Value Ratio of no more than 125%, (viii) such Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time (see 'DiTech Funding
Corporation -- Underwriting Criteria' herein) or in a manner similar to the Initial Loans, (ix) following the purchase of such Subsequent Loans by the Grantor Trust, the Loans included in the Pool must have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Loans included in the Pool and (x) no Subsequent Loan may be purchased by the Grantor Trustee unless the Rating Agencies shall consent thereto.

                           DITECH FUNDING CORPORATION

GENERAL

     DiTech, the Transferor and the Servicer under the Sale and Servicer Agreement, is a specialty finance company engaged in the business of marketing, directly originating, acquiring, selling and servicing mortgage loans. DiTech's direct marketing strategy uses extensive national cable television and radio advertising in order to build name recognition. DiTech offers borrowers a wide range of mortgage products, which currently includes prime first mortgage loans, prime high loan-to-value first and second mortgage loans and, to a lesser extent, prime equity lines of credit and subprime first and subprime high loan-to-value second mortgage loans. DiTech's advertisements solicit potential borrowers to call DiTech's toll-free telephone number (1-800-71-FIXED) or to visit DiTech's internet web site. During the five-quarter period ended March 31, 1998, DiTech directly originated approximately 95% of its loans.

     In April 1995, DiTech began originating loans secured by properties in the Southern California market. Since then, DiTech has steadily expanded across the United States, originating $302 million in loans secured by properties in 7 states in 1995, $621 million in loans secured by properties in 46 states plus the District of Columbia in 1996, $1.2 billion in loans secured by properties in 49 states plus the District of Columbia in 1997 and $640 million in loans secured by properties in 49 states plus the District of Columbia for the three-month period ended March 31, 1998.

     For the year ended December 31, 1997, DiTech had revenues of $32.8 million and pre-tax earnings of $13.8 million. For the three-month period ended March 31, 1998, DiTech had revenues of approximately $12.3 million and pre-tax earning of approximately $1.7 million. As of March 31, 1998, DiTech had total assets of approximately $309.1 million, total liabilities of approximately $291.7 million and shareholder's equity of approximately $17.4 million. For the three-month period ended March 31, 1998, DiTech had net income (after taxes) of approximately $1.6 million.

     DiTech maintains its principal offices at 1920 Main Street, Suite 400, Irvine, California 92614. It currently has 411 employees including professionals and support staff.

SERVICING PROCEDURES

     DiTech will be designated as Servicer under the Sale and Servicing Agreement. The following is a general description of the Servicer's servicing policies and procedures currently employed with respect to DiTech's non-conforming junior lien loan portfolio. The Servicer revises such policies and procedures from time to time to reflect changing economic and market conditions and to comply with legal developments.

     Prior to April, 1998, high loan-to-value mortgages originated by DiTech, including loans backing a previous series of asset backed notes issued by the Depositor, were serviced by an unaffiliated subservicer under various agreements which have been terminated. In April 1998, DiTech established its own loan servicing center in Mountainside, New Jersey and currently services all DiTech-originated high loan-to-value first and second mortgage loans. As of June 1, 1998 the number of loans serviced through DiTech's new servicing center is approximately 6,637 loans with an average principal balance of approximately $54,000.

     DiTech's new loan servicing facility, with approximately 12,500 square feet of office space, provides DiTech with the capacity to handle a significantly larger loan servicing portfolio. DiTech has hired an experienced servicing team to staff the servicing center. The servicing team has experience servicing all types of residential, commercial, and consumer loans.

     The following is a general description of the Servicer's servicing policies and procedures currently utilized by DiTech with respect to its non-conforming junior liens loan portfolio.

     DiTech's servicing philosophy involves taking an aggressive posture in curing loan defaults and preventing losses. Collection queues are established to target delinquencies in an optimally prioritized manner. DiTech addresses loans with the greatest risk first, taking into consideration such factors as Credit Scores, payment history and loan balances.

     Collection activity begins once a loan becomes 10 days delinquent. Collection calls are initiated at this point and continue on a daily basis until acceptable payment arrangements have been made. In addition, the servicing system generates delinquency letters at regular intervals beginning no later than the 25th day of delinquency. DiTech also utilizes skip tracing and other forms of investigation in the event it cannot contact a borrower shortly after a loan becomes delinquent.

     Once a loan becomes 45-60 days delinquent, a demand notice is sent to borrowers, the status of any senior lien is verified and a request for updated financial information is requested to determine if there have been any additional liens or judgments filed against the borrower. If DiTech does not receive an adequate response from the demand notice, it may elect to initiate legal proceedings against borrowers. In this event, DiTech may file suit against delinquent borrowers for the obligation under the note. DiTech plans to aggressively pursue litigation against borrowers who refuse or otherwise fail to make acceptable payment arrangements where deemed to be economically feasible. DiTech has found that the filing of lawsuits will often prompt previously uncooperative borrowers to agree to make acceptable payment arrangements. Accordingly, DiTech's collection efforts may continue even after lawsuits have been filed. Finally, when a loan becomes 90-180 days delinquent, such loan is classified as nonrecoverable and is charged off.

     DiTech utilizes a computer based servicing system for all servicing functions, including default control, cash processing and accounting, investor reporting and customer relations. The system features modernized collection queues with user-defined parameters, cash processing and balancing, third party interfaces, and an event-tracking facility. The computer based servicing system operates in an on-line, real-time mode, providing full-servicing functionality in a service bureau environment.

     DiTech has found that servicing efforts have benefited by virtue of the fact that a substantial majority of DiTech's high loan-to-value second mortgage loan borrowers make their payments via electronic funds transfers ('EFT'). DiTech has historically convinced a majority of its high loan-to-value mortgage loan borrowers to make their payments via electronic funds transfer by offering lower fees and/or interest rates to borrowers who elect to do so.

     DiTech will enter into an agreement (the 'GMACM Agreement') with GMACM pursuant to which GMACM will be required to oversee DiTech's performance of servicing responsibilities under the Sale and Servicing Agreement.

     Pursuant to the GMACM Agreement, GMACM will be required to perform, among others, the following services:

          (i) review the servicing reports, loan level information and such other information as may be reasonably required by GMACM to ascertain compliance by DiTech with the Sale and Servicing Agreement;

          (ii) in the event the Servicer fails to make such deposit all payments and proceeds required to be deposited into the Collection Account pursuant to the Sale and Servicing Agreement, GMACM will be required to deposit such amounts as set forth in the Sale and Servicing Agreement up to a maximum amount of $250,000;

          (iii) prepare exception reports and submit any exception reports to the Grantor Trustee and the Rating Agencies in the event GMACM determines that the reports submitted by the Servicer are inaccurate or incomplete, and notify the Grantor Trustee, the Indenture Trustee and the Rating Agencies of any event of default with respect to DiTech under the GMACM Agreement; and

          (iv) if appointed as a successor Servicer to DiTech after a termination of DiTech as Servicer under the Sale and Servicing Agreement, to accept such appointment.

     GMACM will be entitled to a monthly fee payable by DiTech from the Servicing Fee equal to the product of (i) the outstanding principal balance of all serviced loans, and (ii) 0.07% per annum, as compensation for its services under such arrangement.

     Pursuant to the GMACM Agreement, DiTech has agreed to perform, among others, the following obligations:

          (i) comply with the terms of the various agreements it is entering into in connection with the Loans, including but not limited to, the Transfer and Servicing Agreements;

          (ii) provide to GMACM certain information regarding the Loans and its servicing of them;

          (iii) permit GMACM to inspect DiTech's books and records; and

          (iv) reimburse and indemnify GMACM for certain losses, liabilities and expenses incurred by it.

     Events of default by DiTech under the GMACM Agreement include material breaches by DiTech of any of its obligations, representations or warranties under the GMACM Agreement, certain Insolvency Events relating to DiTech, and notification by any Rating Agency that DiTech is not approved as a servicer of the Loans.

     DiTech has the right to terminate the GMACM Agreement on or after October 31, 1998 provided DiTech receives written confirmation from the Rating Agencies that such termination will not result in a downgrade, withdrawal or qualification or the ratings on the then outstanding Classes of Notes. GMACM has the right to terminate the GMACM Agreement upon 60 day's notice or any time on or after October 31, 1998.

     GMACM is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is wholly-owned by General Motors Acceptance Corporation. A member of the GMAC Mortgage Group (consisting of GMACM, GMAC Commercial Mortgage Corporation and Residential Funding Corporation), GMACM is one of the largest residential mortgage and home equity servicers in the United States today. GMACM has over 1 million customers and maintains a retail origination network of over 200 offices nationwide.

UNDERWRITING CRITERIA

     Substantially all of the Initial Loans have been, and the majority of the Subsequent Loans will have been, underwritten by the Transferor pursuant to its loan origination program (the 'Loan Origination Program'). All Initial Loans that were acquired by DiTech, were reviewed by DiTech to ensure material conformity with the underwriting guidelines of DiTech. Generally, the underwriting standards of the Transferor's Loan Origination Program place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a loan.

     Underwriting Guidelines for Loan Origination Program. The Transferor's Loan Origination Program are designed for homeowners who may have little or no equity in their property, but who possess good to excellent credit histories and provable income and use the proceeds for home improvements, debt consolidation and/or other consumer purposes. Under the Loan Origination Program, the Transferor uses its own credit evaluation criteria to classify the loans by risk class based in large part on Credit Score and debt-to-income ratio. These criteria include, as a significant component, the credit score (the 'Credit Score') which is derived based on a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which are obtained from the credit reports of three major national credit reporting organizations, are numerical representations of borrowers' estimated default probabilities, and generally range from a low of 200 to a high of 900. The Loan Origination Program provides that the credit report reflecting the median Credit Score (the 'Credit Report') is used by the Transferor in evaluating each applicant. Generally, the applicant will have a Credit Score consistent with the applicable program guidelines. The principal amount of the loan originated or purchased by the Transferor generally does not exceed program guidelines. The Transferor generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed certain program guidelines. Other than on an exception basis, the loans originated under the Loan Origination Program will not have a Combined Loan-to-Value Ratio in excess of 125%. In general, the loan is secured by a second lien on the related property. In most instances the property is improved with an owner-occupied (based on the borrower's statement at origination) one- to four-family residence.

     The Transferor offers loans under three primary programs. The first program is the Cash Out (Freedom Loan) program, under which the use of loan proceeds are not restricted. The second program is the Home Improvement (H-125) program, under which where at least 80% of the loan proceeds must be devoted by the borrower to home improvements. The third program is the Debt Consolidation

(D-125) program, under which at least 80% of the loan proceeds must be devoted to debt consolidation. Below are brief summaries of each program's guidelines.

                              FREEDOM LOAN SUMMARY


Credit               700+        680-699         660-679
Score
----------------------------------------------------------
Maximum           $150,000       $125,000          $85,000
Loan
Amount:
----------------------------------------------------------
Maximum              50%           50%               50%
Debt
Ratio:
----------------------------------------------------------



                             H-125 PROGRAM SUMMARY



Credit Score                  640+
---------------------------------------
Maximum Loan Amount          $50,000
---------------------------------------
Maximum Debt Ratio                45%
---------------------------------------


                             D-125 PROGRAM SUMMARY


Credit Score                  640+
---------------------------------------
Maximum Loan Amount          $50,000
---------------------------------------
Debt Ratio                      45%
---------------------------------------


                         DISPOSABLE INCOME REQUIREMENTS

     The following pretax disposable income requirements are applicable on all programs whenever an applicant's debt ratio exceeds 40.0%.


Loan Amount                Minimum Residual Income
---------------------------------------------------
$ 15,000 - $ 50,000               $1500/mo
---------------------------------------------------
$ 50,001 - $ 85,000               $2000/mo
---------------------------------------------------
$ 85,001 - $125,000               $2500/mo
---------------------------------------------------
$125,001 - $150,000               $3000/mo
---------------------------------------------------



     The maximum loan amount for self-employed borrowers is $50,000.

     A Credit Report reflecting the applicant's complete credit history is required. The Credit Report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent Credit Report is used to evaluate the borrower's payment record and must be current at the time of application.

     In addition to Credit Score and debt-to-income ratio parameters, the Transferor also requires that each loan applicant be a generally acceptable credit risk. Existing mortgage loans are required to be current at the time the application is submitted. In addition, applicants may not have any mortgages or rent payments more than 30 days beyond its respective due date during the 12 months preceding the application. For existing non-mortgage credit, minor derogatory items are acceptable. In some cases, Letters of Explanation ('LOE's') may be required in explaining derogatory items. Any co-applicant that is being relied upon for income qualification must have a Credit Score equal to or greater than 620. The Transferor does not recognize income from co-applicants who possess Credit Scores less than 620. On a case by case basis, the Transferor will allow for deviation from these parameters if satisfactory LOE's are obtained.

     With respect to valuation of prospective mortgaged properties, the Loan Origination Program allows for 'stated value' (i.e., independent verification of property values are not required) on loans of $35,000 and less, or when the applicant's Credit Score is greater than or equal to 660. For loans in excess of $35,000 being made to applicants who possess Credit Scores less than 660, the Transferor obtains drive-by-appraisals, broker price opinions or comparable determinations of value. For loans in excess of $50,000, the Transferor requires a full appraisal or a statistical appraisal based on the value of similar mortgaged properties in the same geographic area, a drive-by appraisal, or will accept the tax assessor's valuation as indicated in the title report. Generally, the Transferor bases the loan decision on the creditworthiness of the borrower, rather than the underlying collateral.

     Generally, the Transferor requires a title report by an approved title company or legal firm on all property securing loans it originates or purchases. Title reports indicate the lien position of any related senior mortgage loans. The underwriting guidelines of the Transferor do not require borrowers to obtain title insurance in connection with a Loan.

     Under the Transferor's origination policies, upon the sale of the related property securing a borrower's loan, the borrower may qualify for a new loan in an identical amount with respect to the related borrower's new property upon the satisfaction of all criteria applicable to such loan as if it were a new origination. In the case of Loans included in the Pool, the Servicer will enforce any related 'due-on-sale' clauses and the new loan will not be included in the Pool.

     The Transferor's underwriting standards are designed to provide a program for all qualified applicants in an amount and for a period of time consistent with their ability to repay. All the Transferor's underwriting determinations are required to be made without regard to sex, marital status, race, color, religion, age or national origin. The Transferor's general lending policy requires that each application is to be evaluated on its individual merits, applying the stated guidelines to ensure that each application is considered equitably.

REPURCHASE OR SUBSTITUTION OF LOANS

     The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a Loan or the interests of the Grantor Trustee, the Owner Trustee or the Indenture Trustee therein or as to which a material document deficiency exists (each, a 'Defective Loan') or (ii) on or before the Determination Date next succeeding the end of such 60 day period, to repurchase such Defective Loan at a price (the 'Purchase Price') equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan from the Closing Date to but not including the date of repurchase computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Loan. In lieu of repurchasing a Defective Loan, the Transferor may replace such Defective Loan with one or more Qualified Substitute Loans within two years of the Closing Date. If the aggregate outstanding principal balance of the Qualified Substitute Loan(s) is less than the outstanding Principal Balance of the Defective Loan(s), the Transferor will also remit for payment to the holders of the Notes an amount (a 'Substitution Adjustment') equal to such shortfall which will result in a prepayment of principal on the Notes for the amount of such shortfall. As used herein, a 'Qualified Substitute Loan' means a loan that (i) has an interest rate which differs from the Loan Rate for the Defective Loan which it replaces (each, a 'Deleted Loan') by no more than two percentage points in excess of such Loan Rate, (ii) matures not more than one year later than, and not more than one year earlier than, the maturity date of the Deleted Loan, and in any case not later than September 2028 (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Loan as of such date, (iv) has a Credit Score which is not more than 10 points lower than the Credit Score of the Deleted Loan at origination, (v) has a lien priority no lower than the Deleted Loan, (vi) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Loans and is not more than 29 days delinquent as of the date of substitution for such Deleted Loan, (vii) has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the Obligor with respect to the Deleted Loan, and
(viii) has a borrower with a comparable credit grade classification to that of the Obligor with respect to the Deleted Loan; provided that with respect to a substitution of multiple loans, items (i), (ii), (iii), (iv), (vii) and (viii) above may be considered on an aggregate or weighted average basis.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, defective loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Loans from the Grantor Trustee may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase or replace Defective Loans from the Grantor Trust, including, without limitation, the termination of borrowing arrangements that provide funding for its operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Loan, the Servicer, on behalf of the Grantor Trust, will utilize other accepted servicing procedures to realize any reasonable recovery of net proceeds from such Defective Loan. If the Servicer is unable to collect all amounts due to the Grantor Trust with respect to such Defective Loan, any resulting loss will be borne by the holders of the Offered Notes to the extent that such loss is not otherwise covered by amounts available from the applicable credit enhancement provided. See 'Risk Factors -- Adequacy of Credit Enhancement' and
' -- Limitations on Repurchase or Replacement of Defective Loans by Transferor' herein.

DELINQUENCY EXPERIENCE

     DiTech began its program of originations, purchases and sales of high Combined Loan-to-Value Ratio loans in September 1996. Accordingly, no information or delinquency experience and loan loss and liquidation experience for such loans has been included herein. See 'Risk Factors -- Limited Historical Delinquency, Loss and Prepayment Information' herein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     Except in the limited circumstances described herein, no principal payments will be made on any Class of the Class A-2, Class A-3, Class A-4 and Class A-5 Notes until the Class Principal Balance of each Class of Class A Notes having a lower numerical designation has been reduced to zero, no principal payments will be made on the Mezzanine Notes until all required principal payments have been made in respect of the Senior Notes, and no principal payments will be made on the Class B-1 Notes until all required principal payments have been made in respect of the Senior Notes and the Mezzanine Notes and no principal payments will be made on the Class B-2 Notes until all required principal payments have been made in respect of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes. See 'Description of the Offered Notes -- Payments on the Offered Notes' herein. As the rate of payment of principal of each Class of Notes depends primarily on the rate of payment (including prepayments) of the Loans and the availability and amount of Excess Spread, final payment of any such Class of Notes could occur significantly earlier than their respective Maturity Dates. Holders of the Offered Notes will bear the risk that they may not be able to reinvest principal payments on such Offered Notes at yields at least equal to the yield on their respective Offered Notes. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Loans will be borne entirely by the holders of such Offered Notes.

     The subordination of the Residual Interest Certificates and Class B-2 Notes to the Class B-1 Notes and each Class of Mezzanine Notes will provide limited protection to such holders against losses on the Loans. The Class B-1 Notes and each Class of Mezzanine Notes are subordinate in right of payment of interest and principal, respectively, to each Class of Notes having a higher payment priority, and because Allocable Loss Amounts will be allocated to the Class B-1 Notes and the Mezzanine Notes in inverse order of payment priority, the yields to maturity on the Class M-1, Class M-2 and Class B-1 Notes will be particularly sensitive, in varying degrees, to delinquencies and losses on the Loans and the timing of any such losses. If the actual rate and amount of losses experienced on the Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity on Class M-1, Class M-2 and Class B-1 Notes may be lower than anticipated.

     Other than with respect to the Class A-1 Notes, the effective yield to the holders of any Class of Offered Notes will be lower than the yield otherwise produced by the applicable Note Interest Rate, because the payment of the interest accrued during each Accrual Period (a calendar month consisting of thirty days, except in the case of the first Payment Date, as to which the Accrual Period will be one day) will not be made until the Payment Date occurring in the month following such Accrual Period. See 'Description of the Offered Notes -- Payments on the Offered Notes' herein. This delay will result in funds being passed through to the holders of the Offered Notes approximately 14 days after the end of the Accrual Period, during which 14-day period no interest will accrue on such funds.

     The yield to maturity of the Class A-1 Notes will be affected by the level of LIBOR from time to time, and will be subject to a maximum rate equal to 11.5% per annum.

     If the Loans experience delinquencies and prepayments such that all, or substantially all, of the Loans remaining in the Pool have net Loan Rates below the Note Interest Rate on the Class B-1 Notes (at the uncapped rate), then the
Note Interest Rate on the Class B-1 Notes will be reduced to the Net Weighted Average Rate. While the Class B-1 Notes are entitled to be repaid any Class B-1 Maximum Note Interest Rate Shortfall Amount prior to any payments being made on the Residual Interest Certificates, there can be no assurance that any funds will be available to pay such amount to the holders of the Class B-1 Notes.

     The rate of principal payments on the Offered Notes, the aggregate amount of each interest payment on the Offered Notes and the yield to maturity on the Offered Notes will be directly related to and affected by (i) the rate and timing of principal reductions on the Loans, (ii) the application of Excess Spread and amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period which have not been used to acquire Subsequent Loans and are used to reduce the Class Principal Balances of the Offered Notes to the extent described herein under 'Description of Credit Enhancement
-- Overcollateralization,' and (iii) under certain circumstances, the delinquency rate experienced by the Loans. The principal reductions on such Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. On or after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount, the Majority Residual Interestholders may purchase all of the Loans from the Grantor Trustee at a price equal to or greater than the Termination Price, thereby resulting in a redemption of the Notes. See 'Description of the Offered Notes -- Optional Termination' herein.

     The 'weighted average life' of an Offered Note refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Offered Note is repaid. The weighted average life of an Offered Note will be influenced by, among other factors, the following (i) the rate at which principal reductions occur on the Loans; (ii) the extent to which delinquencies on the Loans during any Due Period result in interest collections on the Loans in amounts less than the amount of interest payable on such Offered Notes or an increase in the Overcollateralization Target Amount;
(iii) the rate at which Excess Spread is paid to holders of such Offered Notes as described herein; and (iv) the extent to which any reduction of the Overcollateralization Target Amount is paid to the holders of the Residual Interest Certificates as described herein. If substantial principal prepayments on the Loans are received from unscheduled prepayments, liquidations or repurchases, then the payments to the holders of the Offered Notes resulting from such prepayments may significantly shorten the actual average lives of such Offered Notes. If the Loans experience delinquencies and certain defaults in the payment of principal, then the holders of the Offered Notes may similarly experience a delay in the receipt of principal payments attributable to such delinquencies and defaults which in certain instances may result in longer actual average lives of such Offered Notes than would otherwise be the case. However, to the extent that the Principal Balances of Liquidated Home Loans are included in the principal payments on the Offered Notes, then the holders of such Offered Notes will experience an acceleration in the receipt of principal payments which in certain instances may result in shorter actual average lives of such Offered Notes than would otherwise be the case. Interest shortfalls on the Loans due to principal prepayments in full and curtailments and any resulting shortfalls in amounts payable on the Offered Notes will be covered only to the extent of amounts available from the credit enhancement provided for the Offered Notes as described herein. See 'Risk Factors -- Adequacy of Credit Enhancement' herein.

     The rate and timing of principal payments on the Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in Obligors' housing needs, job transfers, unemployment, Obligors' net equity, if any, in the Mortgaged Properties, servicing decisions, homeowner mobility, the existence and enforceability of 'due-on-sale' clauses, the existence and enforceability of prepayment penalties, seasoning of Loans, market interest rates for similar types of loans and the availability of funds for such loans. Each of the Loans may be assumed, with the Transferor's consent, upon the sale of the Mortgaged Property. The majority of the Loans contain prepayment penalty provisions which generally obligate the related Obligor, for a limited period of time, to pay a penalty in connection with a prepayment of the Obligor's Loan. The Servicer, in its discretion, may elect to enforce or abstain from enforcing any prepayment penalty. The Servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate. The Servicer is entitled to retain all prepayment penalties to the extent it collects the penalties from Obligors. Any enforcement by the Servicer of the prepayment penalties contained in the Loans may have an effect on the decisions of Obligors to prepay their Loans and may affect the weighted average lives of the Notes.

     Generally, the rate of prepayment on a pool of fixed-rate loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Loan Rates on the Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Loan Rates on the Loans, the rate of prepayment on the Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the Mortgaged Properties, if any, to meet cash flow needs or to make other investments. In addition, any limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Loans. Neither the Transferor, the Depositor, nor the Underwriter make any representations as to the particular factors that will affect the prepayment of the Loans, as to the relative importance of such factors, or as to the percentage of the Principal Balances of the Loans that will be paid as of any date.

     Payments of principal to holders of the Offered Notes at a faster rate than anticipated will increase the yields on such Offered Notes purchased at discounts but will decrease the yields on such Offered Notes purchased at premiums, which payments of principal may be attributable to scheduled payments and prepayments of principal on the Loans and to the application of Excess Spread. The effect on an investor's yield due to payments of principal to the holders of such Offered Notes (including, without limitation, prepayments on the Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of such Offered Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such payments of principal during any subsequent period.

     The rate of delinquencies and defaults on the Loans, and the recoveries, if any, on defaulted Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Loans and, accordingly, the weighted average lives of the Offered Notes, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Offered Notes. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, Combined Loan-to-Value Ratios and the borrower's debt-to-income ratios. In general, defaults on home loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the Loans. In general, the rate of default on junior lien loans with high Combined Loan-to-Value Ratios may be higher than that of junior lien home loans with lower Combined Loan-to-Value Ratios, or first lien loans, secured by comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related Obligors are residing. See 'Risk Factors -- Geographic

Concentration' and 'The Pool' herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Because principal payments generally are paid to holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Mezzanine Notes before the Class B-1 Notes, holders of the Class B-1 Notes bear a greater risk of losses from delinquencies and defaults on the Loans than holders of the Classes of Notes having earlier priorities for payment of principal. See 'Description of Credit Enhancement -- Subordination and Allocation of Losses' herein.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Loans and such data may not be reflective of conditions applicable to the Loans. No significant prepayment data are generally available with respect to the Loans or similar types of loans, and there can be no assurance that the Loans will achieve or fail to achieve any particular rate of principal prepayment. Several factors suggest that the prepayment experience of the Pool may be significantly different from that of a pool of conventional first lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the Principal Balance of the average Loan is substantially smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Pool than for a pool of first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior liens. However, a smaller principal balance may make the refinancing of a loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of such lower interest rate on the size of the monthly payment may not be significant. Other factors that relate to the Loans on a micro or specific basis and that may affect the prepayment rate of the Loans include the following: (i) the amounts of and interest rates on the related senior mortgage loans, (ii) changes in the value of the related Mortgaged Properties, (iii) changes in the availability of comparable financing to the borrowers on either more or less favorable terms,
(iv) changes in the creditworthiness of the borrowers, and (v) the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination a substantial majority of the Loans had Combined Loan-to-Value Ratios that approached or exceeded 100%, the related Obligors will generally have significantly less opportunity to refinance the indebtedness and, therefore, a lower prepayment rate may be experienced by the Pool than by a pool of first or junior lien mortgage loans that have Combined Loan-to-Value Ratios less than 100%. In addition, certain other macro or general economic, social and legal factors may affect the prepayment rate of the Loans, including, among other matters, the rate of inflation, unemployment levels, personal bankruptcy levels, prevailing interest rates, consumer spending and saving habits, competition within the mortgage and consumer finance industries, and consumer, bankruptcy and tax law developments. For example, any further limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayments on the Loans. Given these characteristics and factors, the rate of prepayments on the Loans (1) cannot be predicted with certainty, (2) will be likely to fluctuate over the life of the Loans and (3) may differ significantly from the prepayment rates of first lien, residential mortgage loans and home equity loans.

SUBORDINATION

     As described under 'Description of the Offered Notes -- Priority of Payments' herein, on each Payment Date, the holders of any Class of Notes having a higher payment priority will have a preferential right to receive amounts of interest and/or principal, respectively, due to them on such Payment Date before any payments of interest or principal, respectively, are made on any Class of Notes subordinate to such Class. As a result, the yields to maturity and the aggregate amount of payments on the Class M-1, Class M-2 and Class B-1 Notes will be more sensitive than the yields of higher ranking Offered Notes to the rate of delinquencies and defaults on the Loans.

     As more fully described herein, Allocable Loss Amounts will be allocated first to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, then to the Class B-1 Certificates and the Class M-2 and Class M-1 Notes, in that order, until the Class Principal Balances thereof have been reduced to zero. Any amounts payable with respect to Loss Reimbursement Deficiency will be paid first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class B-1 Notes and then to the Class B-2 Notes.

EXCESS SPREAD AND REDUCTION OF OVERCOLLATERALIZATION AMOUNT

     The overcollateralization feature has been designed to accelerate the principal amortization of the Offered Notes relative to the principal amortization of the Loans. If on any Payment Date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be paid to the holders of the Classes of Offered Notes in the order and amounts specified herein under 'Description of the Offered Notes -- Priority of Payments.' If the Overcollateralization Amount equals the Overcollateralization Target Amount for such Payment Date, Excess Spread otherwise payable to the holders of the Offered Notes as described above will instead be paid in respect of Loss Reimbursement Deficiencies, if any, and then to the holders of the Residual Interest Certificates. On the Step-down Date and on each Payment Date thereafter as to which the Overcollateralization Amount is or, after taking into account all other payments to be made on such Payment Date, would be at least equal to the Overcollateralization Target Amount, amounts otherwise payable as principal to the holders of the Offered Notes on such Payment Date in reduction of their Class Principal Balances may instead be paid in respect of the applicable Classes in payment of their respective Loss Reimbursement Deficiencies and then to the holders of the Residual Interest Certificates, thereby reducing the rate of, and under certain circumstances delaying, the principal amortization of such Offered Notes, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount. As described herein, the yield to maturity on Offered Notes purchased at a premium or discount will be affected by the extent to which any Excess Spread is so applied, or is distributed to the holders of the Residual Interest Certificates, in lieu of payment to such holders. If such Excess Spread distributions to the holders of the Residual Interest Certificates occur sooner than anticipated by an investor who purchases Offered Notes at a discount, the actual yield to such investor may be lower than anticipated. If such Excess Spread distributions to the holders of the Residual Interest Certificates occur later than anticipated by an investor who purchases Offered Notes at a premium, the actual yield to such investor may be lower than anticipated. In particular, high rates of delinquencies on the Loans during any Due Period will cause the Excess Spread available on the related Payment Date to be reduced. Such an occurrence may cause the Class Principal Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. The amount distributable to the holders of the Residual Interest Certificates that would otherwise be applied in reduction of the Overcollateralization Amount or in payment of Loss Reimbursement Deficiencies on any Payment Date will be affected by the Overcollateralization Target Amount as well as by the actual default and delinquency experience of the Pool and the principal amortization of the Pool.

REINVESTMENT RISK

     The reinvestment risk with respect to an investment in the Offered Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Offered Notes may receive an increased amount of principal payments from the Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to their respective Offered Notes. Conversely, during periods of rising interest rates, holders of the Offered Notes may receive a decreased amount of principal prepayments from the Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, their respective Offered Notes.

MATURITY DATES

     The Maturity Date of each Class of Offered Notes are as set forth under 'Summary -- Maturity Date' herein. The Maturity Dates of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes were determined by calculating the final Payment Date with respect to each such Class on the basis of the Modeling Assumptions (except it is assumed that no Excess Spread is applied to reduce the Class Principal Balances of the Notes) and an assumed constant prepayment rate of 0% of the Prepayment Assumption, and adding one year thereto. The Maturity Dates of the Class A-5, Class M-1, Class M-2 and Class B-1 Notes were determined by adding one year to the maturity date of the latest maturing Loan (including Subsequent Loans). The actual maturity of any Class of Offered Notes may be significantly earlier than the applicable Maturity Date.

WEIGHTED AVERAGE LIVES OF THE OFFERED NOTES

     The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average lives of the Offered Notes under certain stated assumptions and is not a prediction of the prepayment rate that may actually be experienced by the Loans. Weighted average here refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor on such Class of Notes. The weighted average lives of the Offered Notes will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes reductions of principal, including, without limitation, those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and substitutions and repurchases by or on behalf of the Transferor), the rate at which Excess Spread is paid to holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2 and Class B-1 Notes as described herein, the extent to which amounts remain in the Pre-Funding Account at the end of the Pre-Funding Period are paid to holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2 and Class B-1 Notes as described herein, the extent to which any reduction in Overcollateralization Amount is distributed to the Residual Interest Certificates and the rate of delinquencies and defaults on the Loans from time to time.

     Prepayments on loans such as the Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the 'Prepayment Assumption'), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional 1.0% in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each month thereafter during the life of the loans, a CPR of 14.0% per annum each month is assumed. As used in the tables below, a 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption (i.e., no prepayments). Correspondingly, a 75% Prepayment Assumption assumes a prepayment rate equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the Transferor, the Depositor nor the Underwriter make any representations about the appropriateness of the Prepayment Assumption or the CPR.

     Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the 'Modeling Assumptions') have been made:

          (i) all scheduled principal payments on the Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period for the Initial Loans commencing on June 1, 1998, and with the first Due Period for the Subsequent Loans commencing on July 1, 1998, no delinquencies or losses occur on the Loans and all Loans have a first payment date that occurs thirty (30) days after the origination thereof;

          (ii) the scheduled payments on the Loans have been calculated on the outstanding Principal Balance (prior to giving effect to prepayments), the Loan Rate and the remaining term to stated maturity such that the Loans will fully amortize by their remaining term to stated maturity;

          (iii) all scheduled payments of interest and principal in respect of the Loans have been made through the Cut-Off Date or, in the case of Sub-Pools 10 through 18, July 1, 1998; provided, that with respect to the first Due Period, the Transferor will retain 82% of all interest collected in June 1998;

          (iv) all Loans prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Offered Notes occurs (except with respect to the calculation of the 'Weighted Average Life-to-Call (Years)' figures in the following tables) and no substitutions or repurchases of the Loans occur;

          (v) all prepayments in respect of the Loans include 30 days' accrued interest thereon;

          (vi) the Closing Date for the Offered Notes is June 30, 1998;

          (vii) each year will consist of twelve 30-day months (with respect to the Class A-1 Notes, interest will be calculated on the basis of a 360 day year and the actual number of days elapsed);

          (viii) cash payments are received by the holders of the Offered Notes on the 15th day of each month, commencing in July 1998;

          (ix) the Overcollateralization Target Amount will be as defined herein;

          (x) the Pre-Funding Payment Trigger does not occur;

          (xi) the Note Interest Rate for each Class of Notes (other than the Class A-1 Notes) is as set forth on the cover page hereof; provided, however, that the Note Interest Rate on each Class of Notes will be increased by 0.50% per annum, commencing on the first day of the Accrual Period in which the Clean-up Call Date occurs;

          (xii) the Note Interest Rate on the Class A-1 Notes will remain constant at 5.73625% per annum;

          (xiii) the additional fees deducted from the interest collections in respect of the Loans include the Servicing Fee and 0.01% on the aggregate Class Principal Balances of the Notes in respect of all other fees;

          (xiv) no reinvestment income from any Account (except the Pre-Funding Account) is earned and available for payment;

          (xv) Sub-Pools 10 through 18 (specified in the table below) are transferred to the Grantor Trust in July 1998 with principal payments on such Loans being received by the Servicer in July 1998 and passed through to holders of the Offered Notes on the Payment Date in August 1998;

          (xvi) funds in the Pre-Funding Account will be invested in investments that accrue interest at a net rate of 7.5% per annum (provided, that for the first Due Period, such amounts will be less 82% of amounts earned);

          (xvii) there will be no prepayment on the Offered Notes from amounts on deposit in the Pre-Funding Account; and

          (xviii) the Pool consists of Loans having the following characteristics:

                          ASSUMED LOAN CHARACTERISTICS

                                                 ORIGINAL TERM     REMAINING TERM
               CUT-OFF DATE                       TO MATURITY       TO MATURITY
SUB-POOL     PRINCIPAL BALANCE     LOAN RATE       (MONTHS)           (MONTHS)
--------     -----------------     ---------     -------------     --------------
    1           $17,268,482          12.555%          179                178
    2           $21,541,640          12.328%          179                176
    3           $19,022,249          12.818%          240                238
    4           $16,742,050          12.532%          300                300
    5           $42,949,849          12.695%          300                299
    6           $24,000,251          12.716%          300                298
    7           $17,355,870          12.891%          300                297
    8           $23,603,049          12.519%          300                296
    9           $13,630,466          11.832%          300                295
   10(1)        $ 4,858,626          12.909%          179                178
   11(1)        $ 5,516,327          12.943%          179                176
   12(1)        $ 5,509,437          13.088%          239                237
   13(1)        $ 4,814,932          12.816%          293                293
   14(1)        $12,311,395          13.004%          299                298
   15(1)        $ 6,773,656          13.098%          297                295
   16(1)        $ 4,989,512          13.184%          295                292
   17(1)        $ 6,378,225          12.973%          296                292
   18(1)        $ 2,733,986          13.035%          297                292

------------

(1) Sub-Pools 10 through 18 represent the Original Pre-Funding Amount.

                            ------------------------
     The following tables indicate at the specified percentages of the Prepayment Assumption the corresponding weighted average lives of each Class of Notes.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                   CLASS A-1 NOTES
                                                                     --------------------------------------------
                               DATE                                   0%     50%     75%     100%    125%    150%
------------------------------------------------------------------   ----    ----    ----    ----    ----    ----
Initial Percent...................................................   100     100     100     100     100     100
June 15, 1999.....................................................    74      56      47      38      29      20
June 15, 2000.....................................................    68      19       0       0       0       0
June 15, 2001.....................................................    61       0       0       0       0       0
June 15, 2002.....................................................    54       0       0       0       0       0
June 15, 2003.....................................................    46       0       0       0       0       0
June 15, 2004.....................................................    37       0       0       0       0       0
June 15, 2005.....................................................    26       0       0       0       0       0
June 15, 2006.....................................................    14       0       0       0       0       0
June 15, 2007.....................................................     0       0       0       0       0       0
Weighted Average Life-to-Maturity (Years)(2)......................   4.31    1.23    0.99    0.85    0.76    0.70
Weighted Average Life-to-Call (Years)(2)..........................   4.31    1.23    0.99    0.85    0.76    0.70

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                    CLASS A-2 NOTES
                                                                     ---------------------------------------------
                               DATE                                   0%      50%     75%     100%    125%    150%
------------------------------------------------------------------   -----    ----    ----    ----    ----    ----
Initial Percent...................................................     100    100     100     100     100     100
June 15, 1999.....................................................     100    100     100     100     100     100
June 15, 2000.....................................................     100    100      96      75      55      35
June 15, 2001.....................................................     100     86      54      24       0       0
June 15, 2002.....................................................     100     57      16       0       0       0
June 15, 2003.....................................................     100     29       0       0       0       0
June 15, 2004.....................................................     100      3       0       0       0       0
June 15, 2005.....................................................     100      0       0       0       0       0
June 15, 2006.....................................................     100      0       0       0       0       0
June 15, 2007.....................................................     100      0       0       0       0       0
June 15, 2008.....................................................      86      0       0       0       0       0
June 15, 2009.....................................................      70      0       0       0       0       0
June 15, 2010.....................................................      52      0       0       0       0       0
June 15, 2011.....................................................      32      0       0       0       0       0
June 15, 2012.....................................................       9      0       0       0       0       0
June 15, 2013.....................................................       0      0       0       0       0       0
Weighted Average Life-to-Maturity (Years)(2)......................   11.98    4.26    3.13    2.50    2.10    1.82
Weighted Average Life-to-Call (Years)(2)..........................   11.98    4.26    3.13    2.50    2.10    1.82

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                    CLASS A-3 NOTES
                                                                     ---------------------------------------------
                               DATE                                   0%      50%     75%     100%    125%    150%
------------------------------------------------------------------   -----    ----    ----    ----    ----    ----
Initial Percent...................................................     100    100     100     100     100     100
June 15, 1999.....................................................     100    100     100     100     100     100
June 15, 2000.....................................................     100    100     100     100     100     100
June 15, 2001.....................................................     100    100     100     100      90      23
June 15, 2002.....................................................     100    100     100      49       0       0
June 15, 2003.....................................................     100    100      56       0       0       0
June 15, 2004.....................................................     100    100       0       0       0       0
June 15, 2005.....................................................     100     45       0       0       0       0
June 15, 2006.....................................................     100      0       0       0       0       0
June 15, 2007.....................................................     100      0       0       0       0       0
June 15, 2008.....................................................     100      0       0       0       0       0
June 15, 2009.....................................................     100      0       0       0       0       0
June 15, 2010.....................................................     100      0       0       0       0       0
June 15, 2011.....................................................     100      0       0       0       0       0
June 15, 2012.....................................................     100      0       0       0       0       0
June 15, 2013.....................................................      63      0       0       0       0       0
June 15, 2014.....................................................      23      0       0       0       0       0
June 15, 2015.....................................................       0      0       0       0       0       0
Weighted Average Life-to-Maturity (Years)(2)......................   15.36    6.92    5.08    4.00    3.31    2.82
Weighted Average Life-to-Call (Years)(2)..........................   15.36    6.92    5.08    4.00    3.31    2.82

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                   CLASS A-4 NOTES
                                                                    ----------------------------------------------
                              DATE                                   0%       50%     75%     100%    125%    150%
-----------------------------------------------------------------   -----    -----    ----    ----    ----    ----
Initial Percent..................................................     100      100    100     100     100     100
June 15, 1999....................................................     100      100    100     100     100     100
June 15, 2000....................................................     100      100    100     100     100     100
June 15, 2001....................................................     100      100    100     100     100     100
June 15, 2002....................................................     100      100    100     100      85      67
June 15, 2003....................................................     100      100    100      82      61      43
June 15, 2004....................................................     100      100     87      62      41      24
June 15, 2005....................................................     100      100     71      45      25       9
June 15, 2006....................................................     100       90     57      31      12       0
June 15, 2007....................................................     100       76     43      19       1       0
June 15, 2008....................................................     100       64     32       9       0       0
June 15, 2009....................................................     100       52     21       0       0       0
June 15, 2010....................................................     100       41     11       0       0       0
June 15, 2011....................................................     100       30      3       0       0       0
June 15, 2012....................................................     100       20      0       0       0       0
June 15, 2013....................................................     100       11      0       0       0       0
June 15, 2014....................................................     100        4      0       0       0       0
June 15, 2015....................................................      87        0      0       0       0       0
June 15, 2016....................................................      75        0      0       0       0       0
June 15, 2017....................................................      61        0      0       0       0       0
June 15, 2018....................................................      46        0      0       0       0       0
June 15, 2019....................................................      31        0      0       0       0       0
June 15, 2020....................................................      15        0      0       0       0       0
June 15, 2021....................................................       0        0      0       0       0       0
Weighted Average Life-to-Maturity (Years)(2).....................   19.67    11.38    8.78    7.00    5.77    4.89
Weighted Average Life-to-Call (Years)(2).........................   19.67    11.38    8.78    7.00    5.77    4.89

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                   CLASS A-5 NOTES
                                                                  --------------------------------------------------
                             DATE                                  0%       50%      75%     100%     125%     150%
---------------------------------------------------------------   -----    -----    -----    -----    -----    -----
Initial Percent................................................     100      100      100      100      100      100
June 15, 1999..................................................     100      100      100      100      100      100
June 15, 2000..................................................     100      100      100      100      100      100
June 15, 2001..................................................     100      100      100      100      100      100
June 15, 2002..................................................     100      100      100      100      100      100
June 15, 2003..................................................     100      100      100      100      100      100
June 15, 2004..................................................     100      100      100      100      100      100
June 15, 2005..................................................     100      100      100      100      100      100
June 15, 2006..................................................     100      100      100      100      100       93
June 15, 2007..................................................     100      100      100      100      100       71
June 15, 2008..................................................     100      100      100      100       81       54*
June 15, 2009..................................................     100      100      100       99       64       41*
June 15, 2010..................................................     100      100      100       81       50*      30*
June 15, 2011..................................................     100      100      100       65       39*      22*
June 15, 2012..................................................     100      100       88       51*      29*      16*
June 15, 2013..................................................     100      100       72       40*      22*      12*
June 15, 2014..................................................     100      100       60*      32*      17*       9*
June 15, 2015..................................................     100       94       50*      26*      13*       6*
June 15, 2016..................................................     100       79       40*      20*      10*       4*
June 15, 2017..................................................     100       64       32*      15*       7*       0
June 15, 2018..................................................     100       51*      24*      11*       5*       0
June 15, 2019..................................................     100       40*      18*       8*       1*       0
June 15, 2020..................................................     100       29*      13*       5*       0        0
June 15, 2021..................................................      93       18*       8*       0        0        0
June 15, 2022..................................................      43*       8*       0        0        0        0
June 15, 2023..................................................       0        0        0        0        0        0
Weighted Average Life-to-Maturity (Years)(2)...................   23.86    20.32    17.56    15.03    12.87    11.10
Weighted Average Life-to-Call (Years)(2).......................   23.48    18.64    15.29    12.70    10.67     9.11

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                    CLASS M-1 NOTES
                                                                    -----------------------------------------------
                              DATE                                   0%       50%      75%     100%    125%    150%
-----------------------------------------------------------------   -----    -----    -----    ----    ----    ----
Initial Percent..................................................     100      100      100    100     100     100
June 15, 1999....................................................     100      100      100    100     100     100
June 15, 2000....................................................     100      100      100    100     100     100
June 15, 2001....................................................     100      100      100    100     100     100
June 15, 2002....................................................     100      100      100    100      97      83
June 15, 2003....................................................     100      100      100     94      78      65
June 15, 2004....................................................     100      100       99     80      63      50
June 15, 2005....................................................     100      100       86     67      51      38
June 15, 2006....................................................     100      100       75     56      41      30
June 15, 2007....................................................     100       90       65     46      33      23
June 15, 2008....................................................     100       81       56     38      26      17 *
June 15, 2009....................................................     100       72       48     31      20      13 *
June 15, 2010....................................................     100       63       40     26      16 *    10 *
June 15, 2011....................................................     100       55       34     21      12 *     7 *
June 15, 2012....................................................     100       47       28     16 *     9 *     5 *
June 15, 2013....................................................     100       40       23     13 *     7 *     4 *
June 15, 2014....................................................     100       35       19*    10 *     5 *     3 *
June 15, 2015....................................................      99       30       16*     8 *     4 *     2 *
June 15, 2016....................................................      89       25       13*     6 *     3 *     0
June 15, 2017....................................................      78       20       10*     5 *     2 *     0
June 15, 2018....................................................      67       16*       8*     4 *     0       0
June 15, 2019....................................................      56       13*       6*     3 *     0       0
June 15, 2020....................................................      44        9*       4*     1 *     0       0
June 15, 2021....................................................      30        6*       2*     0       0       0
June 15, 2022....................................................      14*       2*       0      0       0       0
June 15, 2023....................................................       0        0        0      0       0       0
Weighted Average Life-to-Maturity (Years)(2).....................   21.26    14.52    11.82    9.75    8.18    6.99
Weighted Average Life-to-Call (Years)(2).........................   21.14    13.99    11.10    9.02    7.50    6.37

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                    CLASS M-2 NOTES
                                                                    -----------------------------------------------
                              DATE                                   0%       50%      75%     100%    125%    150%
-----------------------------------------------------------------   -----    -----    -----    ----    ----    ----
Initial Percent..................................................     100      100      100    100     100     100
June 15, 1999....................................................     100      100      100    100     100     100
June 15, 2000....................................................     100      100      100    100     100     100
June 15, 2001....................................................     100      100      100    100     100     100
June 15, 2002....................................................     100      100      100    100      97      83
June 15, 2003....................................................     100      100      100     94      78      65
June 15, 2004....................................................     100      100       99     80      63      50
June 15, 2005....................................................     100      100       86     67      51      38
June 15, 2006....................................................     100      100       75     56      41      30
June 15, 2007....................................................     100       90       65     46      33      23
June 15, 2008....................................................     100       81       56     38      26      17 *
June 15, 2009....................................................     100       72       48     31      20      13 *
June 15, 2010....................................................     100       63       40     26      16 *    10 *
June 15, 2011....................................................     100       55       34     21      12 *     7 *
June 15, 2012....................................................     100       47       28     16 *     9 *     5 *
June 15, 2013....................................................     100       40       23     13 *     7 *     4 *
June 15, 2014....................................................     100       35       19*    10 *     5 *     2 *
June 15, 2015....................................................      99       30       16*     8 *     4 *     0
June 15, 2016....................................................      89       25       13*     6 *     3 *     0
June 15, 2017....................................................      78       20       10*     5 *     0       0
June 15, 2018....................................................      67       16*       8*     4 *     0       0
June 15, 2019....................................................      56       13*       6*     1 *     0       0
June 15, 2020....................................................      44        9*       4*     0       0       0
June 15, 2021....................................................      30        6*       1*     0       0       0
June 15, 2022....................................................      14*       1*       0      0       0       0
June 15, 2023....................................................       0        0        0      0       0       0
Weighted Average Life-to-Maturity (Years)(2).....................   21.26    14.51    11.80    9.73    8.16    6.96
Weighted Average Life-to-Call (Years)(2).........................   21.14    13.99    11.10    9.02    7.50    6.37

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

                            ------------------------
     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                    CLASS B-1 NOTES
                                                                    -----------------------------------------------
                              DATE                                   0%       50%      75%     100%    125%    150%
-----------------------------------------------------------------   -----    -----    -----    ----    ----    ----
Initial Percent..................................................     100      100      100    100     100     100
June 15, 1999....................................................     100      100      100    100     100     100
June 15, 2000....................................................     100      100      100    100     100     100
June 15, 2001....................................................     100      100      100    100     100     100
June 15, 2002....................................................     100      100      100    100      97      83
June 15, 2003....................................................     100      100      100     94      78      65
June 15, 2004....................................................     100      100       99     80      63      50
June 15, 2005....................................................     100      100       86     67      51      38
June 15, 2006....................................................     100      100       75     56      41      30
June 15, 2007....................................................     100       90       65     46      33      23
June 15, 2008....................................................     100       81       56     38      26      17 *
June 15, 2009....................................................     100       72       48     31      20      13 *
June 15, 2010....................................................     100       63       40     26      16 *    10 *
June 15, 2011....................................................     100       55       34     21      12 *     7 *
June 15, 2012....................................................     100       47       28     16 *     9 *     4 *
June 15, 2013....................................................     100       40       23     13 *     7 *     1 *
June 15, 2014....................................................     100       35       19*    10 *     4 *     0
June 15, 2015....................................................      99       30       16*     8 *     2 *     0
June 15, 2016....................................................      89       25       13*     6 *     0       0
June 15, 2017....................................................      78       20       10*     3 *     0       0
June 15, 2018....................................................      67       16*       8*     1 *     0       0
June 15, 2019....................................................      56       13*       5*     0       0       0
June 15, 2020....................................................      44        9*       1*     0       0       0
June 15, 2021....................................................      30        5*       0      0       0       0
June 15, 2022....................................................      14*       0        0      0       0       0
June 15, 2023....................................................       0        0        0      0       0       0
Weighted Average Life-to-Maturity (Years)(2).....................   21.25    14.49    11.75    9.66    8.09    6.90
Weighted Average Life-to-Call (Years)(2).........................   21.14    13.99    11.10    9.02    7.50    6.37

------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

* Indicates that the cash flows are contingent on the optional termination provision not being exercised.

                            ------------------------

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     The pay-down scenarios for the Offered Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under this caption 'Prepayment and Yield Considerations'). As a result, there can be no assurance that any of the foregoing pay-down scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Offered Notes will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Loans will prepay at a constant rate or that all of the Loans will prepay at the same rate. Moreover, the Loans actually included in the

Pool, the payment experience of such Loans and certain other factors affecting the payments on the Offered Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Loans will differ in many respects from such Modeling Assumptions. See 'The Pool' herein. To the extent that the Loans actually included in the Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Offered Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See 'Risk Factors -- Yield, Prepayment and Maturity Considerations' herein.

     In light of the uncertainties inherent in the foregoing pay-down scenarios, the inclusion of the weighted average lives of the Offered Notes in the foregoing tables should not be regarded as a representation by the Transferor, the Depositor, the Underwriter or any other person that any of the foregoing pay-down scenarios will be experienced.

                                THE OWNER TRUST

GENERAL

     DiTech Home Loan Owner Trust 1998-1 (the 'Owner Trust' or the 'Issuer'), is a business trust to be formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Owner Trust will not engage in any activity other than (i) acquiring and holding the Grantor Trust Certificate and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Residual Interest Certificates, (iii) making payments on the Notes and distributions on the Residual Interest Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     The Residual Interest Certificates represent the residual interest in the assets of the Issuer. The Issuer will initially be capitalized with equity equal to the Residual Interest. The Residual Interest Certificates, together with the Notes, will be delivered by the Issuer to the Depositor as consideration for the Grantor Trust Certificate pursuant to the Sale and Servicing Agreement.

     The assets of the Issuer will consist primarily of the Grantor Trust Certificate and all amounts distributable thereon. The assets of the Issuer also will include (i) amounts on deposit in the Note Payment Account, the Capitalized Interest Account and the Certificate Distribution Account; (ii) the assignment of all rights of the Depositor under the Grantor Trust Agreement; and (iii) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Issuer's principal offices will be located in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address set forth below under ' -- The Owner Trustee.'

THE OWNER TRUSTEE

     Bankers Trust (Delaware) will act as the Owner Trustee under the Owner Trust Agreement. Bankers Trust (Delaware) is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

     Certain functions of the Owner Trustee under the Owner Trust Agreement and the Sale and Servicing Agreement will be performed by the Indenture Trustee, including maintaining the Certificate Distribution Account and making distributions therefrom.

                               THE GRANTOR TRUST

     On the Closing Date, the Depositor will deposit into DiTech Grantor Trust 1998-1 (the 'Grantor Trust') the Initial Loans expected to have an aggregate principal balance as of the Cut-Off Date of approximately $196,113,905 (the 'Original Pool Principal Balance'), pursuant to a Grantor Trust Agreement dated as of June 1, 1998 (the 'Grantor Trust Agreement') among the Depositor, as depositor, DiTech and the Grantor Trustee. On or prior to September 30, 1998, the Grantor Trustee may purchase additional loans (the 'Subsequent Loans' and, together with the Initial Loans, the 'Loans') having an aggregate unpaid principal balance of up to the Original Pre-Funding Amount. On the Closing Date, the Depositor will sell the Grantor Trust Certificate to the Issuer pursuant to a Sale and Servicing Agreement dated as of June 1, 1998 (the 'Sale and Servicing Agreement'), among the Issuer, the Depositor, the Transferor, the Servicer, the Grantor Trustee and the Indenture Trustee.

     The assets of the Grantor Trust will consist primarily of the Pool of Loans, substantially all of which are secured by second lien Mortgages. See 'The Pool' herein. The assets of the Grantor Trust also will include (i) payments of principal and interest in respect of the Loans received after the Cut-Off Date (less, in the case of the Initial Loans, approximately 82% of the interest collected thereon during June 1998); (ii) amounts on deposit in the Collection Account and Pre-Funding Account; (iii) an assignment of the Depositor's rights under a Home Loan Purchase Agreement dated as of June 1, 1998 between the Transferor and the Depositor (the 'Home Loan Purchase Agreement'); and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Transferor will retain accrued interest on the Initial Loans up to the Closing Date and on any Subsequent Loans up to the date of the related subsequent transfer.

     The Grantor Trust will include the unpaid Principal Balance of each Loan as of its applicable Cut-Off Date (the 'Cut-Off Date Principal Balance'). The 'Principal Balance' of a Loan on any day is equal to its Cut-Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Loan since the Cut-Off Date, including any principal losses recorded by the Servicer on account of a short pay-off, short sale or other modification of such Loan affecting the Principal Balance thereof; provided, however, that any Liquidated Home Loan will have a Principal Balance of zero. With respect to any date, the 'Pool Principal Balance' will be equal to the aggregate Principal Balances of all Loans as of such date.

     The Servicer will service the Loans pursuant to the Sale and Servicing Agreement and will be compensated for such services as described under 'Description of the Transfer and Servicing Agreements -- Servicing' herein.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL

     The Issuer will issue nine Classes of Home Loan Asset Backed Notes (collectively, the 'Notes') pursuant to an Indenture to be dated as of June 1, 1998 (the 'Indenture'), between the Issuer and the Indenture Trustee. The Notes listed on the cover hereof (the 'Offered Notes') have the designations and aggregate initial principal amounts specified on the cover hereof. The Notes will include $7,537,500 aggregate initial principal amount of Class B-2 Notes (the 'Class B-2 Notes'). The Issuer will also issue certificates (the 'Residual Interest Certificates') evidencing the residual interest in the Issuer pursuant to the terms of an Owner Trust Agreement dated as of June 1, 1998 (the 'Owner Trust Agreement'), among the Transferor, the Depositor and the Owner Trustee. The Notes will be secured by the assets of the Issuer pursuant to the Indenture. The Class B-2 Notes and the Residual Interest Certificates are not being offered hereby.

     On the 15th day of each month or, if such day is not a Business Day, the first Business Day immediately following such day, commencing in July 1998 (each such date, a 'Payment Date'), the Indenture Trustee or its designee will pay to the persons in whose names the Notes are registered on the last Business Day of the month immediately preceding the month of the related Payment Date (each such date, a 'Record Date'), the portion of the aggregate payment to be made to each holder of a Note as described below. Prior to any termination of the book-entry provisions, payments on the Offered Notes will be made to Beneficial Owners only through DTC and DTC Participants. See 'Description of the
Securities -- Book-Entry Registration of Securities' in the Prospectus.

     Beneficial ownership interests in each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2 and Class B-1 Notes will be held in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Offered Note of each Class may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Notes of such Class.

PAYMENTS ON THE OFFERED NOTES

     For the definitions of certain of the defined terms used in the following subsections, see ' -- Related Definitions' below.

     Available Collection Amount. Payments on the Offered Notes on each Payment Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the eighth calendar day of each month or, if such day is not a Business Day, then the immediately preceding Business Day (each such day, a 'Determination Date'). With respect to each Payment Date, the 'Available Collection Amount' is the sum of (i) all amounts received on the Loans or required to be paid by the Servicer or the Transferor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account, amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account and, in the case of the first Due Period, approximately 82% of interest collected, which is to be retained by the Transferor) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code; (ii) any and all income or gain from investments in the Collection Account, the Note Payment Account and the Certificate Distribution Account; (iii) the Purchase Price paid for any Loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and (iv) upon the exercise of an optional termination of the Trust by the Majority Residual Interestholders, the Termination Price.

     Payments of Interest. Interest on the Class Principal Balance of each Class of Notes will accrue thereon during each Accrual Period at their respective Note Interest Rates per annum, and will be payable to the holders of the Notes monthly on each Payment Date, commencing in July 1998; provided, however, that the Note Interest Rate on each Class of Notes will be increased by 0.50% per annum, commencing on the first day of the Accrual Period in which the Clean-up Call Date occurs.

     Interest payments on the Notes will be made from the 'Available Payment Amount', which is the Available Collection Amount (plus, on the Payment Date relating to the Due Period in which the termination of the Pre-Funding Period occurred, the amount on deposit in the Pre-Funding Account at such time received in respect of the Grantor Trust Certificate and on each Payment Date on or prior to the Payment Date in September 1998, the amount if any withdrawn from the Capitalized Interest Account as described herein under ' -- Capitalized Interest Account') remaining after the payment of the Fees and Expenses. Interest payments will be made, first, to the Classes of Senior Notes pro rata, second, to the Classes of Mezzanine Notes sequentially, and, third, to the Class B Notes sequentially. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on all Classes of Notes on any Payment Date. In such event, each Note of the affected Class will receive its ratable share (based upon the aggregate amount of interest due to such Class) of the remaining amount available to be paid as interest after the payment of all interest due on each Class having a higher interest payment priority. In addition, any such interest deficiency will be carried forward as a Noteholders' Interest Carry-Forward Amount, and will be paid to holders of each such Class of Notes on subsequent Payment Dates to the extent that sufficient funds are available. Any such interest deficiency could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high or were concentrated in a particular month. No interest will accrue on any Noteholders' Interest Carry-Forward Amount.

     Payments of Principal. Principal payments will be made to the holders of the Notes on each Payment Date in an amount generally equal to (i) the Regular Principal Payment Amount plus (ii) to the extent of the Overcollateralization Deficiency Amount, any Excess Spread for such Payment Date less (iii) the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount. The aggregate payments of principal to each Class of Notes will not exceed the Original Class Principal Balances thereof.

PRIORITY OF PAYMENTS

     A. On each Payment Date, the Regular Payment Amount will be paid in the following order of priority:

          (i) to the holders of the Senior Notes, pro rata, the applicable portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Senior Notes;

          (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, the applicable portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Mezzanine Notes;

          (iii) sequentially, to the holders of the Class B-1 and, subject to reduction as described under 'Description of Credit
     Enhancement -- Subordination and Allocation of Losses, the Class B-2 Notes, in that order, the applicable portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class B Notes;

          (iv) if with respect to such Payment Date the Pre-Funding Payment Trigger has occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be paid to all Classes of Offered Notes and the Class B-2 Notes, pro rata, based on the Original Class Principal Balances thereof;

          (v) sequentially, to pay principal of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, in an amount necessary to reduce the aggregate Class Principal Balance of such Senior Notes to the Senior Optimal Principal Balance for such Payment Date; provided, however, that on each Payment Date occurring on or after any reduction of the Class Principal Balances of the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes to zero through the application of Allocable Loss Amounts, payments shall be made among such Senior Notes pro rata and not sequentially until the respective Class Principal Balances thereof are reduced to zero;

          (vi) sequentially, to pay principal of the Class M-1 and the Class M-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Payment Date;

          (vii) sequentially, to pay principal of the Class B-1 and Class B-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Payment Date;

          (viii) to the appropriate Classes of Notes, an amount equal to the Overcollateralization Deficiency Amount, if any, in the priorities and amounts specified in paragraph B below (after giving effect to payments made pursuant to clauses (i) through (vii) above), and thereafter sequentially, to the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full;

          (ix) sequentially, to pay to the Class B-1 Notes and the Class B-2 Notes, in that order, the Class B-1 Maximum Note Interest Rate Shortfall Amount, if any, and the Class B-2 Maximum Note Interest Rate Shortfall Amount, if any, respectively; and

          (x) any remaining amount to the holders of the Residual Interest Certificates.

     B. On each Payment Date, the Excess Spread, if any, will be applied in the following order of priority (in each case after giving effect to all payments specified in paragraph A above):

          (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

             (A) sequentially, to pay principal of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of such Senior Notes to the Senior Optimal Principal Balance for such Payment Date;

             (B) sequentially, to pay principal of the Class M-1 and Class M-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Payment Date; and

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             (C) sequentially, to pay principal of the Class B-1 and Class B-2
        Notes, in that order, until the Class Principal Balances thereof are reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Payment Date;

          (ii) sequentially, to the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full;

          (iii) sequentially, to pay to the Class B-1 Notes and the Class B-2 Notes, in that order, the Class B-1 Maximum Note Interest Rate Shortfall Amount, if any, and the Class B-2 Maximum Note Interest Rate Shortfall Amount, if any, respectively; and

          (iv) any remaining amount to the holders of the Residual Interest Certificates.

RELATED DEFINITIONS

     For purposes hereof, the following terms shall have the following meanings:

     Accrual Period: For each Class of Notes will be (i) in the case of the Class A-1 Notes, the period beginning on the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day preceding the related Payment Date, and (ii) in the case of the other Classes of Notes, the calendar month preceding the month in which the related Payment Date occurs (except, in the case of the first Payment Date, in which case the Accrual Period shall be June 30, 1998). Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest on the other Classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York or in the city in which the corporate trust office of the Indenture Trustee is located or in the city in which the Servicer's servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

     Class Principal Balance: With respect to each Class of Notes and as of any date of determination, the Original Class Principal Balance of such Class reduced by the sum of (i) all amounts previously paid in respect of principal of such Class on all previous Payment Dates and (ii) with respect to the Mezzanine Notes and the Class B Notes, all Allocable Loss Amounts applied in reduction of principal of such Classes on all previous Payment Dates.

     Class B-1 Maximum Note Interest Rate Shortfall Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount payable to the Class B-1 Notes (calculated without regard to the Maximum
Note Interest Rate) for the such Payment Date, over the Noteholders' Monthly Interest Payment Amount payable to the Class B-1 Notes (calculated giving effect to the Maximum Note Interest Rate) for the such Payment Date, plus any outstanding Maximum Note Interest Rate Shortfall Amount not reimbursed to such Class B-1 Notes on such preceding Payment Date with accrued interest thereon at 9.50% per annum.

     Class B-1 Optimal Principal Balance: With respect to any Payment Date prior to the Step-down Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes and the Mezzanine Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Senior Notes and the Mezzanine Notes) and (ii) the greater of (x) 6.03% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (calculated without giving effect to the pr oviso in the definition thereof) for such Payment Date and (y) 0.50% of the Maximum Collateral Amount.

     Class B-2 Maximum Note Interest Rate Shortfall Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount payable to the Class B-2 Notes (calculated without regard to the Maximum
Note Interest Rate) for such Payment Date, over the Noteholders' Monthly Interest Payment Amount payable to the Class B-2 Notes (calculated giving effect to the Maximum Note Interest Rate) for the such Payment Date, plus any outstanding Maximum

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Note Interest Rate Shortfall Amount not reimbursed to such Class B-2 Notes on such preceding Payment Date, with accrued interest thereon at 9.50% per annum.

     Class B-2 Optimal Principal Balance: With respect to any Payment Date prior to the Step-down Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes) and (ii) the Overcollateralization Target Amount for such Payment Date.

     Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Step-down Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account payments made on such Payment Date in reduction of the Class Principal Balances of the Classes of Senior Notes) and (ii) the greater of (x) 36.6825 of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (calculated without giving effect to the proviso in the definition thereof) for such Payment Date and (y) 0.50% of the Maximum Collateral Amount.

     Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Step-down Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Classes of Senior Notes) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balance of the Class M-1 Notes made prior to such determination) and (ii) the greater of (x) 23.115% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (without giving effect to the proviso in the definition thereof) for such Payment Date and (y) 0.50% of the Maximum Collateral Amount.

     Excess Spread: With respect to any Payment Date, the excess, if any, of (a) the Available Payment Amount over (b) the Regular Payment Amount.

     Insurance Proceeds: With respect to any Payment Date, the proceeds paid to the Grantor Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Loan, net of any expenses which are incurred by the Grantor Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Grantor Trustee or the Servicer, but excluding the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Obligor in accordance with the accepted servicing procedures.

     LIBOR: For each Accrual Period (other than the initial Accrual Period) will be the rate for United States dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day before the first day of such Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Accrual Period. LIBOR for the initial Accrual Period will be 5.65625% per annum.

     LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     Liquidated Home Loan: Any Loan in respect of which a monthly payment is in excess of 30 days past due and as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earliest of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary accepted servicing practices that no further amounts are

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collectible on the Loan and any related Mortgaged Property or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

     Loss Reimbursement Deficiency: As of any date of determination and as to the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes or the Class B-2 Notes, the amount of Allocable Loss Amounts applied to the reduction of the Class Principal Balance of such Class, plus interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rates through the end of the Due Period immediately preceding the date of payment.

     Maximum Collateral Amount: The sum of the Original Pool Principal Balance and the Original Pre-Funding Amount.

     Maximum Note Interest Rate: With respect to any Payment Date and the Class B-1 Notes or the Class B-2 Notes, the Net Weighted Average Rate, if with respect to such Payment Date the Net Weighted Average Rate is less than 9.50% per annum.

     Net Delinquency Calculation Amount: With respect to any Payment Date, the excess, if any, of (x) the product of the Multiplier and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates. The 'Multiplier' will initially equal 1.7. The Multiplier may from time to time be permanently modified to a lesser amount (including zero) in the event that the Issuer shall have delivered to the Indenture Trustee confirmation from each Rating Agency that the rating assigned by it to each Class of Notes which it originally rated will not be downgraded or withdrawn as a result of such reduction.

     Net Liquidation Proceeds: With respect to any Payment Date, any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of Mortgaged Properties or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

     Net Weighted Average Rate: With respect to any Payment Date, will be the per annum rate equal to the weighted average (by principal balance) of the Loan Rates as of the first day of the related Due Period less 0.76%.

     Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Noteholders' Interest Carry-Forward Amount on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date.

     Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payment Amount and the Noteholders' Interest Carry-Forward Amount.

     Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, interest accrued for the related Accrual Period on each Class of Notes at the respective Note Interest Rate for such Class on the Class Principal Balance thereof immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all payments of principal to the holders of such Class of Notes on or prior to such preceding Payment Date.

     Overcollateralization Amount: With respect to any Payment Date, the amount equal to the excess, if any, of (a) the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the preceding Due Period, over (b) the aggregate of the Class Principal Balances of the Notes (after giving effect to payments on the Notes on such Payment Date).

     Overcollateralization Deficiency Amount: With respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

     Overcollateralization Target Amount: (A) With respect to any Payment Date occurring prior to the Step-down Date, an amount equal to the greater of (x) 4.00% of the Maximum Collateral Amount and

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(y) the Net Delinquency Calculation Amount; and (B) with respect to any other
Payment Date, an amount equal to the greater of (x) 8.00% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount will in no event be less than 0.50% of the Maximum Collateral Amount or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes; provided, however, if the sum of the aggregate Class Principal Balances of all Classes of Notes is less than 0.50% of the Maximum Collateral Amount, the Overcollateralization Target Amount may be less than 0.50% of the Maximum Collateral Amount but shall in no event be greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.

     Reference Bank Rate: With respect to any Accrual Period (other than the initial Accrual Period), the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

     Reference Banks: Three money center banks selected by the Indenture
Trustee.

     Regular Payment Amount: With respect to any Payment Date, the lesser of (a) the Available Payment Amount and (b) the sum of (i) the Noteholders' Interest Payment Amount and (ii) the Regular Principal Payment Amount.

     Regular Principal Payment Amount: On each Payment Date, an amount (but not in excess of the aggregate of the Class Principal Balances of the Notes immediately prior to such Payment Date) equal to the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) that portion of the Purchase Price of any repurchased Loan which represents principal received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) if such Payment Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of such Pre-Funding Period a Pre-Funding Payment Trigger shall not have occurred, the amount on deposit in the Pre-Funding Account on such date, and (vii) on the Payment Date on which the Issuer and the Grantor Trust are to be terminated pursuant to the Sale and Servicing Agreement, the Termination Price (net of any accrued and unpaid interest, due and unpaid Fees and Expenses and unreimbursed Servicing Advances).

     Released Mortgaged Property Proceeds: With respect to any Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which proceeds are not released to the Obligor in accordance with applicable law, accepted servicing procedures and the Sale and Servicing Agreement.

     Senior Optimal Principal Balance: With respect to any Payment Date prior to the Step-down Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the related Determination Date minus the greater of (a) 58.29% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (without giving effect to the proviso in the definition thereto) for such Payment Date and (b) 0.50% of the Maximum Collateral Amount.

                                      S-69


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     Six-Month Rolling Delinquency Average: With respect to any Payment Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the '60-Day Delinquency Amount' for any Due Period is the aggregate of the Principal Balances of all Loans that are 60 or more days delinquent, in foreclosure or REO Property as of the end of such Due Period, excluding any Liquidated Loan.

     Step-down Date: The first Payment Date occurring after June 2001 as to which the aggregate Class Principal Balance of the Senior Notes (after giving effect to payments of principal on such Payment Date) will be able to be reduced on such Payment Date (such determination to be made by the Indenture Trustee prior to giving effect to any payments on such Payment Date) to the excess of
(i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) the sum of (1) 58.29% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (such Overcollateralization Target Amount calculated without giving effect to the proviso in the definition thereof and calculated pursuant only to clause (B) in the definition thereof) and (b) 0.50% of the Maximum Collateral Amount.

     Undercollateralization Amount: With respect to any Payment Date, an amount (not less than zero) equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes, after giving effect to payments in respect of the Notes and the Residual Interest Certificates on such Payment Date, over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period. Notwithstanding the foregoing, on any date after the Payment Date on which the Undercollateralization Amount is first reduced to zero, such amount shall be deemed to be zero.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

     On any Payment Date after the Undercollateralization Amount has been reduced to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the Class Principal Balances of the Class B-2 Notes, the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero. On the date on which the Class Principal Balance of the Class B-2 Notes would otherwise be reduced to zero by the application of Allocable Loss Amounts, such Allocable Loss Amounts will be applied to reduce the interest payable on the Class B-2 Notes to zero prior to their application to reduce the Class Principal Balance of any more senior Class of Notes. On each Payment Date prior to the Payment Date on which the Undercollateralization Amount is reduced to zero, the Allocable Loss Amount will be zero. The Class Principal Balances of the Class A Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of any applicable Class of Offered Notes by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement Deficiency. Each such Class of Notes will be entitled to receive its Loss Reimbursement Deficiency, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement Deficiencies will not reduce the Class Principal Balance of the related Class or Classes. The Loss Reimbursement Deficiency with respect to the Class M-1, Class M-2 and Class B Notes will remain outstanding until the earlier of (x) the payment in full of such amount to the holders of such Class and (y) the occurrence of the applicable Maturity Date (although there is no requirement that such amounts be paid on such date).

PRE-FUNDING ACCOUNT

     On the Closing Date, approximately $53,886,095 (the 'Original Pre-Funding Amount') will be deposited in an account (the 'Pre-Funding Account'), which account will be in the name of the Indenture Trustee and shall be part of the assets of the Grantor Trust and which amount will be used to acquire Subsequent Loans. Depending on the Original Pool Principal Balance of the Initial Loans, the Original Pre-Funding Amount may be decreased or increased accordingly, provided that the amount of any such variance shall not exceed $5,000,000. During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account (net of investment earnings thereon) (the 'Pre-Funding Amount') will be reduced by the amount thereof used to purchase Subsequent Loans in accordance with the Grantor Trust Agreement. The 'Pre-Funding Period' is the period commencing on the Closing Date and ending

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generally on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (net of any investment earnings thereon) is less than $50,000 and (ii) September 30, 1998. On the Payment Date following the Due
Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funding Amount at the end of the Pre-Funding Period is less than $50,000, any such Pre-Funding Amount will be distributed in respect of the Grantor Trust Certificate and paid to holders of the Classes of Notes then entitled to receive principal on such Payment Date in reduction of the related Class Principal Balances, thus resulting in a partial redemption of the related Securities on such date. On the Payment Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funding Amount at the end of the Pre-Funding Period is greater than or equal to $50,000, such Pre-Funding Amount will be distributed in respect of the Grantor Trust Certificate and paid to the holders of all Classes of Notes, pro rata, based on the respective Original
Class Principal Balances thereof.

     Amounts on deposit in the Pre-Funding Account will be invested in eligible investments. Any interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Note Payment Account for remittance to the Residual Interest Certificateholders.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, a portion of the sales proceeds of the Notes will be deposited in an account (the 'Capitalized Interest Account') for application by the Indenture Trustee on the Payment Dates in July 1998, August 1998 and September 1998 to cover shortfalls in interest on the Offered Notes and the Class B-2 Notes that may arise due to the utilization of the Pre-Funding Account as described herein. Any amounts remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be paid to DiTech.

OPTIONAL TERMINATION OF THE TRUST

     The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% (the 'Majority Residual Interestholders') may, at their option, effect an early termination of the Trust on or after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount, by purchasing all of the Loans and foreclosure property, if any, from the Grantor Trust at a price equal to or greater than the Termination Price. The 'Termination Price' shall be an amount equal to the greater of (a) the sum of (i) the then outstanding Class Principal Balances of the Classes of Notes plus all accrued and unpaid interest thereon at the then applicable interest rate, (ii) any Trust Fees and Expenses due and unpaid on such date and
(iii) any unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable and (b) the sum of (i) the Principal Balance of each Loan included in the Grantor Trust as of the last day of the month immediately preceding such Payment Date; (ii) all unpaid interest accrued on the Principal Balance of each such Loan at the related interest rate, to such date; and (iii) the aggregate fair market value of each foreclosure property included in the Grantor Trust on such date, as determined by an independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days prior to such date. The proceeds from such sale will be distributed in respect of the Grantor Trust Certificate and paid (1) first, to the outstanding Fees and Expenses, (2) second, to the Servicer for unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable, (3) third, to the holders of Notes in an amount equal to the then outstanding Class Principal Balance of the Notes plus all accrued and unpaid interest thereon, (4) fourth, to pay the holders of Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes, in that order, their respective Loss Reimbursement Deficiencies, if any,
(5) fifth, to pay to the holders of the Class B-1 Notes and Class B-2 Notes any remaining Class B-1 Maximum Note Interest Rate Shortfall Amount and Class B-2 Maximum Note Interest Rate Shortfall Amount and (6) sixth, to the holders of the Residual Interest Certificates, in an amount equal to the amount of proceeds remaining, if any, after the payments specified in clauses (1) through (5) above.

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                       DESCRIPTION OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Notes will be provided by
(i) the subordination of the right of the Residual Interest and certain Classes of Notes to receive payments with respect to interest and principal as described below under ' -- Subordination and Allocation of Losses' and (ii) the overcollateralization feature described below under ' -- Overcollateralization.'

SUBORDINATION AND ALLOCATION OF LOSSES

     Payments of interest on the Notes will be made first to the Senior Notes, second to the Class M-1 Notes, third to the Class M-2 Notes, fourth to the Class B-1 Notes and then to the Class B-2 Notes. In addition, payments of principal of the Notes generally will be made sequentially, such that no Class of Notes will receive any payments of principal until the Class Principal Balances of all Classes of Notes senior thereto have received all required payments of principal. In addition, all Allocable Loss Amounts applied in reduction of the Class Principal Balances of the Mezzanine Notes and Class B Notes will be applied first to the Class B-2 Notes, second to the Class B-1 Notes, third to the Class M-2 Notes and then to the Class M-1 Notes, until their respective Class Principal Balances have been reduced to zero. Notwithstanding the foregoing, on the date on which the Class Principal Balance of the Class B-2 Notes would otherwise be reduced to zero by the application of Allocable Loss Amounts, such Allocable Loss Amounts will be applied to reduce the interest payable on the Class B-2 Notes to zero prior to their application to reduce the Class Principal Balance of any more senior Class of Notes. Allocable Loss Amounts will not be applied to any Class of Senior Notes. The rights of the holders of the Residual Interest and the Class B-2 Notes to receive any payments on any Payment Date generally will be subordinated to the rights of the holders of the Offered Notes. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Classes of Offered Notes and to afford such holders protection against losses on the Loans, with the greatest amount of such enhancement and protection being provided to the Classes of Senior Notes, a lesser amount of such enhancement and protection being provided to the Mezzanine Notes and, in particular, the Class M-2 Notes, and the least amount of such enhancement and protection being provided to the Class B Notes, and in particular, the Class B-2 Notes. See 'Risk Factors -- Adequacy of Credit Enhancement' herein.

     On each Payment Date after the Undercollateralization Amount has been reduced to zero, the 'Allocable Loss Amount' will be equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all payments on such Payment Date) over (b) the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the preceding Due Period. On each Payment Date prior to the Payment Date on which the Initial Undercollateralization Amount is reduced to zero, the Allocable Loss Amount will be zero.

OVERCOLLATERALIZATION

     As of any date of determination, the 'Overcollateralization Amount' will equal the excess of the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the previous Due Period over the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all payments on the Notes on such Payment Date). A limited acceleration of the principal amortization of the Notes relative to the principal amortization of the Loans has been designed, first, to eliminate the Initial Undercollateralization Amount, and then to increase the Overcollateralization Amount over time by making additional payments of principal to the holders of the Notes from the payment of Excess Spread until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount. The 'Overcollateralization Target Amount' for any Payment Date occurring prior to the Step-down Date will be equal to the greater of (x) 4.00% of the Maximum Collateral Amount and (y) the Net Delinquency Calculation Amount; with respect to any other Payment Date, the Overcollateralization Target Amount will be equal to the greater of (x) 8.00% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount will in no event be less than 0.50% of the Maximum Collateral Amount or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes; provided, however, if the sum of the aggregate Class Principal Balances of all

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Classes of Notes is less than 0.50% of the Original Pool Principal Balance, the
Overcollateralization Target Amount may be less than 0.50% of the Original Pool Principal Balance but shall in no event be greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.

     If on any Payment Date there exists an Overcollateralization Deficiency Amount, payments of Excess Spread, if any, will be made as an additional payment of principal to the holders of the Notes, to be allocated among the Classes of Notes in the order of priority set forth under 'Description of the Offered
Notes -- Priority of Payments' herein. Such payments of Excess Spread are intended, first, to eliminate the Initial Undercollateralization Amount that will exist on the Closing Date, and then to accelerate the amortization of the Class Principal Balances of all Classes of Notes relative to the amortization of the Loans, thereby increasing the Overcollateralization Amount. The relative percentage of the aggregate of the Class Principal Balances of the Notes to the Pool Principal Balance will decrease as a result of the application of Excess Spread to reduce the Class Principal Balances of such Notes.

     On any Payment Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest as described herein rather than being paid as principal to the holders of the applicable Notes, thereby ceasing the acceleration of principal amortization of such Notes in relation to the principal amortization of the Pool until such time as the Overcollateralization Deficiency Amount is greater than zero (i.e., due to a reduction in the Overcollateralization Amount as a result of Net Loan Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy certain delinquency criteria).

     While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. For example, while the Class A-1 Notes remain outstanding, any increase in LIBOR will decrease the amount of Excess Spread for the related Payment Date. In addition, a high rate of delinquencies on the Loans during any Due Period could cause the amount of interest received on the Loans during such Due Period to be less than the amount of interest payable on the Notes on the related Payment Date. In such a case, the Class Principal Balances of the Notes could decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. See 'Risk
Factors -- Adequacy of Credit Enhancement' herein.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement, the Owner Trust Agreement and the Grantor Trust Agreement (collectively, the 'Transfer and Servicing Agreements'). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Offered Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading 'Description of the Securities' in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE LOANS AND THE GRANTOR TRUST CERTIFICATE

     On the Closing Date, all of the Transferor's right, title and interest in and to the Initial Loans will be sold, conveyed, transferred and assigned from the Transferor to the Depositor and then from the Depositor to the Grantor Trustee. On the Closing Date, all of the Depositor's right, title and interest in and to the Grantor Trust Certificate will be sold, conveyed, transferred and assigned from the Depositor to the Issuer. The Issuer, concurrently with the sale, conveyance, transfer and assignment of the Grantor Trust Certificate, will cause the Notes and the Residual Interest Certificates to be delivered to the

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Depositor in exchange for the Grantor Trust Certificate. The Issuer will pledge and assign the Grantor Trust Certificate to the Indenture Trustee in exchange for the Notes.

     In addition, the Transferor will, as to each Loan, deliver or cause to be delivered, to the Custodian, the related note endorsed in blank or to the order of the Grantor Trustee without recourse, any assumption and modification agreements and the Mortgage, if any, with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage, if any, in the name of the Grantor Trustee in recordable form, and any intervening assignments of the Mortgage (collectively, as to each Loan, the 'Grantor Trustee's Loan File'). With respect to the Loans secured by Mortgaged Properties located in California, the Transferor and the Depositor will not be required to record assignments of the Mortgages to the Grantor Trustee in the real property records of such states. See 'Risk
Factors -- Non-recordation of Assignments' herein. In such circumstances, the Transferor and the Depositor will deliver to the Custodian the assignments of the Mortgages in the name of the Grantor Trustee, and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Grantor Trust, the Grantor Trustee and the Security Owners. In all other circumstances, assignments of the Mortgages to the Grantor Trustee will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Grantor Trust and the Grantor's Trustee's interest in the Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor will deliver to the Custodian after recordation the assignments of the Mortgages in the name of the Grantor Trustee. The Custodian will agree, for the benefit of the holders of the Notes, to review (or cause to be reviewed) each Grantor Trustee's Loan File delivered to it within 45 days after the conveyance of the related Loan to the Grantor Trustee to ascertain that all required documents have been executed and received. Subject to certain cure provisions set forth in the Transfer and Servicing Agreements, the Transferor will be required to repurchase or replace Loans as to which a material document deficiency exists.

REPRESENTATIONS AND WARRANTIES

     In the Grantor Trust Agreement, the Transferor will represent and warrant to the Grantor Trustee, among other things, that: (i) the information with respect to each Loan set forth in the schedule appearing as an exhibit to the Grantor Trust Agreement delivered to the Grantor Trustee (the 'Loan Schedule') is true and correct in all material respects;(ii) upon the sale to the Depositor of each Loan, the Depositor will have good and indefeasible legal title to each Loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others; (iii) as of the Cut-Off Date, none of the Loans was 30 or more days past due; and (iv) at origination, each Loan complied in all material respects with applicable state and federal laws.

FEES AND EXPENSES

     As compensation for its services pursuant to the Sale and Servicing Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under ' -- Servicing' below. The Servicer is required to pay the fees of GMACM from the Servicing Fee. As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee, the Owner Trustee is entitled to the Owner Trustee Fee and the Grantor Trustee is entitled to the Grantor Trustee Fee.

SERVICING

     In consideration for the performance of the daily loan servicing functions for the Loans, the Servicer is entitled to receive a monthly servicing fee (the 'Servicing Fee') as to each Loan in the amount equal to one-twelfth of the product of 0.75% (the 'Servicing Fee Rate') and the Principal Balance of such Loan as of the first day of the immediately preceding Due Period (or as of the Cut Off-Date, with respect to the first Due Period). The Servicer will pay the fees of any Subservicer and of GMACM out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption, modification

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and other administrative fees, insufficient funds charges, late payment charges, prepayment penalties, and any other servicing-related penalties and fees (such additional compensation and the Servicing Fee, collectively, the 'Servicing Compensation').

     In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. However, the Servicer will make reasonable and customary expense advances with respect to the Loans (each, a 'Servicing Advance') in accordance with the accepted servicing procedures; provided, however, that with respect to any Loan the Servicer determines there is a reasonable likelihood of (i) recovering such Servicing Advance, together with any prior or expected future Servicing Advances for such Loan, and (ii) recovering an economically significant amount from the interest and principal owing on such Loan in excess of the costs and expenses to obtain such recovery. For example, such Servicing Advances with respect to a Loan may include costs and expenses advanced for the preservation, restoration and protection of the related Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. The Servicer generally will be entitled to receive reimbursement for such Servicing Advances (plus accrued interest thereon from the date of such advance to the date of reimbursement and at the rate equal to the Servicer's cost of funds) from the related Obligor or any proceeds realized from the liquidation of the related Loan or Mortgaged Property; however, the Servicer's right to so recover interest on Servicing Advances, or to so recover such Servicing Advances, may be limited. Any Servicing Advances previously made (together with interest thereon) and determined by the Servicer in accordance with accepted servicing practices to be nonrecoverable will be reimbursable from amounts in the Collection Account prior to distributions in respect of the Grantor Trust Certificate for payments to holders of the Offered Notes.

     DiTech will enter into an agreement with GMACM under which GMACM will oversee DiTech's performance as servicer with respect to the Loans in the Pool. If a Servicer Event of Default occurs, among other available remedies, the Grantor Trustee and the Grantor Trustee will have the right to require GMACM to assume DiTech's responsibilities as Servicer under the Sale and Servicing Agreement. See ' -- Servicer Events of Default' below and 'DiTech Funding Corporation -- Servicing Procedures' herein.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

     The Servicer is required to use its best efforts to deposit in an Eligible Account (as defined in the Sale and Servicing Agreement) (the 'Collection Account'), within two Business Days after receipt, all payments on the related Loans received after the Cut-Off Date on account of principal and interest, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Loan, interest and gains on funds held in the Collection Account and any amount required to be deposited in the Collection Account in connection with the termination of the Offered Notes. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Loans on or before the Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

     The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the holders of Notes, into which amounts released from the Collection Account in respect of distributions on the Grantor Trust Certificate for payment to the holders of Notes will be deposited and from which all payments to the holders of Notes will be made (the 'Note Payment Account'). The Servicer will also establish and maintain with the Indenture Trustee an account in the name of the Owner Trustee on behalf of the holders of the Residual Interest Certificates, into which amounts released from the Collection Account or Note Payment Account for distribution to the Residual Interest Certificates will be deposited and from which all distributions to the Residual Interest Certificates will be made (the 'Certificate Distribution Account' and, together with the Note Payment Account, the 'Payment Accounts').

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     On the second Business Day prior to each Payment Date, the Indenture
Trustee will deposit into the Payment Accounts the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account in respect of distributions on the Grantor Trust Certificate. On each Payment Date, the Indenture Trustee will make withdrawals from the Payment Accounts for application of the amounts specified under 'Description of the Offered Notes -- Payments on the Offered Notes' herein.

INCOME FROM ACCOUNTS

     So long as no Event of Default will have occurred and be continuing, amounts on deposit in the Payment Accounts and the Collection Account (collectively, the 'Accounts') will be invested by the Indenture Trustee, as directed by the Transferor, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. No such investment in any Account will mature later than the second Business Day immediately preceding the next Payment Date. All income or other gain from investments in any Account will be deposited in such Account, immediately on receipt and shall comprise a portion of the Available Collection Amount.

COLLECTION AND OTHER SERVICING PROCEDURES FOR LOANS

     The Servicer will be responsible for managing, servicing, administering and making collections on the Loans and performing the other actions required by the Servicer under the Sale and Servicing Agreement. In performing such obligations, the Servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Sale and Servicing Agreement. The Servicer has full power and authority, subject only to the specific requirements and prohibitions of the Sale and Servicing Agreement and the respective Loans, to do any and all things in connection with such servicing and administration which are consistent with the manner in which it services similar types of loans owned by the Servicer or any of its affiliates or serviced by the Servicer for others and which are consistent with the ordinary practices of prudent mortgage lending institutions.

     If any payment due under any Loan is not paid when the same becomes due and payable, or if the related Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer must take such action as it shall deem to be in the best interest of the Grantor Trust.

     The Servicer may modify any provision of any Loan if, in the Servicer's good faith judgment, such modification would minimize the loss that might otherwise be experienced with respect to such Loan, only in the event of a payment default with respect to such Loan or in the event that a payment default with respect to such Loan is reasonably foreseeable by the Servicer.

INSURANCE

     The Servicer is not required to cause to be maintained any fire and hazard insurance with respect to any Mortgaged Property acquired by the Grantor Trustee in foreclosure.

REALIZATION UPON DEFAULTED LOANS

     With respect to any Loan in default, the Servicer may, among other things, accept short pay-offs, short sales, enter into assumptions and modifications, pursue collection litigation or alternative court proceedings to foreclosure actions, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Mortgaged Property, by operation of law or otherwise; provided, however, that in the Servicer's reasonable judgment such action will be likely to result in a positive economic benefit to the Trust by creating Net Liquidation Proceeds (after reimbursement of all amounts owed with respect to such Loan to the Servicer); and provided, further, that the Servicer will have obtained, prior to taking title to any Mortgaged Property, an environmental review of the Mortgaged Property from a company having appropriate experience, the scope of which is limited to the review of public records and documents for information regarding whether such Mortgaged Property has on it, has under it or is near, hazardous or

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toxic material or waste. If such review reveals that the Mortgaged Property has on it, has under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy of the related report to the Indenture Trustee and title shall be taken to such Mortgaged Property only after the Servicer provides to the Indenture Trustee a certification that, based on an analysis of all available information at the time, it is the best judgment of the Servicer that such foreclosure shall increase Net Liquidation Proceeds to the Indenture Trustee.

     In connection with any such foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a Mortgaged Property and any sale or liquidation of the Loan or related Mortgaged Property, the Servicer shall comply with the requirements of the Sale and Servicing Agreement, shall follow such practices and procedures as are consistent with the Servicer's procedure for foreclosure and operation of foreclosed property with respect to similar loans held in the Servicer's portfolio for its own account or, if there are no such loans, such loans serviced by the Servicer for others, giving due consideration to accepted servicing practices of prudent lending institutions.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides that the Servicer shall deliver to the Indenture Trustee, the Grantor Trustee, the Depositor and the Rating Agencies an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding year, except as specified in such statement.

     Each year (within 90 days following the end of the Servicer's fiscal year), beginning in 1999, the Servicer will furnish to the Grantor Trustee and Indenture Trustee a report prepared by a firm of nationally recognized independent public accountants (which may also render other services to the Servicer) to the effect that such firm has examined certain documents and the records relating to servicing of the Loans as specified in the Sale and Servicing Agreement and such firm's conclusion that the Servicer is in compliance with respect thereto.

     The Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder except (i) with the consent of the Grantor Trustee and Indenture Trustee or (ii) upon determination that the performance of its duties under the Sale and Servicing Agreement are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer pursuant to clause (ii) of the immediately preceding sentence shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Grantor Trustee and Indenture Trustee. No resignation of the Servicer shall become effective until the Grantor Trustee or a successor servicer shall have assumed the Servicer's servicing responsibilities and obligations.

     The Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Servicer's business unless, after the merger or consolidation, the successor or surviving entity (i) shall be an Eligible Servicer (as defined in the Sale and Servicing Agreement) and (ii) shall be capable of fulfilling the duties of the Servicer contained in the Sale and Servicing Agreement. Any company into which the Servicer may be merged or consolidated shall be the successor to the Servicer under the Sale and Servicing Agreement without the execution or filing of any paper or any further act.

     The Sale and Servicing Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents shall have any liability to the Grantor Trust, the Issuer or to the Security Owners for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement or for errors in judgment, unless liability would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing or failing to perform the Servicer's duties.

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RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payment Amount payable to the Senior Notes or, if the Senior Notes have been paid in full, a failure to pay the portion of such amount payable to the other Class of Notes then outstanding that has the next highest priority of payment (collectively, the 'Highest Priority Classes') within five days of the Payment Date on which such payment is due or the full amount of principal thereon on the related Maturity Date (without regard to the amount of the Available Collection Amount) will constitute an Event of Default (an 'Event of Default'). However, an Event of Default will not occur solely due to (i) the failure to pay the full amount of the Noteholders' Interest Payment Amount allocable to any Class of Notes other than the Highest Priority Classes (a 'Non-Priority Class') or (ii) allocation of an Allocable Loss Amount to a Non-Priority Class, until all the Classes of Notes having a higher priority of payment have been paid in full (including all Noteholders' Interest Carry-Forward Amounts and Loss Reimbursement Deficiencies payable with respect thereto), and then only if all Noteholders' Interest Carry-Forward Amounts and Loss Reimbursement Deficiencies payable to such Non-Priority Class have not been paid. Until the Notes have been declared due and payable upon an Event of Default, the holders of any Non-Priority Class may not request the Indenture Trustee to take any action, other than the application of the Available Collection Amount to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on such Non-Priority Class.

     Upon the occurrence of an Event of Default, holders of Senior Notes representing more than 50% of the aggregate of the voting interests of the Senior Notes then outstanding may exercise their remedies under the Indenture; provided, however, that if the aggregate outstanding Class Principal Balance of the Class A Notes has been reduced to zero, the holders of the Highest Priority Classes representing more than 50% of the voting interests of such Classes of Notes may exercise their remedies under the Indenture.

SERVICER EVENTS OF DEFAULT

     'Servicer Events of Default' will consist of, among other things: (i) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for two Business Days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for 30 Business Days after notice; (iii) the occurrence of any Event of Default, as defined in the GMACM Agreement, by the Servicer; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an 'Insolvency Event') or the Servicer shall dissolve or liquidate, in whole or part, in any material respect.

     If a Servicer Event of Default shall occur and be continuing, the Grantor Trustee, the Indenture Trustee or the holders of Notes evidencing not less than 50% of the voting interests of the Notes, by notice given in writing to the Servicer (and to the Indenture Trustee, if given by such holders of Notes) may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement, and the Grantor Trustee will be responsible for appointing a successor Servicer. The Grantor Trustee may, but need not, appoint GMACM as successor Servicer in such event. See 'DiTech Funding Corporation -- Servicing Procedures' herein. On or after the receipt by the Servicer of such written notice, and the appointment of and acceptance of appointment by a successor Servicer, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement shall become obligations and responsibilities of the successor Servicer. After the Servicer receives a notice of termination or upon the resignation of the Servicer, the Grantor Trustee will be the successor in all respects to the Servicer in its capacity as servicer under the Sale and Servicing Agreement.

     Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Sale and Servicing Agreement if the Servicer had not resigned or been terminated thereunder. In addition, any

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successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer.

THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND GRANTOR TRUSTEE

     The Owner Trustee, the Indenture Trustee and the Grantor Trustee (collectively, the 'Trustees') and any of their respective affiliates may hold Offered Notes in their own names or as pledgees.

     For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Issuer. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Owner Trust Agreement and upon the Indenture Trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed jointly upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor thereto. The Administrator may remove the Owner Trustee if any of them ceases to be eligible to continue as such under the Owner Trust Agreement, or becomes legally unable to act or becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Indenture Trustee or Grantor Trustee may resign at any time, in which event DiTech will be obligated to appoint a successor thereto. The holders of a majority in outstanding amount of the Notes may remove the Indenture Trustee or Grantor Trustee and may appoint a successor thereto. DiTech will be obligated to remove the Indenture Trustee or Grantor Trustee if the Indenture Trustee or Grantor Trustee ceases to be eligible to continue as such under the Indenture or Grantor Trust Agreement, as the case may be, or becomes legally unable to act or becomes insolvent. In such circumstances, DiTech will be obligated to appoint a successor. Any such resignation or removal and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Owner Trust Agreement, the Indenture and the Grantor Trust Agreement will provide that the Trustees will be entitled to indemnification by the Transferor, and will be held harmless against, any loss, liability or expense incurred by them not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Owner Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Owner Trust Agreement, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default will have occurred and be continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Owner Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Owner Trust Agreement, in which case they will only be required to examine such certificates, reports or other instruments to determine whether they conform to the requirements of the Owner Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Owner Trust Agreement or the

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Sale and Servicing Agreement which failure constitutes a Servicer Event of
Default, unless the Owner Trustee obtains such actual knowledge of such failure as specified in the Owner Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Owner Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Residual Interest Certificates, unless such holders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the holders of Notes and the Indenture Trustee, no holder of a Residual Interest will have any right under the Owner Trust Agreement to institute any proceeding with respect to the Owner Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of a Servicer Event of Default and the Servicer Event of Default arises from the Servicer's failure to remit payments when due.

     Neither the Indenture Trustee nor the Grantor Trustee will make any representations as to the validity or sufficiency of the Indenture, the Grantor Trust Agreement, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default under the Indenture will have occurred and be continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Owner Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default under the Indenture, unless the Indenture Trustee obtains such actual knowledge of such failure as specified in the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No holder of Notes will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder will previously have given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) holders of Notes evidencing not less than 25% of the voting interests of the Highest Priority Classes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee has for 30 days neglected or refused to institute any such proceedings.

REPORTS TO NOTEHOLDERS

     On each Payment Date, the Indenture Trustee shall distribute, based on information provided by the Servicer, a monthly statement (the 'Distribution Statement') to the Depositor, the holders of Notes and the Rating Agencies, stating the date of original issuance of the Notes and such other information, including the following:

          (i) the Available Collection Amount and Available Payment Amount for the related Payment Date;

          (ii) the Class Principal Balance of each Class of Notes before and after giving effect to payments made to the holders of such Notes on such Payment Date, and the Pool Principal Balance as of the first and last day of the related Due Period;

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          (iii) the Class Factor with respect to each Class of the Notes then outstanding ('Class Factor' means with respect to each Class and any date of determination, the then applicable Class Principal Balance of such Class divided by the Original Class Principal Balance thereof);

          (iv) the amount of principal, if any, and interest to be paid to each Class of Notes on the related Payment Date;

          (v) with respect to each Class of Notes, the Optimal Principal Balance thereof;

          (vi) the Overcollateralization Deficiency Amount, and any amount to be paid to the holders of the Notes or paid to the holders of the Residual Interest on such Payment Date;

          (vii) the Servicing Compensation, the Indenture Trustee Fee, the Grantor Trustee Fee and the Owner Trustee Fee, if any, for such Payment Date;

          (viii) the Overcollateralization Amount (or Undercollateralization Amount) on such Payment Date, the Overcollateralization Target Amount as of such Payment Date, the Allocable Loss Amount for such Payment Date, the application of the Allocable Loss Amount for such Payment Date and any amount of Loss Reimbursement Deficiency for such Payment Date;

          (ix) the weighted average maturity of the Loans and the weighted average Loan Rate of the Loans;

          (x) certain performance information, including, without limitation, delinquency and foreclosure information with respect to the Loans and 60-Day Delinquency Amounts (as defined in the definition of 'Six-Month Rolling Delinquency Average');

          (xi) the number of and aggregate Principal Balance of all Loans in foreclosure proceedings and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the related Due Period;

          (xii) the number of and the aggregate Principal Balance of the Loans in bankruptcy proceedings and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the related Due Period;

          (xiii) the number of foreclosure properties, the aggregate Principal Balance of the related Loans, the book value of such foreclosure properties and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the related Due Period;

          (xiv) during the related Due Period (and cumulatively, from the Closing Date through the most current Due Period), the number and aggregate Principal Balance of Loans for each of the following: (A) that became defaulted Loans, (B) that became Liquidated Home Loans, (C) that became Deleted Loans as a result of such Deleted Loans being Defective Loans, and
     (D) that became Deleted Loans as a result of such Deleted Loans being a Loan in default or imminent default;

          (xv) the scheduled principal payments and the principal prepayments received with respect to the Loans during the Due Period; and

          (xvi) the number and aggregate Principal Balance of Loans that were 30, 60 or 90 days delinquent as of the close of business on the last day of the related Due Period.

                        FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of an Offered Note that holds the Offered Note as a capital asset and, unless otherwise indicated below, is a United States person (as defined in the Prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold Offered Notes as part of an integrated investment. This summary supplements the discussion contained in the Prospectus under the heading 'Certain Federal Income Tax Consequences,' and supersedes that discussion to the extent that it is inconsistent therewith. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could

                                      S-81


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

apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

     In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, neither the Grantor Trust nor the Issuer will be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes, but rather (i) the Grantor Trust will be treated as a grantor trust pursuant to Subpart E, Part I of Subchapter J of the Code, and (ii) the Issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the Issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the Issuer.

TAXATION OF HOLDERS

     Characterization of the Offered Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Offered Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuer has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1 and Class M-2 Notes will, and the Class B-1 Notes should, be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Loans or an equity interest in the Issuer. The remainder of this discussion assumes that the Offered Notes are indebtedness.

     Treatment of the Class B-1 Notes as an equity interest generally should not result in materially adverse consequences for beneficial owners who are U.S. Persons, although no assurance can be provided that the timing of income with respect to a Class B-1 Note treated as a partnership interest would correspond to the timing of such income if the Class B-1 Notes are treated as indebtedness. See ' -- Alternative Characterization' below regarding possible consequences to beneficial owners of the Class B-1 Notes who are individuals, tax-exempt entities or non-U.S. Persons.

     Interest and Original Issue Discount. Interest on the Offered Notes will be treated as income to beneficial owners as such amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the Class B-1 Notes will, and that the other Classes of Offered Notes will not, be issued with original issue discount for federal income tax purposes. The method of accruing original issue discount on the Class B-1 Notes and the method of amortizing premium or reporting de minimis original issue discount with respect to the other Classes of Offered Notes will be determined in the same manner as described under 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Classes of REMIC Regular Certificates -- 'Original Issue Discount' and
' -- Premium' in the Prospectus. The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 100% of the Prepayment Assumption.

     Sale, Exchange or Retirement. Upon the sale, exchange or retirement of an Offered Note, a beneficial owner generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition and the owner's Offered Note. Any such capital gain or loss will be long-term if an Offered Note is held for more than

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one year. Any such capital gain of an investor who is an individual generally would be subject to a maximum rate of 20% if the beneficial owner's holding period is more than eighteen months, and a maximum tax rate of 28% if such holding period is more than one year but less than eighteen months. Legislation has been introduced which would reduce the holding period for the 20% rate to one year. Investors should consult their own tax advisors on circumstances in which capital gains may be treated as ordinary income and on limitations on the deductibility of capital loss.

     Taxation of Certain Foreign Investors. Interest, including original issue discount, payable to beneficial owners of Offered Notes who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a 'U.S. Person,' as defined below), will be considered 'portfolio interest' and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Depositor or the Issuer and (ii) provides the Owner Trustee, or the person who would otherwise be required to withhold tax from such payments under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Offered Note is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Offered Note is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered Certificate. The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments made on the Offered Notes and proceeds from the sale of Offered Notes to or through certain brokers may be subject to a 'backup' withholding tax of 31% of 'reportable payments' (including interest accruals, original issue discount, and, under certain circumstances, payments in respect of principal amount) unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the Offered Notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax.

     Reports of interest, original issue discount and certain information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

     See 'Certain Federal Income Tax Consequences -- Partnership Trust Funds -- Treatment of Debt Securityholders' in the Prospectus.

POSSIBLE ALTERNATIVE CHARACTERIZATION OF THE CLASS B-1 NOTES

     Because of the lack of authority directly on point, no assurance can be provided that the treatment of the Class B-1 Notes as indebtness will not be challenged by the Internal Revenue Service, or if challenged, that a court will not agree with the Internal Revenue Service. If the Class B-1 Notes were considered as partnership interests in the Owner Trust (i) beneficial owners of the Class B-1 Notes who are individuals may be subject to limitations on their ablility to deduct their share of the non-interest expenses of the Owner Trust on their own federal income tax returns and (ii) beneficial owners of Class B-1 Notes which are tax-exempt entities could be treated as receiving unrelated business income

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subject to tax with respect thereto. Accordingly, the Class B-1 Notes may not be suitable investment for individuals or tax-exempt entities. In addition, beneficial owners, of Class B-1 Notes which are not U.S. Persons and which are not otherwise engaged in a trade or business within the United States would not be treated as engaged in a trade or business within the United States through the Owner Trust and, because the Owner Trust holds the Grantor Trust
Certificate, would not be subject to 30% U.S. withholding tax on distributions of income from the Owner Trust, provided that an appropriate certification is provided by such non-U.S. Person and such person does not own more than 10% of the voting stock of, or is not a controlled foreign corporation with respect to, the Depositor or a person related thereto or any Obligor under the Loans.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ('Plans') and on persons who are parties in interest or disqualified persons ('Parties in Interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Offered Notes. See 'ERISA Considerations' in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor (the 'DOL') has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the 'Plan Asset Regulation'). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be 'plan assets' such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an 'equity interest' in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

     Under the Plan Asset Regulation, the term 'equity interest' is defined as any interest in an entity other than an instrument that is treated as indebtedness under 'applicable local law' and which has no 'substantial equity features.' If the Offered Notes are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in such Offered Notes would not cause the assets of the Issuer to be deemed Plan assets. However, the Depositor, the Servicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Offered

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Notes, the purchase of Offered Notes using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Offered Notes may not be purchased using the assets of any Plan if the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such assets.

     In addition, certain affiliates of the Issuer might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Residual Interest Certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Offered Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ('PTCE') 84-14, which exempts certain transactions effected on behalf of a Plan by a 'qualified professional asset manager', PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain 'in-house asset managers.' EACH PURCHASER OR TRANSFEREE OF AN OFFERED NOTE (OTHER THAN THE CLASS B-1 NOTES) THAT IS A PLAN OR IS INVESTING ASSETS OF A PLAN SHALL BE DEEMED TO HAVE REPRESENTED THAT THE RELEVANT CONDITIONS FOR EXEMPTIVE RELIEF UNDER AT LEAST ONE OF THE FOREGOING EXEMPTIONS HAVE BEEN SATISFIED.

     If the Offered Notes are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Offered Notes. In such an event, the Servicer and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

     THE CLASS B-1 NOTES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, ANY PERSON THAT IS A PLAN, OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. EACH PURCHASER OR TRANSFEREE OF A CLASS B-1 NOTE SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH INVESTOR SATISFIES THE REQUIREMENTS SET FORTH IN THE PRECEDING SENTENCE.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Offered Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                            LEGAL INVESTMENT MATTERS

     The Offered Notes will not constitute 'mortgage related securities' under SMMEA because substantially all of the Loans are secured by Mortgages that are second liens.

     No representation is made as to the proper characterization of the Offered Notes for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

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determining whether and to what extent the Offered Notes constitute a legal investment or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     The Transferor intends to use the net proceeds to be received from the sale of the Offered Notes to pay off certain indebtedness incurred in connection with the acquisition of the Initial Loans, to fund the Pre-Funding Account and the Capitalized Interest Account and to pay other expenses associated with the pooling of the Loans and the issuance of the Notes. An affiliate of the Underwriter provides warehouse financing to the Transferor and will indirectly receive a material portion of the net proceeds from the sale of the Notes in connection with a repayment under such warehouse financing.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and PaineWebber Incorporated (the 'Underwriter') (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Notes. Distribution of the Offered Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Until the distribution of the Offered Notes is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

     If the Underwriter creates a short position in the Offered Notes in connection with the offering, i.e., if it sells more Offered Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Offered Securities in the open market.

     In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     There is currently no secondary market for the Offered Notes. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In addition to the purchase of the Offered Notes pursuant to the Underwriting Agreement, the Underwriter and certain of its affiliates have certain financing relationships with the Transferor. An affiliate of the Underwriter provides warehouse financing to the Transferor for its mortgage loans, including certain of the Loans and will indirectly receive a material portion of the net proceeds from the sale of the Notes in connection with a repayment under such warehouse financing. In addition, an affiliate of the Underwriter may provide other term financing arrangements to the Transferor for the Residual Interest Certificates retained by it.

                                 LEGAL MATTERS

     The validity of the Offered Notes and certain federal income tax matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Offered Notes that each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes be rated 'AAA', the Class M-1 Notes be rated 'AA', the Class M-2 Notes be rated 'A' by Standard & Poor's, DCR and Fitch and the Class B-1 Notes be rated 'BBB-' by Standard & Poor's and 'BBB' by DCR and Fitch. The ratings on the Offered Notes do not address the ability of the Grantor Trust to acquire Subsequent Loans, any potential redemption with respect thereto or the effect to yield resulting therefrom.

     The ratings on the Offered Notes address the likelihood of the receipt by the holders of the Offered Notes of all payments on the Loans to which they are entitled. The ratings on the Offered Notes also address the structural, legal and issuer-related aspects of the Offered Notes, including the nature of the Loans. In general, the ratings on the Offered Notes address credit risk and not prepayment risk. The ratings on the Offered Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Notes do not address the possibility that holders of the Offered Notes might suffer a lower than anticipated yield in the event of principal payments on the Offered Notes resulting from rapid prepayments of the Loans, funds remaining in the Pre-Funding Account at the end of the Pre-Funding Period, or the application of Excess Spread as described herein, or in the event that the Grantor Trust is terminated prior to the final Maturity Date of the Classes of Notes.

     The Depositor has not solicited ratings on the Offered Notes with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

                             INDEX OF DEFINED TERMS

                                                                                                            PAGE
                                                                                         -----------------------
                                                      -A-
Accounts..............................................................................                      S-76

Accrual Period........................................................................                      S-66

Administration Agreement..............................................................                       S-7

Administrator.........................................................................                       S-7

Allocable Loss Amount.................................................................                S-15, S-72

Available Collection Amount...........................................................                      S-64

Available Payment Amount..............................................................                      S-64

                                                      -B-

Bankruptcy Commission.................................................................                      S-28

Bankruptcy Code.......................................................................                      S-28

Business Day..........................................................................                      S-66

                                                      -C-

Capitalized Interest Account..........................................................                S-16, S-71

Certificate Distribution Account......................................................                      S-75

Class.................................................................................                     Cover

Class B Notes.........................................................................                  S-2, S-7

Class B-1 Maximum Note Interest Rate Shortfall Amount.................................                      S-66

Class B-2 Maximum Note Interest Rate Shortfall Amount.................................                      S-66

Class B-2 Notes.......................................................................                      S-63

Class Factor..........................................................................                      S-87

Class Principal Balance...............................................................                      S-66

Class B-1 Optimal Principal Balance...................................................                      S-66

Class B-2 Optimal Principal Balance...................................................                      S-67

Class M-1 Optimal Principal Balance...................................................                      S-67

Class M-2 Optimal Principal Balance...................................................                      S-67

Clean-up Call Date....................................................................                      S-17

Closing Date..........................................................................                     Cover

Code..................................................................................                S-18, S-84

Collection Account....................................................................                      S-75

Combined Loan-to-Value Ratio..........................................................                      S-12

Commission............................................................................                       S-3

CPR...................................................................................                      S-51

Credit Report.........................................................................                      S-43

Credit Score..........................................................................                      S-43

Custodian.............................................................................                       S-6

Cut-Off Date Principal Balance........................................................                S-12, S-63

                                                      -D-

DCR...................................................................................                      S-18

Defective Loan........................................................................                S-13, S-45

Deleted Loan..........................................................................                      S-45

                                                                                                            PAGE
                                                                                         -----------------------
Depositor.............................................................................                Cover, S-6
Depository............................................................................                     Cover
Determination Date....................................................................                 S-7, S-64
Distribution Statement................................................................                      S-80
DiTech................................................................................                Cover, S-6
DOL...................................................................................                      S-84
DTC...................................................................................                      S-10
Due Period............................................................................                       S-7

                                                      -E-
EFT...................................................................................                      S-42
ERISA.................................................................................                S-18, S-84
Event of Default......................................................................                      S-78
Excess Spread.........................................................................                      S-67

                                                      -F-
FHLMC.................................................................................                      S-23
FNMA..................................................................................                      S-23
Form 8-K..............................................................................                      S-30

                                                      -G-
GMACM.................................................................................                S-17, S-26
GMACM Agreement.......................................................................                      S-42
Grantor Trust.........................................................................          Cover, S-6, S-62
Grantor Trust Agreement...............................................................                 S-6, S-62
Grantor Trust Certificate.............................................................                Cover, S-6
Grantor Trustee.......................................................................                       S-6
Grantor Trustee Fee...................................................................                      S-16
Grantor Trustee's Loan File...........................................................                      S-74

                                                      -H-
Highest Priority Classes..............................................................                      S-78
Home Loan Purchase Agreement..........................................................                 S-6, S-63

                                                      -I-
Indenture.............................................................................          Cover, S-6, S-63
Indenture Trustee.....................................................................                Cover, S-6
Indenture Trustee Fee.................................................................                      S-15
Initial Loans.........................................................................               Cover, S-11
Initial Undercollateralization Amount.................................................                      S-14
Insolvency Event......................................................................                      S-78
Insurance Proceeds....................................................................                      S-67
Issuer................................................................................          Cover, S-6, S-62

                                                      -L-
LIBOR.................................................................................                      S-67
LIBOR Business Day....................................................................                      S-67
Liquidated Home Loan..................................................................                      S-67
Loan Origination Program..............................................................                      S-43
Loan Rate.............................................................................                      S-30
Loan Schedule.........................................................................                      S-74
Loans.................................................................................                S-11, S-62
LOE's.................................................................................                      S-44
Loss Reimbursement Deficiency.........................................................                S-15, S-68

                                                                                                            PAGE
                                                                                         -----------------------
                                                      -M-
Majority Residual Interestholders.....................................................                S-17, S-71
Maturity Date.........................................................................                      S-10
Maximum Collateral Amount.............................................................                S-14, S-68
Maximum Note Interest Rate............................................................                      S-68
Mezzanine Notes.......................................................................                  S-2, S-7
Modeling Assumptions..................................................................                      S-51
Mortgaged Properties..................................................................                S-12, S-29
Mortgages.............................................................................               Cover, S-11
Multiplier............................................................................                      S-68

                                                      -N-
Net Delinquency Calculation Amount....................................................                      S-68
Net Liquidation Proceeds..............................................................                      S-68
Net Weighted Average Rate.............................................................                      S-68
Non-Priority Class....................................................................                      S-78
Noteholders' Interest Carry-Forward Amount............................................                      S-68
Noteholders' Interest Payment Amount..................................................                      S-68
Noteholders' Monthly Interest Payment Amount..........................................                      S-68
Note Interest Rate....................................................................                       S-8
Note Payment Account..................................................................                      S-75
Notes.................................................................................               Cover, S-63

                                                      -O-
Obligors..............................................................................                      S-20
Offered Notes.........................................................................               Cover, S-63
Original Class Principal Balance......................................................                       S-7
Original Pool Principal Balance.......................................................          S-11, S-30, S-62
Original Pre-Funding Amount...........................................................                S-16, S-70
Overcollateralization Amount..........................................................          S-14, S-68, S-69
Overcollateralization Deficiency Amount...............................................                      S-68
Overcollateralization Target Amount...................................................          S-14, S-69, S-72
Owner Trust...........................................................................          Cover, S-6, S-62
Owner Trust Agreement.................................................................          Cover, S-6, S-63
Owner Trustee.........................................................................                Cover, S-7
Owner Trustee Fee.....................................................................                      S-15

                                                      -P-
Parties in Interest...................................................................                      S-84
Paying Agent..........................................................................                Cover, S-6
Payment Accounts......................................................................                      S-75
Payment Date..........................................................................                 S-2, S-63
Plan Asset Regulation.................................................................                      S-84
Plans.................................................................................                      S-84
Pool..................................................................................               Cover, S-11
Pool Principal Balance................................................................                S-12, S-63
Pre-Funding Account...................................................................         Cover, S-16, S-70
Pre-Funding Amount....................................................................                S-16, S-71
Pre-Funding Payment Trigger...........................................................                      S-16
Pre-Funding Period....................................................................                S-16, S-71
Prepayment Assumption.................................................................                      S-51
Principal Balance.....................................................................                S-12, S-63
Prospectus............................................................................                       S-2
PTCE..................................................................................                      S-85
Purchase Price........................................................................                      S-45

                                                                                                            PAGE
                                                                                         -----------------------
                                                      -Q-
Qualified Substitute Loan.............................................................                S-13, S-45

                                                      -R-
Rating Agencies.......................................................................                      S-19
Record Date...........................................................................           S-7, S-63, S-69
Reference Bank Rate...................................................................                      S-69
Reference Banks.......................................................................                      S-69
Regular Payment Amount................................................................                      S-69
Regular Principal Payment Amount......................................................                      S-69
Released Mortgage Property Proceeds...................................................                      S-69
Residual Interest Certificates........................................................          Cover, S-8, S-63

                                                      -S-
Sale and Servicing Agreement..........................................................                 S-6, S-63
Securities............................................................................                     Cover
Security Owners.......................................................................                      S-10
Senior Notes..........................................................................                  S-2, S-7
Senior Optimal Principal Balance......................................................                      S-69
Servicer..............................................................................                       S-6
Servicer Events of Default............................................................                      S-78
Servicing Advance.....................................................................                      S-75
Servicing Compensation................................................................          S-15, S-17, S-75
Servicing Fee.........................................................................                S-17, S-74
Servicing Fee Rate....................................................................                      S-74
Six-Month Rolling Delinquency Average.................................................                      S-70
60-Day Delinquency Amount.............................................................                      S-70
SMMEA.................................................................................                      S-18
Standard & Poor's.....................................................................                      S-18
Step-down Date........................................................................                      S-70
Subsequent Loans......................................................................         Cover, S-11, S-62
Subservicer...........................................................................                      S-17
Substitution Adjustment...............................................................                      S-45

                                                      -T-
Termination Price.....................................................................                      S-71
TILA Amendment........................................................................                      S-28
Transfer and Servicing Agreements.....................................................                      S-73
Transferor............................................................................                       S-6
Trust Fees and Expenses...............................................................                      S-16
Trustees..............................................................................                      S-79

                                                      -U-
U.S. Person...........................................................................                      S-83
Undercollateralization Amount.........................................................                      S-70
Underwriter...........................................................................               Cover, S-86

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS
MAY 22, 1998

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   Depositor
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (Issuable in Series)

     Principal and interest with respect to Securities will be payable monthly, quarterly, semiannually or at such other intervals on the dates specified in the related Prospectus Supplement.

     The mortgage pass-through certificates ('Certificates') or mortgaged-backed notes ('Notes') offered hereby (together, 'Securities') and by Supplements to this Prospectus will be offered from time to time in one or more series (each, a 'Series'). Each Series of Securities will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the 'Residential Loans'), or beneficial interests therein (which may include Mortgage Securities as defined herein), pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') (any such certificates, 'Agency Securities'). Information regarding a Series of Securities and the composition of the related Trust Fund will be furnished at the time of offering in a Prospectus Supplement.

     Each Series of Securities will include one or more classes. Each class of Securities of any Series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Residential Loans or Agency Securities in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. See 'Description of the Certificates.' A Series may include two or more classes of Securities which differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities may include insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination thereof. See 'Description of Credit Support.'

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 14.

     The only obligations of the Depositor with respect to a Series of Securities will be pursuant to its representations and warranties as described herein. The Master Servicer with respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent described in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Residential Loans.

     Each Trust Fund will be held in trust for the benefit of the holders of the related Series of Securities as more fully described herein. With respect to each Series of Certificates, if specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Certain Federal Income Tax Consequences.'

                            PAINEWEBBER INCORPORATED

     THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY UNDERLYING RESIDENTIAL LOAN (OTHER THAN RESIDENTIAL LOANS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY MORTGAGE SECURITY, WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GNMA, FNMA OR FHLMC, THE CERTIFICATES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under 'Plans of Distribution' and in the related Prospectus Supplement. The Depositor may retain or hold for sale, from time to time, one or more classes of a Series of Securities.

     The Depositor does not intend to list any of the Securities on any securities exchange and has not made any other arrangement for secondary trading of the Securities. With respect to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any Series of Securities prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering.

     The Securities are offered when, as and if delivered to and accepted by the underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATE.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Securityholders. The Commission also maintains a site on the

World Wide Web at 'http://www.sec.gov' at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ('EDGAR') system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer or the Trustee (as specified in the related Prospectus Supplement) will furnish to all registered holders of Securities of the related Series monthly, quarterly, semi-annually or at such other intervals specified in the related Prospectus Supplement, reports and annual statements containing information with respect to each Trust Fund described herein and in the related Prospectus Supplement. See 'Description of the Securities -- Statements to Securityholders.'

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each Series of Securities offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related Series of Securities, that relate specifically to such related Series of Securities. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus and a related Prospectus Supplement is delivered in connection with the offering of one or more classes of such Series of Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Series of Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019 or by telephone at (212) 713-2000.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Security Interest Rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (x) information as to the Trustee; (xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in each Prospectus Supplement with respect to the Series offered thereby and the terms and provisions of the related Pooling and Servicing Agreement (the 'Pooling and Servicing Agreement') or Trust Agreement (the 'Trust Agreement'; each Pooling and Servicing Agreement or Trust Agreement, an 'Agreement') to be prepared and delivered in connection with the offering of such Series. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings ascribed to them in this Prospectus and in the related Prospectus Supplement.

Securities Offered.....................  Mortgage pass-through certificates ('Certificates') or mortgage- backed notes ('Notes,' and together with the Certificates, the 'Securities').

Depositor..............................  PaineWebber Mortgage Acceptance Corporation IV (the 'Depositor'), a
                                         Delaware corporation, is a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor's principal offices are located at 1285 Avenue of the Americas, New York, New York 10019 and
                                         its telephone number is (212) 713-2000. See 'The Depositor.'

Master Servicer........................  The entity or entities named as Master Servicer (the 'Master Servicer')
                                         for each Series of Securities evidencing interests in a Trust Fund including Residential Loans as specified in the related Prospectus
                                         Supplement. See 'Description of the Securities -- Certain Matters
                                         Regarding the Master Servicer, the Depositor and the Trustee.'

Trustees...............................  The trustee or indenture trustee (the 'Trustee') for each Series of
                                         Securities will be named in the related Prospectus Supplement. The owner trustee (the 'Owner Trustee') for each Series of Notes will be named in the Prospectus Supplement. See 'Description of the Securities -- Certain
                                         Matters Regarding the Master Servicer, the Depositor and The Trustee.'

Issuer of Notes........................  With respect to each Series of Notes, the issuer (the 'Issuer') will be the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes. Each such owner trust will be created pursuant to a trust agreement (the 'Owner Trust Agreement') between the
                                         Depositor, acting as depositor, and the Owner Trustee. Each Series of
                                         Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Trustee (the
                                         'Indenture') whereby the Issuer will pledge the Trust Fund to secure the
                                         Notes under the lien of the Indenture. As to each Series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the 'Equity Certificates') issued under the
                                         Owner Trust Agreement, which, unless otherwise specified in the
                                         Prospectus Supplement, are not offered hereby. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the
                                         Trust Fund will be the sole source of payments on the Notes, except as described herein under 'Description of Credit Support' and in the related Prospectus Supplement.
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Description of Securities..............  Each Series of Securities will include one or more classes. Each Series of Securities (including any class or classes of Securities of such
                                         Series not offered hereby) will represent either (i) with respect to each Series of Certificates, in the aggregate the entire beneficial ownership interest in, or (ii) with respect to each Series of Notes, indebtedness of, a segregated pool of Residential Loans or Agency
                                         Securities, or beneficial interests therein (which may include Mortgage
                                         Securities as defined herein) (each, a 'Trust Fund Asset'), and certain other assets described below (together, all such Trust Fund Assets and other assets with respect to a Series of Securities shall constitute a
                                         'Trust Fund'). Unless otherwise specified in the related Prospectus
                                         Supplement, each class of Securities will have a stated principal amount
                                         (a 'Security Principal Balance') and will be entitled to distributions of interest thereon based on a specified interest rate (the 'Security
                                         Interest Rate'). The Security Interest Rate may vary for each class of
                                         Securities and may be fixed, variable or adjustable. The related
                                         Prospectus Supplement will specify the Security Interest Rate for each
                                         Series of Securities or each class thereof, or the method for determining the Security Interest Rate.

                                         If so provided in the related Prospectus Supplement, a Series of
                                         Securities evidencing interests in a Trust Fund including Residential
                                         Loans may include one or more classes of Securities (collectively, the
                                         'Senior Securities') which are senior to one or more classes of
                                         Securities (collectively, the 'Subordinate Securities') in respect of certain distributions of principal and interest and allocations of losses on the Residential Loans to the extent and in the manner provided in the related Prospectus Supplement. Credit enhancement may also be provided with respect to any Series by means of various insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination of the foregoing, as described herein and in the related
                                         Prospectus Supplement. See 'Description of Credit Support.'

                                         A Series may include one or more classes of Securities that (i) may be entitled to principal distributions, with disproportionate, nominal or no interest distributions, (ii) may be entitled to interest distributions, with disproportionate, nominal or no principal distributions ('Strip Securities'), (iii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods, (iv) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods, (v) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement, (vi) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related
                                         Trust Fund, (vii) as to Securities entitled to distributions
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                                         allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time, and (viii)
                                         as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement. In addition, a Series may include two or more classes of Securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or which may include one or more classes of Securities ('Accrual
                                         Securities'), as to which accrued interest will not be distributed but rather will be added to the Security Principal Balance thereof on each
                                         Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                         As to each Series relating only to Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a 'real estate mortgage investment conduit' or 'REMIC' as defined in the Internal Revenue Code of 1986 (the 'Code'). If any such election is made as to any Series, one of the classes of Certificates comprising such Series will be designated as evidencing all 'residual interests' in the related REMIC as defined in the Code. See 'Description of the Securities.'

                                         The Securities will not represent an interest in or obligation of the
                                         Depositor or any affiliate thereof except as set forth herein, nor will the Securities, any Residential Loans (other than Residential Loans identified as FHA Loans or VA Loans in the related Prospectus
                                         Supplement) or Mortgage Securities be insured or guaranteed by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related Prospectus Supplement by GNMA, FNMA or FHLMC, the
                                         Securities of any Series including such Agency Securities will not be so guaranteed.

Interest...............................  Interest on each class of Securities other than certain classes of Strip
                                         Securities or Accrual Securities (prior to the time when accrued interest becomes payable thereon) of each Series will accrue at the applicable Security Interest Rate on the outstanding Security Principal
                                         Balances thereof and will be distributed to Securityholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a 'Distribution Date').
                                         Distributions with respect to interest on Strip Securities with no or, in certain cases, a nominal Security Principal Balance will be made on each Distribution Date on the basis of a notional amount as described herein and in the related Prospectus Supplement. Interest that has accrued but is not yet payable on any Accrual Securities will be added to the Security Principal Balance thereof on each Distribution Date.
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                                         Distributions of interest with respect to one or more classes of
                                         Securities (or accruals thereof in the case of Accrual Securities) may be reduced to the extent of certain delinquencies or other contingencies described herein and in the related Prospectus Supplement. See 'Yield
                                         Considerations,' 'Maturity and Prepayment Considerations' and
                                         'Description of the Securities.'

Principal..............................  The Securities of each Series (other than certain Strip Securities)
                                         initially will have an aggregate Security Principal Balance equal to either (i) unless the related Prospectus Supplement provides otherwise, the outstanding principal balance of the Trust Fund Assets included in the related Trust Fund, as of the close of business on the first day of the month of formation of the related Trust Fund (the 'Cut-off Date'), after application of scheduled payments due on or before such date, whether or not received, or, (ii) if so specified in the related
                                         Prospectus Supplement with respect to a Series having more than one class of Securities, the total of the Cash Flow Values (as defined herein) of the Residential Loans as of such date. The Security Principal
                                         Balance of a Security represents the maximum dollar amount (exclusive of interest thereon) which the holder thereof is entitled to receive in respect of principal from future cash flow on the assets in the related
                                         Trust Fund. The initial Security Principal Balance of each class of
                                         Securities will be set forth on the cover of the related Prospectus
                                         Supplement. Except as otherwise specified in the related Prospectus
                                         Supplement, distributions in respect of principal on the Securities of each Series will be payable on each Distribution Date to the class or classes of Securities entitled thereto until the Security Principal
                                         Balance of such class has been reduced to zero, on a pro rata basis among all of the Securities of such class, in proportion to their respective outstanding Security Principal Balances, or in the priority and manner otherwise specified in the related Prospectus Supplement.
                                         Strip Securities not having a Security Principal Balance will not receive distributions in respect of principal. See 'The Trust Funds,'
                                         'Maturity and Prepayment Considerations' and 'Description of the
                                         Securities.'

The Trust Funds........................  Each Trust Fund will consist of a segregated pool of Residential Loans or Agency Securities and certain other assets as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all Trust Fund Assets will be purchased by the Depositor, either directly or through an affiliate, from unaffiliated sellers and will be deposited into the related Trust Fund as of the first day of the month in which the Securities evidencing interests therein are initially issued. In addition, if the related
                                         Prospectus Supplement so provides, the related Trust Fund Assets will include funds on deposit in an account (a 'Pre-Funding Account') which will be used to purchase additional Residential Loans during the period specified in the related Prospectus Supplement. See 'Description of the
                                         Securities -- Pre-Funding Accounts.'
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A. Residential Loans...................  The Residential Loans will consist of (i) mortgage loans (the 'Mortgage
                                         Loans') secured by first or junior liens on one- to four-family residential properties (each, a 'Mortgaged Property,' collectively,
                                         'Mortgaged Properties') or mortgage loans (the 'Multifamily Loans')
                                         secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, 'Mortgaged
                                         Properties'), (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which may be unsecured or secured by a lien on the related Mortgaged Property or a
                                         Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, as described in the related
                                         Prospectus Supplement, (iii) one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes (the 'Home Equity Loans'), (iv)
                                         cooperative loans (the 'Cooperative Loans') secured primarily by shares in a private cooperative housing corporation (a 'Cooperative') which with the related proprietary lease or occupancy agreement give the owner thereof the right to occupy a particular dwelling unit in the
                                         Cooperative or (v) manufactured housing conditional sales contracts and installment loan agreements (the 'Manufactured Housing Contracts'), which may be secured by either liens on (a) new or used Manufactured
                                         Homes (as defined herein) or (b) the real property and any improvements thereon (the 'Mortgaged Property,' which may include the related
                                         Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract as well as in certain cases a lien on a new or used Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by
                                         Mortgaged Property are referred to herein as 'Land Contracts'). The
                                         Mortgaged Properties, Cooperative shares (together with the right to occupy a particular dwelling unit evidenced thereby) and Manufactured
                                         Homes (collectively, the 'Residential Properties') may be located in any one of the fifty states, the District of Columbia or the Commonwealth of
                                         Puerto Rico. Unless otherwise specified in the related Prospectus
                                         Supplement, each Trust Fund will contain only one of the following types of residential loans: (1) fully amortizing loans with a fixed rate of interest (such rate, an 'Interest Rate') and level monthly payments to maturity; (2) fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume; (3) fully amortizing loans with a fixed Interest Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified
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                                         number of years, followed by level monthly payments; (4) fixed Interest
                                         Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term; (5) fully amortizing loans with an Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed Interest Rate, as described in the related Prospectus Supplement; (6) fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan; (7) adjustable Interest Rate loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or (8) such other types of Residential Loans as may be described in the related Prospectus Supplement.

                                         If specified in the related Prospectus Supplement, the Residential Loans will be covered by standard hazard insurance policies with extended coverage insuring against losses due to fire and various other causes.
                                         If specified in the related Prospectus Supplement, the Residential Loans will be covered by flood insurance policies if the related Residential
                                         Property is located in a federally designated flood area and if such insurance is available. If specified in the related Prospectus
                                         Supplement, the Residential Loans will be covered by primary credit insurance policies or will be insured by the Federal Housing
                                         Administration (the 'FHA') or partially guaranteed by the Veterans
                                         Administration (the 'VA'). See 'Description of Primary Insurance
                                         Coverage.'

B. Agency Securities...................  The Agency Securities will consist of any combination of 'fully modified pass-through' mortgage-backed certificates ('GNMA Certificates')
                                         guaranteed by the Government National Mortgage Association ('GNMA'),
                                         guaranteed mortgage pass-through securities ('FNMA Certificates') issued by the Federal National Mortgage Association ('FNMA') and mortgage participation certificates ('FHLMC Certificates') issued by the Federal
                                         Home Loan Mortgage Corporation ('FHLMC').

C. Mortgage Securities.................  If specified in the related Prospectus Supplement, a Trust Fund may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, 'Mortgage Securities') evidencing interests in, or collateralized by, Residential Loans or Agency Securities as defined herein.

D. Trust Account.......................  Each Trust Fund will include one or more accounts (collectively, the
                                         'Trust Account') established and maintained on behalf of the
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                                         Securityholders into which the Master Servicer or the Trustee will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the related Trust Fund Assets. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held therein may be invested in certain short-term high-quality obligations.
                                         See 'Description of the Securities -- Deposits to the Trust Account.'

E. Credit Support......................  If so specified in the Prospectus Supplement, one or more classes of
                                         Securities within any Series evidencing interests in a Trust Fund that includes Residential Loans may be covered by any combination of a surety bond, a guarantee, letter of credit, an insurance policy, a bankruptcy bond, a reserve fund, a cash account, reinvestment income, subordination of one or more classes of Securities in a Series (or, with respect to any Series of Notes, the related Equity Certificates) to the extent provided in the related Prospectus Supplement, cross-support between
                                         Securities evidencing beneficial ownership in different asset groups within the same Trust Fund or another type of credit support to provide partial or full coverage for certain defaults and losses relating to the
                                         Residential Loans. The amount and types of coverage, the identification of the entity providing the coverage (if applicable), the terms of any subordination and related information with respect to each type of credit support, if any, will be set forth in the related Prospectus
                                         Supplement for a Series of Securities. If specified in the related
                                         Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust
                                         Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trust Funds. See
                                         'Description of Credit Support' and 'Description of the
                                         Securities -- Subordination.'

Servicing and Advances.................  The Master Servicer, directly or through sub-servicers, will service and administer the Residential Loans included in a Trust Fund and, unless the related Prospectus Supplement provides otherwise, in connection therewith (and pursuant to the terms of the related Mortgage Securities, if applicable) will be obligated to make certain cash advances with respect to delinquent scheduled payments on the Residential Loans or will be obligated to make such cash advances only to the extent that the
                                         Master Servicer determines that such advances will be recoverable (any such advance, an 'Advance'). Advances made by the Master Servicer will be reimbursable to the extent described herein and in the related
                                         Prospectus Supplement. The Prospectus Supplement with respect to any
                                         Series may provide that the Master Servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the Master Servicer to make advances. The obligor on any such surety bond will be named, and the terms applicable to any such cash advance
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                                         reserve fund will be described in the related Prospectus Supplement. See
                                         'Description of the Securities -- Advances.'

Optional Termination...................  If so specified in the related Prospectus Supplement, a Series of
                                         Securities may be subject to optional early termination ('Optional
                                         Termination') through the repurchase of the assets in the related Trust
                                         Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth herein under 'Description of the Securities -- Termination' herein and in the related Prospectus
                                         Supplement.

Certain Federal Income Tax
  Consequences.........................  The Certificates of each Series offered hereby will constitute either
                                         (i) interests ('Grantor Trust Certificates') in a Trust Fund treated as a grantor trust under applicable provisions of the Code, or (ii)
                                         'regular interests' ('REMIC Regular Certificates') or 'residual interests' ('REMIC Residual Certificates') in a Trust Fund treated as a
                                         REMIC under Sections 860A through 860G of the Code. Notes will represent indebtedness of the related Trust Fund.

                                         Investors are advised to consult their tax advisors and to review
                                         'Certain Federal Income Tax Consequences' herein and in the related
                                         Prospectus Supplement.

ERISA Considerations...................  A fiduciary of an employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a
                                         Keogh plan and any bank collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee
                                         Retirement Income Security Act of 1974, as amended ('ERISA'), or Section
                                         4975 of the Code should carefully review with its counsel whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                         Section 4975 of the Code. Plan investors are advised to consult their counsel and to review 'ERISA Considerations' herein and in the related
                                         Prospectus Supplement.

Legal Investment.......................  The Prospectus Supplement for each Series of Securities will specify which, if any, of the Securities offered thereby constitute at the date of issuance 'mortgage related securities' for purposes of the Secondary
                                         Mortgage Market Enhancement Act of 1984, as amended ('SMMEA').
                                         Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether and to what extent a class of Securities constitutes a legal investment for them. See 'Legal
                                         Investment.'

Use of Proceeds........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust
                                         Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any
                                         Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so
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                                         specified in the related Prospectus Supplement, the purchase of the
                                         Trust Fund Assets for a Series may be effected by an exchange of
                                         Securities with the Depositor of such Trust Fund Assets. See 'Use of
                                         Proceeds.'

Ratings................................  Unless otherwise specified in the related Prospectus Supplement, it will be a requirement for issuance of any Series that the Securities offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each
                                         Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Residential Loans comprising or underlying the
                                         Trust Fund Assets may have on the yield to investors in the Securities.
                                         See 'Risk Factors.'
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                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities offered hereby and by the related
Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market that may develop may be at a discount from par value or from its purchase price. Holders of Securities have no optional redemption rights. Unless otherwise provided in the related Prospectus
Supplement, PaineWebber expects to make a secondary market in the Securities offered hereby, but is not obligated to do so.

LIMITED ASSETS

     The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust
Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities.
Furthermore, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Trust Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related
Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase
Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Residential Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the seller or originator of such Residential
Loan, or (ii) from a reserve account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Residential Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor, Master Servicer or Trustee will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Residential Loan upon the conversion of the interest rate thereon to a fixed rate.

CREDIT ENHANCEMENT

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related
Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result

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Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover, or may cover only in part, fraud or negligence by a loan originator or other parties. See 'Description of Credit Support.'

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Residential Loans and, in the case of Agency Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payment among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund
Assets. Prepayments of principal may also result from repurchases of Trust Fund
Assets due to material breaches of the Unaffiliated Seller's (as defined herein), originator's, Depositor's or Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Residential Loans comprising or underlying the Trust Fund Assets. See 'Yield Considerations' and
'Maturity and Prepayment Considerations.'

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See 'Description of the Securities -- Distributions' and ' -- Principal Interest on the Securities.'

BALLOON PAYMENTS

     Certain of the Residential Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require principal payments (i.e., balloon payments) at their stated maturity. Residential Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Residential Property.
The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Residential
Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

     There are several factors that could adversely affect the value of the Residential Properties such that the outstanding balance of the related
Residential Loans, together with any senior financing on the Residential
Properties, if applicable, would equal or exceed the value of the Residential
Properties. Among the factors that could adversely affect the value of the Residential Properties are an overall decline in the residential real estate market in the areas in which the Residential Properties are located or a decline in the general condition of the Residential Properties as a result of failure of borrowers to adequately maintain the Residential Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Improvement Contracts or other Residential Loans that are secured by junior liens, such decline could extinguish the value of the interest of a junior mortgagee in the Residential Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Residential Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even assuming that the Residential Properties provide adequate security for the Residential Loans, substantial delays could be encountered with the liquidation of defaulted Residential Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to

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foreclose on a Residential Property securing a Residential Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Residential Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Residential Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Residential Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Residential Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default.
Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing certain Mortgage Loans, Multifamily Loans and Home
Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust
Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees, although the Master Servicer or Sub-
Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan, Multifamily Loan or Home Improvement
Contract in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of junior mortgage loans, multifamily loans and home improvement contracts may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of Residential Loans.'

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.
In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive

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Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a
lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See 'Risk Factors -- Environmental
Risks' and 'Certain Legal Aspects of Residential Loans -- Environmental
Legislation.'

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING RESIDENTIAL LOANS

     The Residential Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Residential Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit
     Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Residential Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community
Development and Regulatory Improvement Act of 1994 (the 'Riegle Act') which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due
Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See 'Certain Legal Aspects of Residential Loans.'

RATING OF THE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement

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with respect to such class and such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating
Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that the values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential
Properties become equal to or greater than the value of the Residential
Properties, the rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See 'Rating.'

BOOK-ENTRY REGISTRATION

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Certificates can be effected only through the Depository Trust
Company ('DTC'), participating organizations ('Participants'), Financial
Intermediaries and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See 'Description of the Securities -- Book-Entry Registration of Securities' herein.

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CERTAIN HOME IMPROVEMENT CONTRACTS

     Contracts Unsecured. The obligations of a borrower under an unsecured Home
Improvement Contract will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such unsecured
Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Home
Improvement Contract, the related Trust Fund will have recourse only against the obligor's (the 'Obligor') assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an unsecured Home Improvement Contract, the obligations of the Obligor under such unsecured Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are sufficient to pay such amounts in whole or part. An Obligor on an unsecured Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such unsecured Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY
HIGHER LOSSES

     If so specified in the related Prospectus Supplement, the single family
Mortgage Loans assigned and transferred to the related Trust Fund may include
Mortgage Loans underwritten in accordance with the underwriting standards for 'non-conforming credits,' which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A
Mortgage Loan made to a 'non-conforming credit' means a residential loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Properties decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial. See 'Residential Loan
Program -- Underwriting Standards.'

TRUST FUND ASSETS MAY INCLUDE DELINQUENT, SUB-PERFORMING AND NON-PERFORMING
RESIDENTIAL LOANS

     If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent, sub-performing or non-performing Residential Loans. Prospective investors should consider the risk that the inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Securities of such Series. See 'The Trust Funds -- Residential Loans.'

PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the 'Pre-Funded Amount') specified in such Prospectus Supplement into the Pre-

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Funding Account. The Pre-Funded Amount will be used to purchase Residential
Loans ('Subsequent Loans') within a period commencing from the Closing Date and ending on a date not more than three months after the Closing Date (such period, the 'Funding Period') from the Depositor (which, in turn, will acquire such Subsequent Loans from the seller or sellers specified in the related Prospectus
Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding
Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

OTHER CONSIDERATIONS

     There is no assurance that the market value of the Trust Fund Assets or any other assets of a Trust Fund will at any time be equal to or greater than the principal amount of the Securities of the related Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master
Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                THE TRUST FUNDS

     Each Trust Fund Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or through affiliates, from sellers not affiliated with the Depositor (any such sellers of Residential
Loans, hereinafter 'Unaffiliated Sellers'), or, if provided in the related
Prospectus Supplement, from sellers affiliated with the Depositor.

RESIDENTIAL LOANS

     The Residential Loans will consist of mortgage loans (the 'Mortgage Loans') secured by first or junior liens on one- to four-family residential properties
(each, a 'Mortgaged Property,' collectively, 'Mortgaged Properties') (which may include Mortgage Securities) or mortgage loans (the 'Multifamily Loans') secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, 'Mortgaged Properties'), home improvement installment sales contracts and installment loan agreements (the 'Home
Improvement Contracts') which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, cooperative loans (the 'Cooperative Loans') secured primarily by shares in the related private cooperative housing corporation (a 'Cooperative') that, with the related proprietary lease or occupancy agreement, give the owner thereof the right to occupy a particular dwelling unit (each, a 'Cooperative Unit') in the Cooperative or manufactured housing conditional sales contracts and installment loan agreements (the 'Manufactured Housing Contracts'), which may be secured by either liens on (a) new or used Manufactured Homes or (b) the real property and any improvements thereon (the 'Mortgaged Property,' which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract as well as in certain cases a lien on a new or used Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such
Manufactured Housing Contracts that are secured by Mortgaged Property are referred to herein as 'Land Contracts'). The Mortgaged Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the 'Residential
Properties') may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain (and any participation interest in any of the foregoing will relate to) only one of the following types of Residential Loans:

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          (1) Fully amortizing loans with a fixed rate of interest (such rate, an 'Interest Rate') and level monthly payments to maturity;

          (2) Fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

          (3) Fully amortizing loans with a fixed Interest Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

          (4) Fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

          (5) Fully amortizing loans with an Interest Rate adjusted periodically
     ('ARM Loans') (with corresponding adjustments in the amount of monthly payments), to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed
     Interest Rate, as described in the related Prospectus Supplement;

          (6) Fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

          (7) ARM Loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest
     Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

          (8) Such other types of Residential Loans as may be described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, the Trust Fund underlying a Series of Securities may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates
(each, and collectively, 'Mortgage Securities'), evidencing interests in, or collateralized by, Residential Loans or Agency Securities as described herein.
The Mortgage Securities may have been issued previously by the Depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage
Securities will be generally similar to Securities offered hereunder. As to any such Series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Residential Loans underlying such Mortgage Securities will be described together with any other Residential Loans included in the Trust Fund relating to such Series. As to any such Series of Securities, as used herein the term
'Residential Loans' includes the Residential Loans underlying such Mortgage
Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a Series of Securities as to which the Trust Fund includes
Mortgage Securities, the entity that services and administers such Mortgage
Securities on behalf of the holders of such Securities may be referred to as the 'Manager,' if so specified in the related Prospectus Supplement. References herein to advances to be made and other actions to be taken by the Master
Servicer in connection with the Residential Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

     If so specified in the related Prospectus Supplement, certain Residential
Loans may contain provisions prohibiting prepayments for a specified period after their origination date (a 'Lockout

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Period'), prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. The inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

MORTGAGE LOANS

     The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage
Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating first or junior liens on the Mortgaged Properties. The Mortgage Loans will be secured by one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments. If so provided in the related Prospectus Supplement, the Mortgage
Loans will be insured by the FHA ('FHA Loans') or partially guaranteed by the VA
('VA Loans'). See 'The Trust Funds -- Residential Loans -- FHA Loans and VA
Loans' and 'Description of Primary Insurance Coverage -- FHA Insurance and VA
Guarantees.'

     Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ('Senior Liens') may not be included in the mortgage pool.
The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan.
If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged
Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust
Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

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MULTIFAMILY LOANS

     The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will have had original terms to stated maturity of not more than 30 years. If so provided in the related Prospectus Supplement, the Multifamily Loans will be FHA Loans.
Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See 'The Trust Funds -- Residential Loans -- FHA
Loans and VA Loans' and 'Description of Primary Insurance Coverage -- FHA
Insurance and VA Guarantees.'

     If so provided in the related Prospectus Supplement, the Multifamily Loans may contain provisions containing a Lockout Period, prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. In the event that Securityholders will be entitled to all or a portion of any prepayment penalties collected in respect of the related
Multifamily Loans, the related Prospectus Supplement will specify the method or methods by which the prepayment penalties are calculated.

HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

     As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties for property improvement, debt consolidation or home equity purposes. The Home
Improvement Contracts will either be unsecured or secured by Mortgages on one-to four-family, multifamily properties or manufactured housing which Mortgages are generally subordinate to other mortgages on the same property. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement
Contracts will be fully amortizing and may have fixed or adjustable rates of interest and may provide for other payment characteristics. Except as specified in the related Prospectus Supplement, the home improvements relating to the Home
Equity Loans and Home Improvement Contracts may include replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling and solar heating panels. If so provided in the related Prospectus
Supplement certain of the Home Improvement Contracts may be FHA Loans. See 'The
Trust Funds -- Residential Loans -- FHA Loans and VA Loans' and 'Description of
Primary Insurance Coverage -- FHA Insurance and VA Guarantees.'

COOPERATIVE LOANS

     The Cooperative Loans will be evidenced by promissory notes (the
'Cooperative Notes') secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.

MANUFACTURED HOUSING CONTRACTS

     The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home, or in the case of a Land Contract, by a lien on the real estate to which the Manufactured Home is deemed permanently affixed and, in some cases, the related Manufactured Home which is not real property under the applicable state law. The Manufactured Homes securing the Manufactured Housing
Contracts will generally consist of manufactured homes within the meaning of 42
United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.'

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     If so provided in the related Prospectus Supplement, the Manufactured
Housing Contracts may be FHA Loans or VA Loans. See 'The Trust
Funds -- Residential Loans -- FHA Loans and VA Loans' and 'Description of
Primary Insurance Coverage -- FHA Insurance and VA Guarantees.'

BUYDOWN LOANS

     If provided in the related Prospectus Supplement, certain of the Residential Loans may be subject to temporary buydown plans ('Buydown Loans'), pursuant to which the monthly payments made by the borrower in the early years of the Buydown Loan (the 'Buydown Period') will be less than the scheduled payments on the Buydown Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Residential Property or another source and placed in a custodial account and (ii) unless otherwise specified in the related Prospectus Supplement, investment earnings on the buydown funds. Generally, the borrower under each Buydown Loan will be qualified at a reduced interest rate. Accordingly, the repayment of a Buydown Loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Loans, during the Buydown Period. See 'Residential Loan Program -- Underwriting Standards.'

FHA LOANS AND VA LOANS

     FHA Loans will be insured by the FHA as authorized under the National
Housing Act of 1934, as amended (the 'Housing Act'), and the United States
Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No
FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan. See
'Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees.'

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA
Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for Multifamily FHA Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow
HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections
221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA Loans will be partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended (the 'Servicemen's Readjustment Act'). The
Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth

                                       24


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

in the related Prospectus Supplement. See 'Description of Primary Insurance
Coverage -- FHA Insurance and VA Guarantees.'

LOAN-TO-VALUE RATIO

     The 'Loan-to-Value Ratio' of a Residential Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Residential Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Residential Property. Except as otherwise specified in the Prospectus Supplement, the 'Collateral Value' of a Residential
Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. 'Refinance Loans' are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership. The 'Collateral Value' of the Residential Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including
'accessories' identified in the invoice (the 'Manufacturer's Invoice Price'), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to used Manufactured Homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential Properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a Residential Property after the origination of the Residential Loan without the lender's consent.

     No assurance can be given that values of the Residential Properties have remained or will remain at their historic levels on the respective dates of origination of the related Residential Loans. If the residential real estate market were to experience an overall decline in property values such that the outstanding principal balances of the Residential Loans, and any other financing on the related Residential Properties, become equal to or greater than the value of the Residential Properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by the applicable insurance policies and other forms of credit support described herein and in the related Prospectus
Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See 'Description of the Securities' and 'Description of Credit Support.'

AGENCY SECURITIES

     The Agency Securities will consist of any combination of 'fully modified pass-through' mortgage-backed certificates guaranteed by the GNMA ('GNMA
Certificates'), guaranteed mortgage pass-through securities issued by the FNMA
('FNMA Certificates') and mortgage participation certificates issued by the FHLMC ('FHLMC Certificates').

                                       25


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

GNMA

     GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title
III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.' In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA CERTIFICATES

     Each GNMA Certificate will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying GNMA Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA
Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related Prospectus Supplement. The
Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including GNMA Certificates will set forth additional information regarding the GNMA guaranty program, the characteristics of the pool underlying such GNMA Certificates, the servicing of the related pool, the payment of principal and interest on GNMA Certificates to the extent not described herein and other relevant matters with respect to the GNMA Certificates.

     Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each GNMA
Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the GNMA Certificates pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA
Loans or VA Loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between GNMA and the issuer of such GNMA Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the loans backing the GNMA
Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a GNMA Certificate as they become due, it must promptly notify
GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA
Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain such payment. The
Trustee or its nominee, as registered holder of the GNMA Certificates included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or

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

contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such GNMA Certificates and underlying residential loans will be described in the related Prospectus Supplement.

FNMA

     FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the 'Charter Act'). FNMA was originally established in 1938 as a United
States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing.
Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by FNMA.
FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program. Mortgage loans underlying FNMA Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans.
The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FNMA Certificates will set forth additional information regarding the FNMA program, the characteristics of the pool underlying such FNMA
Certificates, the servicing of the related pool, payment of principal and interest on the FNMA Certificates to the extent not described herein and other relevant matters with respect to the FNMA Certificates.

     Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

     The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United
States. If FNMA were unable to satisfy such obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on such loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered FNMA Certificate, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage

                                       27


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

loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

FHLMC

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC
Act'). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans ('FHLMC Certificate Group'). Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate
Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another
FHLMC Certificate Group. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHLMC Certificates will set forth additional information regarding the FHLMC guaranty program, the characteristics of the pool underlying such FHLMC Certificate, the servicing of the related pool, payment of principal and interest on the FHLMC Certificate to the extent not described herein and other relevant matters with respect to the FHLMC
Certificates.

     Except as described below with respect to Stripped Agency Securities, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC
Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related
Prospectus Supplement, guarantee the timely payment of scheduled principal.
Pursuant to its guarantees, FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale,
(ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor

                                       28


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entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC
Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

     The FHLMC Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the Rating
Agency or Rating Agencies rating the Securities of such Series. Such FHLMC
Certificates and underlying mortgage loans will be described in the related
Prospectus Supplement.

STRIPPED AGENCY SECURITIES

     The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates ('Stripped Agency Securities') which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA
Certificates or FHLMC Certificates. GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related
Prospectus Supplement. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each Prospectus Supplement relating to a Series of Securities will contain information, as of the date of such Prospectus Supplement, if applicable and to the extent specifically known to the Depositor, with respect to the Residential
Loans or Agency Securities contained in the related Trust Fund, including, but not limited to (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Trust Fund Assets as of the applicable
Cut-off Date, (ii) the types of related Residential Properties (e.g., one- to four-family dwellings, multifamily residential properties, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominiums and planned-unit development units, vacation and second homes and new or used Manufactured Homes), (iii) the original terms to maturity, (iv) the outstanding principal balances, (v) the origination dates, (vi) with respect to Multifamily Loans, the Lockout Periods and prepayment penalties, (vii) the loan-to-value ratios or, with respect to Residential Loans secured by a junior lien, the combined loan-to-value ratios at origination, (viii) the Interest
Rates or range of Interest Rates borne by the Residential Loans or residential loans underlying the Agency Securities, (ix) the geographical distribution of the Residential Properties on a state-by-state basis, (x) the fixed Security
Interest Rate, or the initial Security Interest Rate in the case of a Series or class of Securities with a variable or adjustable Security Interest Rate, (xi) the number and aggregate principal balance of Buydown Loans, if any, (xii) the Retained Interest, if any, (xiii) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest
Rate variations at the time of adjustments and over the lives of the ARM Loans, and (xiv) information as to the payment characteristics of the Residential
Loans. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time a Series of Securities is initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report made available at or before the issuance of such Securities, which information will be included in a report on Form 8-K which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed with the Commission within fifteen days after the initial issuance of

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such Securities. If Mortgage Loans are added to or deleted from a Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in a report on Form 8-K.

     The Depositor will cause the Residential Loans comprising each Trust Fund
(or Mortgage Securities evidencing interests therein) to be assigned to the Trustee for the benefit of the holders of the Certificates of the related
Series. The Master Servicer will service the Residential Loans comprising any
Trust Fund, either directly or through other servicing institutions (each, a 'Sub-Servicer'), pursuant to a Pooling and Servicing Agreement or Servicing
Agreement among itself, the Depositor and the Trustee (each, a 'Servicing
Agreement'), and will receive a fee for such services. See 'Residential Loan
Program' and 'Description of the Securities.' With respect to Residential Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master
Servicer alone were servicing such Residential Loans.

     The Depositor will assign the Residential Loans to the related Trustee on a non-recourse basis. Unless otherwise specified in the related Prospectus
Supplement, the obligations of the Depositor with respect to the Residential
Loans will be limited to certain representations and warranties made by it. See
'Description of the Securities -- Assignment of Trust Fund Assets.' The obligations of the Master Servicer with respect to the Residential Loans will consist principally of its contractual servicing obligations under the related
Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Unaffiliated Sellers, or both, as more fully described herein under 'Residential Loan Program -- Representations by Unaffiliated Sellers; Repurchases'; ' -- Sub-Servicing' and 'Description of the
Certificates -- Assignment of Trust Fund Assets') and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Residential Loans in amounts described herein under 'Description of the Certificates -- Advances' or pursuant to the terms of any Mortgage Securities.
Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus
Supplement.

     The Depositor will cause the Agency Securities comprising each Trust Fund to be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee. The Trustee will administer the Trust Fund Assets comprising any Trust
Fund including Agency Securities pursuant to a Trust Agreement between the Depositor and the Trustee, and will receive a fee for such service. The Agency
Securities and any moneys attributable to distributions on such Agency
Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The
Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any Trust Fund to any person, except to a successor trustee, to the Depositor or the Securityholders to the extent they are entitled thereto or to such other persons as may be specified in the related
Prospectus Supplement and except for its power and authority to invest assets of the Trust Fund in Permitted Instruments (as hereinafter defined) in compliance with the Trust Agreement. The Trustee will have no responsibility for distributions on the Securities, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related
Securities without deduction, other than for any applicable trust administration fee payable to the Trustee, certain expenses of the Trustee, if any, in connection with legal actions relating to the Agency Securities, any applicable withholding tax required to be withheld by the Trustee and as otherwise described in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Trust Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any Reserve Funds or other funds described in the related Prospectus
Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities, including the costs of obtaining

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

credit support, if any. If so specified in the related Prospectus Supplement, the purchase of the Trust Fund Assets for a Series may be effected by an exchange of Securities with the seller of such Trust Fund Assets.

                              YIELD CONSIDERATIONS

     Unless otherwise specified in the related Prospectus Supplement, each monthly or other periodic interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. The amount of such interest payment distributed (or accrued in the case of Accrual Securities) to Securityholders (other than holders of Strip Securities) with respect to each Trust Fund Asset will be similarly calculated for the applicable period, based on the applicable Security
Interest Rate. In the case of Strip Securities, except as otherwise described in the related Prospectus Supplement, such distributions of Stripped Interest will be made in the manner and amount described in the related Prospectus Supplement.
The Securities of each Series may bear a fixed, variable or adjustable Security
Interest Rate.

     The effective yield to Securityholders will be below the yield otherwise produced by the applicable Security Interest Rate (or as to a Strip Security, the distributions of interest thereon ('Stripped Interest')) and purchase price paid by the investors, because while interest will accrue on each Trust Fund
Asset from the first day of each month (unless otherwise provided in the related
Prospectus Supplement), the distribution of such interest (or the accrual thereof in the case of Accrual Securities) will not be made until the Distribution Date occurring in the month or other periodic interval (as specified in the related Prospectus Supplement) following the month or other period of accrual in the case of Residential Loans, and in later months in the case of Agency Securities and in the case of a Series of Securities having
Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise provided in the related Prospectus Supplement, when a full prepayment is made on a Residential Loan, the borrower is charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month and accordingly, the effect of such prepayments is to reduce the aggregate amount of interest collected that is available for distribution to Securityholders. However, if so provided in the related Prospectus Supplement, certain of the Residential Loans may contain provisions limiting prepayments thereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the Prospectus Supplement, the prepayment penalty collected with respect to the Residential Loans will be applied to offset such shortfalls in interest collections on the related
Distribution Date. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. Unless provided otherwise in the related Prospectus Supplement, neither the Trustee, the Master
Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to Securityholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a 'Prepayment Period' in respect of any Distribution Date will commence in the case of Distribution
Dates that occur monthly, on the first day of the preceding calendar month and, in the case of Distribution Dates that occur less frequently than monthly, on the first day of the month in which the immediately preceding Distribution Date occurred (or, with respect to the first Prepayment Period, the Cut-off Date) and will end in both cases on the last day of the preceding calendar month. See
'Maturity and Prepayment Considerations' and 'Description of the Securities.'

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgaged Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgaged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some

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states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgaged Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgaged Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject to the Trustee or Master Servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the Certificates.

     The Prospectus Supplement for each Series of Securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the Trust Fund Assets in a given Trust
Fund may vary depending upon the type of Residential Loans or the residential loans underlying the Agency Securities included therein. Each Prospectus
Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Residential Loans or residential loans underlying the Agency Securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the Residential Loans or residential loans underlying the Agency Securities will affect the life of the related Securities. The average life of a Security refers to the average amount of time that will elapse from the date of issuance of a Security until the principal amount of such Security has been reduced to zero. The average life of the Securities will be affected by, among other things, the rate at which principal on the related Residential Loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the Residential Loans are received, the actual average life of the Securities may be significantly shorter than would otherwise be the case. As to any Series of Securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related Residential Loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain Series of Securities comprised of more than one class, or as to other types of Series where applicable, the Prospectus
Supplement will describe the prepayment standard or model used in connection with the offering of such Series and, if applicable, will contain tables setting forth the projected weighted average life of the Securities of such Series and the percentage of the initial Security Principal Balance that would be outstanding on specified Distribution Dates based on the assumptions stated in the Prospectus Supplement, including assumptions that prepayments on the related
Residential

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Loans or residential loans underlying the Agency Securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

     It is unlikely that prepayment of the Trust Fund Assets will conform to any model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, market interest rates and the availability of funds, the existence of lockout provisions and prepayment penalties, the inclusion of delinquent, non-performing or sub-performing Residential Loans in the Trust Fund Assets, the relative tax benefits associated with the ownership of property and, in the case of Multifamily Loans, the quality of management of the property. The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Trust Fund Assets, such Trust Fund
Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by such Trust Fund
Assets.

     Other factors that might be expected to affect the prepayment rate of Securities backed by junior lien mortgage loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on such Residential Loans.

     In addition, acceleration of payments on the Residential Loans or residential loans underlying the Agency Securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. Unless otherwise provided in the related Prospectus Supplement, all Residential Loans, except for FHA Loans and VA Loans, will contain 'due-on-sale' provisions permitting the lender to accelerate the maturity of the Residential
Loan upon sale or certain transfers by the borrower with respect to the underlying Residential Property. Conventional residential loans that underlie
FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, 'due-on-sale' clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA Loans and VA Loans and all residential loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the property. In addition, Multifamily Loans may contain 'due-on-encumbrance' clauses permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Residential Property. In general, where a 'due-on-sale' or 'due-on-encumbrance' clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan upon transfer or further encumbrance of the property must be exercised, so long as such acceleration is permitted under applicable law.

     With respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans, unless otherwise provided in the related Prospectus
Supplement, the Master Servicer generally will enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Residential Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master
Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'Description of the Securities -- Collection and Other Servicing Procedures' and 'Certain Legal
Aspects of Residential Loans -- Enforceability of Certain Provisions' and
'Prepayment Charges and Prepayments' for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Residential Loans. See also 'Description of the Securities -- Termination' for a description of the possible early termination of any Series of Securities. See also 'Residential Loan
Program -- Representations by Unaffiliated Sellers; Repurchases' and
'Description of the Securities -- Assignment of Trust Fund Assets' for a description

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

of the obligation of the Unaffiliated Sellers, the Master Servicer and the Depositor to repurchase Residential Loans under certain circumstances.

     With respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related Agency
Securities of any right to repurchase the underlying residential loans. The
Prospectus Supplement relating to each Series of Securities will describe the circumstances and the manner in which such optional repurchase right, if any, may be exercised.

     In addition, certain Mortgage Securities included in the Trust Fund may be backed by underlying Residential Loans having differing interest rates.
Accordingly, the rate at which principal payments are received on the related
Securities will, to a certain extent, depend on the interest rates on such underlying Residential Loans.

     The Prospectus Supplement for each Series of Securities may set forth additional information regarding related maturity and prepayment considerations.

                                 THE DEPOSITOR

     PaineWebber Mortgage Acceptance Corporation IV, the Depositor, is a
Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets. It is not expected that the Depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering Certificates of the type described herein or other mortgage- or asset-related securities, and related activities.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                            RESIDENTIAL LOAN PROGRAM

     The Residential Loans will have been purchased by the Depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the related Prospectus Supplement, all Residential Loans will have been originated in general accordance with the criteria specified below. The underwriting standards applicable to Residential Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth below.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each seller will represent and warrant that all Residential Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in general accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.
As to any Residential Loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Residential Property as collateral. In general, a prospective borrower applying for a Residential Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. Unless otherwise specified in the related Prospectus
Supplement, a verification of the borrower's income will be obtained from an independent source and, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
Unless otherwise specified in the related Prospectus Supplement, an employment verification is obtained from

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

an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand, savings or brokerage accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios, or combined-loan-to-value ratios, as applicable, or other favorable and compensating credit factors exist.

     The underwriting guidelines with respect to some Unaffiliated Sellers' loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a 'non-conforming credit' means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will be required to satisfy the qualifications set forth herein. Each Unaffiliated Seller must be an institution experienced in originating and servicing the types of residential loans sold by it for inclusion in a Trust Fund in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller must be a seller/servicer approved by either FNMA or FHLMC, and must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Bank Insurance Fund ('BIF') or Savings
Association Insurance Fund ('SAIF') of the Federal Deposit Insurance Corporation
(the 'FDIC'). In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller will have made representations and warranties in respect of the Residential Loans sold by such Unaffiliated Seller. Unless otherwise provided in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Residential Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any FHA insurance, VA guarantee and any required hazard and

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

primary credit insurance was effective at the origination of each Residential
Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Residential Loan from the Unaffiliated Seller by or on behalf of the Depositor; (ii) that the Unaffiliated Seller had good title to each such Residential Loan and such Residential Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) if the Trust Fund includes Mortgage Loans, that each Mortgage constituted a valid lien on the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any); (iv) if the Trust Fund includes Manufactured Housing Contracts, each Manufactured Housing Contract creates a valid, subsisting and enforceable first priority security interest in the Manufactured Home covered thereby; (v) that the Residential Property was free from damage and was in good repair; (vi) that there were no delinquent tax or assessment liens against the Residential Property; (vii) that each Residential Loan was current as to all required payments; and (viii) that each Residential Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated
Seller in respect of a Residential Loan may have been made as of the date on which such Unaffiliated Seller sold the Residential Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Residential Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Residential Loan by such Unaffiliated Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation occurs after the date of such sale to or on behalf of the Depositor.

     The only representations and warranties, if any, to be made for the benefit of holders of Securities in respect of any Residential Loan relating to the period commencing on the date of sale of such Residential Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under 'Description of the Securities --
Assignment of Trust Fund Assets.' If the Master Servicer is also an Unaffiliated
Seller of Residential Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as an Unaffiliated Seller.

     The Master Servicer will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Residential Loan which materially and adversely affects the interests of the Securityholders in such Residential Loan. If such Unaffiliated Seller cannot cure such breach within 60 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, then such Unaffiliated Seller will be obligated to repurchase such Residential Loan from the Trustee within 90 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, at the Purchase Price therefor. As to any Residential Loan, unless otherwise specified in the related
Prospectus Supplement, the 'Purchase Price' is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated
Principal Balance (as defined below) from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the Net Mortgage Rate minus the rate at which the Sub-Servicer's servicing fee is calculated if the Sub-Servicer is the purchaser,
(iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Residential
Loan, (iv) any unpaid Retained Interest with respect to such Residential Loan,
(v) any Realized Losses incurred with respect to such Residential Loan, as described below under 'Description of the Certificates -- Subordination,' and
(vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. If so provided in the related Prospectus Supplement, an Unaffiliated Seller, rather than repurchase a Residential Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related Series of Securities, to cause the removal of such Residential Loan from the Trust Fund and substitute in its place one or more other Residential Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer or the Trustee, unless otherwise specified in the related Prospectus Supplement, will be required under the applicable Servicing Agreement to use its best

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

efforts to enforce such obligations of the Unaffiliated Seller for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Residential Loan. Unless otherwise specified in the related Prospectus
Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller. For each Series with respect to which a REMIC election is to be made, unless the related Prospectus Supplement provides otherwise, the Master Servicer will be obligated to pay any prohibited transaction tax which may arise in connection with such repurchase or substitution. See 'Description of the Certificates -- General.'

     The 'Stated Principal Balance' of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as hereinafter defined) thereon has been (or, if it had not been covered by any form of credit support, would have been) allocated to one or more class of Securities on or before the date of determination.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is an Unaffiliated Seller) will be obligated to purchase or substitute for a Residential Loan if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out such obligations with respect to Residential Loans. To the extent that a breach of the representations and warranties of an Unaffiliated Seller also constitutes a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under 'Description of the Securities -- Assignment of Trust Fund Assets.' Any Residential Loan that is not repurchased or substituted for shall remain in the related Trust Fund and any losses thereon shall be borne by Securityholders, to the extent not covered by credit enhancement.

SUB-SERVICING

     Any Master Servicer may delegate its servicing obligations in respect of a Residential Loan to Sub-Servicers pursuant to a sub-servicing agreement (a
'Sub-Servicing Agreement'), which will be consistent with the terms of the Servicing Agreement relating to the Trust Fund that includes such Residential
Loan. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain primarily liable for such obligations under the related Sub-Servicing
Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of residential loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining FHA insurance, any VA guarantee, and primary hazard and credit insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master
Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower pursuant to the Residential Loan;
processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally is required to exercise due-on-sale and due-on-encumbrance clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;
attempting to cure delinquencies; effecting foreclosures or repossessions;
inspecting and managing Residential Properties under certain circumstances; and maintaining accounting records relating to the Residential Loans. The Master
Servicer will be responsible for filing and settling claims in respect of Residential Loans in a particular Trust Fund under any applicable pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit.
See 'Description of Credit Support.' To the extent specified in the related
Prospectus Supplement, a Sub-Servicer will also be

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obligated to make advances in respect of delinquent installments of principal and interest on Residential Loans, as described more fully under 'Description of the Securities -- Payments on Residential Loans' and ' -- Deposits to
Certificate Account,' and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the related Residential Loan payment has been collected) in the amount set forth in the related Prospectus
Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation late charges provided in the Mortgage Note, Cooperative Note or Manufactured Housing Contract or related instruments. If so provided in the related Prospectus Supplement, a Sub-Servicer may be entitled to any prepayment penalties and a Retained Interest in certain Residential Loans.
Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See 'Description of the Securities -- Retained Interest, Administration Compensation and Payment of
Expenses.'

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity.
Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

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                         DESCRIPTION OF THE SECURITIES

     The Certificates of each Series evidencing interests in a Trust Fund including Residential Loans will be issued pursuant to a separate Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee and the Securities of each Series evidencing interests in a Trust Fund including
Agency Securities will be issued pursuant to a separate Trust Agreement ('Trust
Agreement') between the Depositor and the Trustee. Each Series of Notes (or, in certain instances, two or more Series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee. The related Trust Fund will be created pursuant to an Owner Trust Agreement (the 'Owner Trust
Agreement'; an Owner Trust Agreement, Pooling and Servicing Agreement, Servicing
Agreement, Indenture, an 'Agreement') between the Depositor and the Owner
Trustee. As to each Series of Notes where the Issuer is an Owner Trust, the ownership of the Trust Fund will be evidenced by certificates (the 'Equity
Certificates') issued under the Owner Trust Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered thereby. Forms of each of the Agreements are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Agreement relating to each Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities and a copy thereof will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement (the 'Corporate Trust
Office'). The following summaries describe certain provisions of the Agreements.
The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement.

GENERAL

     The Certificates of each Series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Unless otherwise specified in the related Prospectus
Supplement, each Series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner
Trust Agreement. As to each Series, the Securities will be issued in authorized denominations evidencing a portion of all of the Securities of such Series (a
'Percentage Interest'), as set forth in the related Prospectus Supplement. Each
Trust Fund will consist of (i) such Residential Loans (including any Mortgage
Securities) or Agency Securities (exclusive of any portion of interest payments relating thereto retained by the Depositor, any of its affiliates or its predecessor in interest (the 'Retained Interest') and exclusive of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement; (ii) such funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of Securityholders; (iii) with respect to Trust Funds that include Residential
Loans, (a) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans on behalf of the Securityholders, or, in the case of Manufactured
Housing Contracts that are not Land Contracts, by repossession; (b) any Primary
Credit Insurance Policies and Primary Hazard Insurance Policies (as defined under 'Description of Primary Insurance Coverage'); (c) any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support (as defined under 'Description of Credit Support');
and (d) the rights of the Trustee to any cash advance reserve fund or surety bond as described under 'Advances'; (iv) if specified in the related Prospectus
Supplement, the Reserve Fund and (v) any other assets as described in the related Prospectus Supplement. The Securities will be transferable and exchangeable for Securities of the same class and Series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of Securities on the Certificate
Register maintained by the Certificate Registrar, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Series of Securities may consist of either (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which ('Senior Securities') will be senior in right of payment to one or more of the other classes ('Subordinate Securities') to the extent described in the related
Prospectus Supplement (any such Series, a 'Senior/Subordinate Series'); (iii) two or more

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classes of Securities, one or more classes of which will be entitled to (a)
principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions ('Strip Securities'); (iv) two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Securities ('Accrual Securities') with respect to which accrued interest will not be distributed but rather will be added to the Security
Principal Balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. Credit support for each Series of Securities evidencing interests in a Trust Fund that includes
Residential Loans will be provided by a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a letter of credit, a Reserve Fund or a similar credit support instrument as described under 'Description of Credit
Support,' by the subordination of one or more classes of Securities as described under 'Description of the Securities -- Subordination,' or by any combination of the foregoing.

     Each class of Securities (other than certain Strip Securities) will have a Security Principal Balance and, unless otherwise provided in the related
Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Security Interest Rate. See 'Principal and Interest on the
Securities' below. The Security Interest Rates of the various classes of Securities of each Series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a Trust Fund; however, the weighted average of the Security Interest Rates on the Securities based on their respective Security
Principal Balances will not exceed the lowest Net Interest Rate. The specific percentage ownership interests of each class of Securities and the minimum denomination per Security will be set forth in the related Prospectus
Supplement. As to any Mortgage Loan, the 'Net Interest Rate' is equal to the Interest Rate minus the sum of the Administration Fee Rate and the rate at which the Retained Interest, if any is calculated (the 'Retained Interest Rate').

     If so provided in the related Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat the related Trust Fund, or designated portions thereof, as a 'real estate mortgage investment conduit'
(a 'REMIC') as defined in the Code. If such an election is made with respect to a Series, one of the classes will be designated as evidencing all 'residual interests' in the related REMIC as defined under the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related
REMIC as defined in the Code. As to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Trustee or the Master Servicer, if any, will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise specified in the related Prospectus
Supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related
Prospectus Supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Certificateholders. See 'Certain Federal Income Tax
Consequences -- REMICs -- Taxes that may be Imposed on the REMIC
Pool -- Prohibited Transactions.'

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of each Series of Securities, the Depositor will cause the assets comprising the related Trust Fund or Mortgage Securities being included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to the Trust Fund Assets after the applicable Cut-off Date, other than principal and interest due on or before the applicable Cut-off Date and other than any Retained Interest. The Residential Loan or Agency Security documents described below will be delivered to the Trustee (or to the custodian hereinafter referred to). The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Fund Assets.
Each Trust Fund Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the outstanding principal balance of each Trust Fund Asset after application of

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

payments due on or before the Cut-off Date, the maturity of the Mortgage Note, Cooperative Note, Manufactured Housing Contract or Agency Securities, the Net
Interest Rate, any Retained Interest, with respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, the pass-through rate on the Agency Securities, and with respect to a Series of Securities evidencing interests in Residential Loans, information respecting the Interest Rate, the current scheduled payment of principal and interest, the original Loan-to-Value Ratio and certain other information.

MORTGAGE LOANS AND MULTIFAMILY LOANS

     The Depositor will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities) and Multifamily Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the mortgage file for each Mortgage Loan, containing legal documents relating to such Mortgage Loan, including the Mortgage Note endorsed without recourse to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan or Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Home Equity Loan and Home Improvement Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the note endorsed to the order of the Trustee, with respect to Home Equity Loans and secured Home Improvement Contracts, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and, with respect to Home Equity Loans and secured Home
Improvement Contracts, an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Home Equity Loan or Home Improvement
Contract. With respect to unsecured Home Improvement Contracts, the Depositor or
Unaffiliated Seller, under the related Agreement, will transfer physical possession of the Home Improvement Contracts to the Trustee or a designated custodian or, in the case of an Unaffiliated Seller, may retain possession of the Home Improvement Contracts as custodian for the Trustee. In addition, the Depositor will cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Home Improvement Contracts. Unless otherwise specified in the related
Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the Depositor, as the case may be, to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

COOPERATIVE LOANS

     The Depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the related Cooperative Note, the original security agreement, the proprietary lease or

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occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. The
Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Cooperative Loan.

MANUFACTURED HOUSING CONTRACTS

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Manufactured Housing Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the original Manufactured Housing
Contract endorsed to the order of the Trustee and copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the Manufactured Home securing each Manufactured Housing Contract, together with a blanket assignment to the Trustee of the Manufactured Housing
Contracts in the related Trust Fund and such documents and instruments. Unless otherwise provided in the related Prospectus Supplement, in order to give notice of the right, title and interest of the Securityholders to the Manufactured
Housing Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the Trust
Fund.

AGENCY SECURITIES

     Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve
System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve
System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

REVIEW OF RESIDENTIAL LOANS

     The Trustee (or the custodian) will review the Residential Loan documents within 45 days (or such other period specified in the Prospectus Supplement) after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master
Servicer shall immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect within 90 days (or such other period specified in the Prospectus Supplement) after receipt of such notice, the Unaffiliated Seller will be obligated to repurchase the related
Residential Loan from the Trustee at the Purchase Price or, in certain cases, substitute for such Residential Loan. There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation.
Although the Master Servicer or Trustee is obligated to enforce such obligation to the extent described above under 'Residential Loan Program -- Representations by Unaffiliated Sellers; Repurchases', neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Residential
Loan if the Unaffiliated Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation, if applicable, constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the Residential Loans as agent of the Trustee.

     Unless otherwise provided in the related Prospectus Supplement, with respect to Residential Loans, except as to Mortgage Loans underlying any Mortgage Securities, in a Trust Fund, the Depositor will make representations and warranties as to the types and geographical distribution of such

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Residential Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Residential Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate and maturity). In addition, unless otherwise provided in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Residential Loan was currently more than 30 days delinquent as to payment of principal and interest and no Residential Loan was 30 days or more delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Residential Loan at the Purchase Price or, if provided in the related Prospectus
Supplement, substitute for such Residential Loan.

     With respect to any Series of Securities evidencing interests in a Trust
Fund including Residential Loans as to which credit support is provided by means of a pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the Unaffiliated Seller will, to the extent required by the Rating Agency or Agencies, represent and warrant to the Trustee for such Series of Securities that no action, inaction or event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Securities that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary credit insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the 'insurability representation'). See 'Description of Primary Insurance Coverage' and 'Description of Credit Support' herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. As described in the related Prospectus Supplement, upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor or the Unaffiliated Seller may be obligated either to cure the breach in all material respects or to purchase such Residential Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of the Depositor of its obligation to repurchase
Residential Loans following a breach of its insurability representation will be ensured in the manner specified therein.

     The related Prospectus Supplement may provide that, the obligation to repurchase or, other than with respect to the insurability representation, if applicable, to substitute Residential Loans as described above constitutes the sole remedy available to the Securityholders or the Trustee for any breach of the Depositor's representations.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon the occurrence of an Event of Default under the related Pooling and Servicing
Agreement for which the Master Servicer is responsible, the Master Servicer will be obligated to remedy such Event of Default within the time period set forth in the related Pooling and Servicing Agreement or be subject to termination pursuant thereto. See 'Description of the Securities -- Events of Default' and ' -- Rights Upon Event of Default' herein.

DEPOSITS TO THE TRUST ACCOUNT

     The Master Servicer or the Trustee shall, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related Trust Fund
Assets, which must either be (i) maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each Rating Agency rating the Securities of such Series at the time any amounts are held on deposit therein or (ii) maintained with a federal or state chartered depository institution, the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and any uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Trust Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of

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any other depositors or general creditors of the depository institution with which the Trust Account is maintained. The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments ('Permitted Instruments'). A Trust Account may be maintained as an interest bearing or non-interest bearing account, or the funds held therein may be invested pending the distribution on each succeeding
Distribution Date in Permitted Instruments. Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Master Servicer will be entitled to receive any such interest or other income earned on funds in the Trust Account as additional compensation for administration of the Trust Fund
Assets. In respect of any Series of Securities having Distribution Dates occurring less frequently than monthly, the Master Servicer may obtain from an obligor named in the related Prospectus Supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust
Account. If permitted by each Rating Agency rating the Securities of such Series, a Trust Account may contain funds relating to more than one Series of Securities.

     In the event that a Sub-Servicer is servicing one or more Residential Loans in a Trust Fund, the Sub-Servicer will establish and maintain a separate account or accounts (a 'Sub-Servicing Account'), which may be interest bearing or non-interest bearing and which shall comply with the standards for Trust
Accounts set forth above, and which is otherwise acceptable to the Master
Servicer. The Sub-Servicer is required to credit to the related Sub-Servicing
Account on a daily basis the amount of all proceeds of Residential Loans received by the Sub-Servicer, less its servicing compensation, its Retained
Interest, if any, and unreimbursed expenses and advances to which it is entitled pursuant to the related Sub-Servicing Agreement. As specified in the related
Prospectus Supplement, the Sub-Servicer shall remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to each Residential Loan and any amount required to be advanced pursuant to the related Sub-Servicing
Agreement on a monthly basis.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related
Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

PAYMENTS ON RESIDENTIAL LOANS

     The Master Servicer will deposit or cause to be deposited in the Trust
Account for each Trust Fund including Residential Loans as and when received
(or, in the case of Advances on or before the applicable Distribution Date), unless otherwise provided in the related Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Cut-off Date (unless otherwise specified in the related Prospectus
Supplement, other than payments due on or before the Cut-off Date and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Residential Loans;

          (ii) all payments on account of interest on the Residential Loans, exclusive of any portion thereof representing interest in excess of the Net
     Interest Rate (unless such excess amount is required to be deposited pursuant to the related Agreement) and, if provided in the related
     Prospectus Supplement, prepayment penalties;

          (iii) all proceeds of any Primary Hazard Insurance Policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to

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     the borrower in accordance with the Master Servicer's normal servicing procedures), any Primary Credit Insurance Policy, any FHA Insurance, VA
     Guarantee, any Bankruptcy Bond and any Pool Insurance Policy (as
     hereinafter defined) (collectively, 'Insurance Proceeds'), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies, and all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Residential Loans included in the related Trust
     Fund ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of
     Securityholders by deed in lieu of foreclosure or repossession;

          (iv) any Advances made as described below under 'Advances';

          (v) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under 'Subordination';

          (vi) all proceeds of any Residential Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Unaffiliated Seller as described under 'Residential Loan
     Program -- Representations by Unaffiliated Sellers; Repurchases' and
     'Description of the Certificates -- Assignment of Trust Fund Assets' above, exclusive of the Retained Interest, if any, in respect of such Residential
     Loan, and all proceeds of any Residential Loan repurchased as described under 'Termination' below;

          (vii) all payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under 'Description of Primary Insurance Coverage -- Primary Hazard
     Insurance Policies';

          (viii) any amount required to be deposited by the Trustee or the Master Servicer in connection with losses realized on investments of funds held in the Trust Account;

          (ix) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract;

          (x) any distributions received on any Mortgage Securities included in the related Trust Fund; and

          (xi) any other amount required to be deposited in the Trust Account pursuant to the Agreement.

PAYMENTS ON AGENCY SECURITIES

     The Agency Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Trust
Account for each Trust Fund including Agency Securities as and when received, unless otherwise provided in the related Trust Agreement, all distributions received by the Trustee with respect to the related Agency Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).

DISTRIBUTIONS

     Distributions of principal and interest on the Securities of each Series will be made by or on behalf of the Trustee or the Master Servicer on the dates
(each, a 'Distribution Date') and at the intervals (which may be monthly, quarterly, semi-annual or other intervals) specified in the related Prospectus
Supplement, to the persons in whose names the Securities are registered at the close of business on the record date ('Record Date') specified in the Prospectus
Supplement. The amount of each distribution will be determined as of the close of business on each Determination Date specified in the related Prospectus
Supplement. Distributions will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Master Servicer and holds Securities in any requisite amount specified in the related Prospectus Supplement, or by check mailed to the address of the person entitled thereto as it appears on the Security Register;
provided, however, that the final

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distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Security
Registrar specified in the notice to Securityholders of such final distribution.
Unless otherwise specified in the Prospectus Supplement, all distributions made to the holders of Securities of any Series on each Distribution Date will be made on a pro rata basis among the Securityholders of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate Percentage Interest represented by their respective Securities.

FINAL DISTRIBUTION DATE

     With respect to any Series consisting of classes having sequential priorities for distributions of principal, the 'Final Distribution Date' for each such class of Securities is the latest Distribution Date on which the Security Principal Balance thereof is expected to be reduced to zero, based on certain assumptions, including the assumption that no prepayments or defaults occur with respect to the related Trust Fund Assets, as further or as otherwise specified in the related Prospectus Supplement. Since the rate of distribution of principal of any such class of Securities will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Trust Fund Assets, the actual last Distribution Date for any class of Securities could occur significantly earlier than its Final Distribution Date. The rate of payments on the Trust Fund Assets for any Series of Securities will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Trust Fund Assets. See
'Maturity and Prepayment Considerations.' In addition, substantial losses on the Trust Fund Assets in a given period, even though within the limits of the protection afforded by the instruments described under 'Description of Credit
Support,' or by the Subordinate Securities in the case of a Senior/Subordinate
Series, may cause the actual last Distribution Date of certain classes of Securities to occur after their Final Distribution Date.

SPECIAL DISTRIBUTIONS

     With respect to any Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, the Securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related Prospectus Supplement. If applicable, the Master Servicer will be required to make or cause to be made special distributions allocable to principal and interest on Securities of a Series out of, and to the extent of, the amount available therefor in the related Trust Account, on the day specified in the related Prospectus
Supplement, in the amount described below if, as a result of substantial payments of principal on the Trust Fund Assets, low rates then available for reinvestment of payments on such Trust Fund Assets, substantial Realized Losses or some combination thereof, and based on the assumptions specified in the related Agreement, it is determined that the amount anticipated to be on deposit in the Trust Account on the next Distribution Date or on some intervening date as provided in the related Prospectus Supplement, together with, if applicable, the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the Securities of such Series on such Distribution Date or such intervening date as may be provided in the related Prospectus Supplement. The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next Distribution Date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related Prospectus
Supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the Securities on a Distribution Date. Special distributions of principal with respect to Securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the Master Servicer or Trustee prior to the special distribution date.

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PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of Securities (other than certain classes of Strip Securities) may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related Prospectus Supplement will specify the Security Interest Rate for each class, or in the case of a variable or adjustable Security Interest Rate, the method for determining the Security
Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     As to each Series of Securities, with respect to each Distribution Date, interest accruing with respect to each Security (the 'Accrued Security
Interest'), other than a Strip Security, will be equal to interest on the outstanding Security Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, for a period of time corresponding to the intervals between the Distribution Dates for such Series. As to each Strip Security, the Stripped Interest with respect to any Distribution Date will equal the amount described in the related Prospectus
Supplement for the related period. Unless otherwise specified in the related
Prospectus Supplement, the Accrued Security Interest on each Security of a
Series will be reduced, in the event of shortfalls in collections of interest resulting from prepayments of Residential Loans that are not covered by payments by the Master Servicer out of its servicing fees or by application of prepayment penalties, with such shortfall allocated among all of the Securities of that Series in proportion to the respective amounts of Accrued Security Interest that would have been payable thereon absent such reductions and absent any delinquencies or losses. See 'Yield Considerations' and 'Maturity and Prepayment
Considerations.' Unless otherwise provided in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Unless otherwise specified in the related Prospectus Supplement, distributions of Accrued Certificate Interest that would otherwise be payable on any class of Accrual Securities of a Series will be added to the Security Principal Balance thereof on each Distribution Date until the Security Principal Balance of the Securities of all other classes of such Series having a Final Distribution Date prior to the Final Distribution Date of such class of Accrual Securities has been reduced to zero, and actual payments of interest on the Accrual Securities will be made thereafter. See 'Final Distribution Date.'

     Unless the related Prospectus Supplement provides otherwise, each Security will have a 'Security Principal Balance' that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Security, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Security
Principal Balance of a Security will be reduced to the extent of distributions in respect of principal thereon, and in the case of Securities evidencing interests in a Trust Fund that includes Residential Loans, by the amount of any Realized Losses, as defined below, allocated thereto.

     Unless the related Prospectus Supplement provides otherwise, the initial aggregate Security Principal Balance of all classes of Securities of a Series will equal the aggregate outstanding principal balance of the related Trust Fund
Assets as of the applicable Cut-off Date. The initial aggregate Security
Principal Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Alternatively, the initial Security Principal
Balance for a Series of Securities may equal the initial aggregate 'Cash Flow
Value' of the related Trust Fund Assets as the applicable Cut-off Date. The aggregate Cash Flow Value of the Trust Fund Assets will be the Security
Principal Balance of the Certificates of such Series which, based on certain assumptions (including the assumption that no defaults occur on the Trust Fund
Assets), can be supported by either the future scheduled payments on the Trust
Fund Assets (with the interest thereon adjusted to the Net Interest Rate), or the proceeds of the prepayment of such Trust Fund Assets, together with reinvestment earnings thereon, if any, at the applicable Assumed Reinvestment
Rate, and amounts available to be withdrawn from any Reserve Fund for such Series, as further or as otherwise specified in the Prospectus Supplement relating to a Series of Securities. The 'Assumed Reinvestment Rate' for a Series of Securities will be the highest rate permitted by the Rating Agency or Agencies, or a rate insured pursuant to a guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Agencies. If the

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Assumed Reinvestment Rate is so insured, the Prospectus Supplement relating to a
Series of Securities will set forth the terms of such arrangement. The aggregate of the initial Cash Flow Values of the Trust Fund Assets included in the Trust
Fund for a Series of Certificates will be at least equal to the aggregate
Security Principal Balance of the Securities of such Series at the date of initial issuance thereof.

     With respect to any Series as to which the initial Security Principal
Balance is calculated on the basis of Cash Flow Values of the Trust Fund Assets, the amount of principal distributed for such Series on each Distribution Date will generally be calculated on the basis of (i) the decline in the aggregate
Cash Flow Values of the Trust Fund Assets during the related Due Period, calculated in the manner prescribed in the related Agreement, minus (ii) with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under 'Description of Credit
Support,' the portion of the Cash Flow Value of the Trust Fund Assets corresponding to such Realized Loss; or as otherwise provided in the related
Prospectus Supplement as to any such Series which is a Senior/Subordinate
Series. Unless the related Prospectus Supplement provides otherwise, the 'Due
Period' applicable to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or on the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, distributions in respect of principal will be made on each Distribution Date to the class or classes of Security entitled thereto until the Security Principal
Balance of such class has been reduced to zero. In the case of a Series of Securities that include two or more classes of Securities, the timing, sequential order and amount of distributions (including distributions among multiple classes of Senior Securities or Subordinate Securities) in respect of principal on each such class shall be as provided in the related Prospectus
Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

AVAILABLE DISTRIBUTION AMOUNT

     Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the following amounts (collectively, the 'Available Distribution
Amount'):

          (i) the total amount of all cash on deposit in the related Trust
     Account as of the corresponding Determination Date exclusive of:

             (a) all monthly payments collected but due during a Due Period subsequent to the applicable Due Period;

             (b) all prepayments and any related prepayment penalties, and other unscheduled recoveries of principal and related payments of interest thereon, received subsequent to the related Prepayment Period; and

             (c) all other amounts in the Trust Account which are payable or reimbursable to the Depositor, the Master Servicer or the Trustee with respect to such Distribution Date;

          (ii) if so provided in the related Prospectus Supplement, any Advances made with respect to such Distribution Date;

          (iii) if so provided in the related Prospectus Supplement, any payments in respect of interest shortfalls resulting from principal prepayments;

          (iv) if so provided in the related Prospectus Supplement, all net income received in connection with the operation of any Residential
     Property acquired on behalf of the Securityholders through deed in lieu of foreclosure or repossession; and

          (v) if the related Prospectus Supplement so provides, interest or reinvestment income on amounts on deposit in the Trust Account (which may include income provided under a guaranteed investment contract).

     On each Distribution Date for a Series of Securities, the Trustee or the Master Servicer will withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount

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

and distribute the same or cause the same to be distributed to the related
Securityholders in the manner set forth herein and in the Prospectus Supplement.

SUBORDINATION

     A Senior/Subordinate Series will consist of one or more classes of Senior
Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related
Prospectus Supplement, only the Senior Securities will be offered hereby.
Subordination of the Subordinate Securities of any Series will be effected by either of the two following methods, or by any other alternative method as may be described in the related Prospectus Supplement.

SHIFTING INTEREST SUBORDINATION

     With respect to any Series of Certificates as to which credit support is provided by shifting interest subordination, in the event of any Realized Losses on Residential Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Residential Loans will be subordinate to the rights of the Senior
Certificateholders. With respect to any defaulted Residential Loan that is finally liquidated, through foreclosure sale, disposition of the related
Residential Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, repossession, or otherwise, the amount of loss realized, if any (a 'Realized Loss'), will equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered (net of amounts reimbursable to the Master Servicer for related expenses). With respect to certain Residential Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Security Principal Balance of the Subordinate
Certificates thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such Series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding
Certificate Principal Balances or as otherwise provided in the related
Prospectus Supplement). With respect to certain Realized Losses resulting from physical damage to Residential Properties which are generally of the same type as are covered under a special hazard insurance policy ('Special Hazard
Losses'), the amount thereof that may be allocated to the Subordinate
Certificates of the related Series may be limited to an amount (the 'Special
Hazard Subordination Amount') specified in the related Prospectus Supplement.
See 'Description of Credit Support -- Special Hazard Insurance Policies.' If so, any Special Hazard Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related
Series, either on a pro rata basis in proportion to their outstanding
Certificate Principal Balances, regardless of whether any Subordinate
Certificates remain outstanding, or as otherwise provided in the related
Prospectus Supplement.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Security Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss, the Senior
Certificateholders may be entitled to receive a distribution in respect of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any, by which (i) the then applicable Senior Percentage (as defined below) times the Scheduled
Principal Balance (as defined below) of the related Residential Loan exceeds
(ii) the total amount of the related unscheduled recovery which is allocable to principal (the 'Unrecovered Senior Portion'). Payments to the Senior
Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Residential Loans that were finally liquidated during the preceding Prepayment Period and will not be made as to any Special Hazard Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution in respect of principal, any payment to the holders of Senior
Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Security Principal Balance thereof. At any given time, the percentage corresponding to the ratio of the Security

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Principal Balance of the Senior Certificates to the Security Principal Balances
of all of the Certificates is the 'Senior Percentage,' determined in the manner set forth in the related Prospectus Supplement. As specified in the related
Prospectus Supplement, the 'Scheduled Principal Balance' of any Residential Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

     As set forth above, the rights of holders of the various classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Security Principal Balance of each such class. The
Security Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances, which will have the effect (in the absence of offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate
Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Security Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior
Certificates in the related Trust Fund. If there were no Realized Losses or prepayments of principal on any of the Residential Loans, the respective rights of the holders of Certificates of any Series to future distributions would not change.

CASH FLOW SUBORDINATION

     With respect to any Series of Securities as to which credit support is provided by cash flow subordination, in the event of losses on the Residential
Loans not in excess of the Available Subordination Amount, the rights of the Subordinate Securityholders to receive distributions of principal and interest with respect to the Residential Loans will be subordinate to the rights of the Senior Securityholders. The 'Available Subordination Amount' at any time is equal to the difference between the then applicable Maximum Subordination Amount and the 'Cumulative Subordination Payments' at such time. At the time of any determination, Cumulative Subordination Payments equal the aggregate of amounts paid to the Senior Securityholders that, but for the subordination provisions, would otherwise have been payable to the Subordinate Securityholders. The
Available Subordination Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders
(including amounts withdrawn from the Reserve Fund and paid to the Senior
Securityholders), and will increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur only when subordination payments in respect of delinquencies and certain other deficiencies have been recovered). The 'Maximum Subordination Amount' initially will equal a fixed percentage amount specified in the related Prospectus
Supplement of the aggregate initial principal balance of the Residential Loans in the related Trust Fund, and will periodically be adjusted in accordance with a formula specified in the Prospectus Supplement.

     The protection afforded to the Senior Securityholders from the subordination provisions described herein will be effected both by the preferential right of the Senior Securityholders to receive current distributions from the Trust Fund (subject to the limitations described herein) and by the establishment and maintenance of a cash reserve fund (the 'Reserve
Fund'). The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related Series of Securities (the 'Initial Deposit') and by deposits of amounts otherwise due on the Subordinate Securities to the extent set forth in the related Prospectus Supplement.

     Amounts in the Reserve Fund (other than earnings thereon) will be withdrawn for distribution to Senior Securityholders as may be necessary to make full distributions to such holders on a particular Distribution Date, as described above. If on any Distribution Date, after giving effect to the distributions to the Senior Securityholders on such date, the amount of the Reserve Fund exceeds the

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amount required to be held therein (the 'Specified Reserve Fund Balance'), such excess will be withdrawn and distributed in the manner specified in the related
Prospectus Supplement.

     In the event the Reserve Fund is depleted before the Available
Subordination Amount is reduced to zero, the Senior Securityholders will nevertheless have a preferential right to receive current distributions from the Trust Fund to the extent of the then Available Subordination Amount. However, under these circumstances, should current distributions be insufficient, the Senior Securityholders could suffer shortfalls of amounts due to them. The
Senior Securityholders will bear their proportionate share of any losses realized on the Trust Fund in excess of the Available Subordination Amount.

     Amounts remaining in the Reserve Fund after the Available Subordination
Amount is reduced to zero will no longer be subject to any claims or rights of the Senior Securityholders of such Series.

     Funds in the Reserve Fund may be invested as provided in the related
Agreement in Permitted Instruments that mature according to a schedule set forth in the related Agreement. The earnings or losses on such investments will be applied in the manner described in the related Prospectus Supplement.

     The time necessary for the Reserve Fund to reach the Specified Reserve Fund
Balance will be affected by the prepayment, foreclosure, and delinquency experience of the Residential Loans and therefore cannot accurately be predicted.

SUBORDINATION AND CASH FLOW VALUES

     In the event that the Security Principal Balances of the various classes of Securities comprising a Senior/Subordinate Series are based upon the Cash Flow
Value of the Residential Loans, a shortfall in amounts distributable to Senior
Securityholders on any Distribution Date will occur to the extent that the Senior Percentage of the decline in the Cash Flow Value of the Residential Loans during the related Deposit Period exceeds all collections and, if so provided in the related Prospectus Supplement, Advances in respect of the Residential Loans, minus Accrued Security Interest on the Security Principal Balances of the Senior
Securities for such Distribution Date. The loss attributable to any liquidated
Residential Loan shall be equal to the excess, if any, of the Cash Flow Value of such Residential Loan over all net proceeds recovered and allocable to principal. The 'Deposit Period' with respect to any Distribution Date is the period commencing on the day following the Determination Date immediately preceding the related Determination Date and ending on the related Determination
Date.

     Because the Cash Flow Value of a Residential Loan will never exceed the outstanding principal balance thereof, prepayments in full and liquidations of the Residential Loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period (as such losses are described in the immediately preceding paragraph) in respect of other liquidated
Residential Loans without affecting the remaining subordination, and such excess may, if so provided in the related Prospectus Supplement, be deposited in a Reserve Fund for future distributions.

ADVANCES

     With respect to any Series of Securities evidencing interests in a Trust
Fund that includes Residential Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master
Servicer will be obligated to advance on or before each Distribution Date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for such Distribution
Date (any such advance, an 'Advance'), in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period and that were delinquent (and not advanced by any Sub-Servicer) on the Determination Date. Any amounts held for future distribution and so used shall be replaced by the Master Servicer on or before any future Distribution Date to the extent that funds in the Trust
Account on such Distribution Date shall be less than payments to Securityholders required to be made on such date. Unless otherwise specified in a Prospectus
Supplement relating to a Series of Securities, the obligation of the Master
Servicer to make Advances will be subject to the good faith determination of the Master Servicer that such advances will

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be reimbursable from related late collections, Insurance Proceeds or Liquidation
Proceeds. See 'Description of Credit Support.' As specified in the related
Prospectus Supplement with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations, if any, will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing
Agreement.

     With respect to a Senior/Subordinate Series in which subordination is effected through the 'shifting interest' method, previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master
Servicer will make an Advance on each Distribution Date from its own funds or from funds held in the Trust Account that are not included in the Available
Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Securities on such Distribution Date that remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Securityholders, and (b) the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period but were delinquent on the related Determination Date and were not advanced by any Sub-Servicer. With respect to a Senior/Subordinated Series in which subordination is effected through the 'cash flow' method previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer may be obligated to make Advances in the manner provided in the preceding paragraph. In either case, so long as the Security Principal Balance of the Subordinate
Securities in the case of subordination effected through the 'shifting interest' method, or the Available Subordination Amount in the case of subordination effected through the 'cash flow' method, has not been reduced to zero, the Master Servicer will be obligated to make such Advances regardless of recoverability from the related Residential Loans. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation
Proceeds, or otherwise, unless otherwise specified in the related Prospectus
Supplement. See 'Description of Primary Insurance Coverage' and 'Description of
Credit Support.'

     If Distribution Dates for any Series of Securities occur less frequently than each month, Advances shall be made on the intervening dates specified in the related Prospectus Supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, Advances will be reimbursable to the Master Servicer, without interest, out of related recoveries on the Residential Loans respecting which such amounts were advanced, or, to the extent that the Master Servicer shall determine that any such Advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds (a 'Nonrecoverable
Advance'), from any cash available in the Trust Account. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make
Advances may be secured by a cash advance reserve fund or a surety bond.
Information regarding the characteristics of, and the identity of any obligor of, any such surety bond, will be set forth in the related Prospectus
Supplement.

STATEMENTS TO SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Master Servicer or the Trustee will forward or cause to be forwarded to each Securityholder of the related Series and to the Depositor a statement including the following information (in the case of information furnished pursuant to (i), (ii) and (iii) below, the amounts shall be expressed as a dollar amount per minimum denomination Security):

          (i) the amount of such distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related
     Prepayment Period;

          (ii) the amount of such distribution, if any, allocable to interest;

          (iii) the amount of administration and servicing compensation received by or on behalf of the Trustee, Master Servicer and any Sub-Servicer with respect to such Distribution Date and such

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     other customary information as the Master Servicer or the Trustee deems necessary or desirable to enable Securityholders to prepare their tax returns or which a Securityholder reasonably requests for such purpose;

          (iv) if applicable, the aggregate amount of any Advances included in such distribution and the aggregate amount of any unreimbursed Advances as of the close of business on such Distribution Date;

          (v) the Security Principal Balance of a minimum denomination Security, and the aggregate Security Principal Balance of all of the Securities of that Series, after giving effect to the amounts distributed on such Distribution Date;

          (vi) the number and aggregate principal balance of any Residential
     Loans in the related Trust Fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

          (vii) with respect to any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related Residential Loan as of the close of business on the Distribution
     Date in such month and the date of acquisition thereof;

          (viii) the book value of any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

          (ix) the aggregate Scheduled Principal Balance and Stated Principal
     Balance of the Mortgage Loans at the close of business on such Distribution
     Date;

          (x) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the Prospectus
     Supplement relating to such Series;

          (xi) in the case of Securities with an adjustable Security Interest
     Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted Certificate Interest Rate applicable to the next succeeding Distribution Date;

          (xii) as to any Series including one or more classes of Accrual
     Securities, the interest accrued on each such class with respect to such Distribution Date and added to the Security Principal Balance thereof;

          (xiii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

          (xiv) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date, after giving effect to distributions made on such Distribution Date;

          (xv) as to any Series that includes credit support, the amount of remaining coverage of each Insurance Instrument (as defined under 'Collection and Other Servicing Procedures') included therein as of the close of business on such Distribution Date, or, in the case of a Senior/Subordinate Series, information as to the remaining amount of protection against losses afforded to the Senior Securityholders by the subordination provisions and information regarding any shortfalls in payments to the Senior Certificateholder which remain outstanding; and

          (xvi) with respect to any Series of Securities as to which the Trust
     Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement or Trust
     Agreement, as applicable.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will furnish or cause to be furnished a report to every person who was a holder of record of a Security at any time during such calendar year setting forth the aggregate of amounts reported pursuant to (i),
(ii) and (iii) above for such calendar year or in the event such person was a holder of record during a portion of such calendar year, for the applicable portion of such year.

     The related Prospectus Supplement may provide that additional information with respect to a Series of Securities will be included in such statements. In addition, the Master Servicer or the Trustee

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shall file with the Internal Revenue Service and furnish to holders of
Securities such statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the 'Book-Entry Securities'). Persons acquiring beneficial ownership interests in the Securities ('Security Owners') will hold their Securities through the Depository Trust Company ('DTC') in the United States, or
CEDEL or Euroclear (in Europe) if they are participants ('Participants') of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan
Guarantee Trust Company of New York ('Morgan') will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'Securityholders' of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the Security
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's
Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants.
Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security
Owners.

     Because of time zone differences, credits of Securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL

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Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the Rules.
Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities to DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear
Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL
Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants
('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the 'Euroclear Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for
Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State
Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating
Procedures of the Euroclear System

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and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant
Depositary. Such distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See 'Certain Federal
Income Tax Consequences' herein. Because DTC can only act on behalf of Financial
Intermediaries, the ability of a beneficial owner to pledge Book-Entry
Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may by limited due to the lack of physical certificates for such Book-Entry
Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Unless otherwise specified in the related Prospectus Supplement, monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     It is the Depositor's understanding that, unless and until Definitive
Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry
Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable
Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other
Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for reregistration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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COLLECTION AND OTHER SERVICING PROCEDURES

RESIDENTIAL LOANS

     The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all required payments under the Residential Loans and will follow or cause to be followed such collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the Residential Loans and held for its own account, provided such procedures are consistent with the related Agreement and any insurance policy, bond or other instrument described under 'Description of Primary Insurance Coverage' or 'Description of Credit Support' (any such instrument providing, or insofar as it provides, coverage as to losses resulting from physical damage, a 'Hazard
Insurance Instrument,' any such instrument providing, or insofar as it provides, coverage as to credit or other risks, a 'Credit Insurance Instrument,' and collectively, an 'Insurance Instrument'). With respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master
Servicer's servicing and administration obligations, if any, will be pursuant to the terms of such Mortgage Securities.

     In any case in which a Residential Property has been, or is about to be, conveyed, or in the case of a multifamily Residential Property, encumbered, by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of such Residential
Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance
Instrument. If these conditions are not met or if the Master Servicer or Sub-Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer or Sub-Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been conveyed, encumbered or is proposed to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note, Home
Improvement Contract or Manufactured Housing Contract and, to the extent permitted by applicable law, the borrower remains liable thereon and provided that coverage under any Insurance Instrument with respect to such Residential
Loan is not adversely affected. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Mortgage Note, Cooperative Note or Contract. In connection with any such assumption, the Interest Rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the Residential Loan may not be changed. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional compensation for administering of the Trust Fund Assets. See 'Certain Legal Aspects of
Residential Loans -- Enforceability of Certain Provisions' and ' -- Prepayment
Charges and Prepayments.' The Master Servicer shall notify the Trustee and any custodian that any such assumption or substitution agreement has been completed.

AGENCY SECURITIES

     The Trust Agreement will require the Trustee, if it has not received a distribution with respect to any Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Agency
Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution thereof to Securityholders of the related
Series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the

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Trust Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

REALIZATION UPON DEFAULTED RESIDENTIAL LOANS

     As servicer of the Residential Loans, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related
Prospectus Supplement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted
Residential Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Residential Property or released to the borrower, are to be deposited in the Trust Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus
Supplement relating to a Series of Securities, the Master Servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Residential Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized;
however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted Residential Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Residential Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Residential Loan under any related Credit
Insurance Instrument is not available for the reasons set forth in the preceding paragraph, or for any other reason, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary, and appropriate for the type of defaulted Residential
Loan, or advisable to realize upon the defaulted Residential Loan. If the proceeds of any liquidation of the property securing the defaulted Residential
Loan are less than the outstanding principal balance of the defaulted
Residential Loan (or the Cash Flow Value of such Mortgage Loan in the event that
Security Principal Balances are based upon Cash Flow Values), the amount of any liens senior thereto plus interest accrued thereon at the Net Interest Rate plus, the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the related
Agreement, the Trust Fund will realize a loss in the amount of such difference.
If the Master Servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the outstanding principal balance of the defaulted Residential Loan together with accrued interest at the Net
Interest Rate, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on such Residential Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Residential Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Residential Loan can be resold for an amount exceeding the outstanding principal balance of the related Residential Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase such property and realize for itself any excess proceeds. See 'Description of Primary Insurance Coverage' and 'Description of Credit Support.'

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     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative
Loan. See 'Certain Legal Aspects of Residential Loans -- Foreclosure on
Cooperatives.' This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Securities will specify whether there will be any Retained Interest in any of the Trust Fund Assets. If so, the Retained Interest will be established on a loan-by-loan or security-by-security basis and will be specified in the related Agreement or in an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from related payments as received and will not be part of the related
Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any partial recovery of interest on a Residential Loan, after deduction of all applicable administration fees, will be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     Unless otherwise specified in the related Prospectus Supplement, the primary administration compensation of the Master Servicer (or in the case of a Trust Fund consisting of Agency Securities, the Trustee) with respect to a Series of Securities will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, at a rate equal to one-twelfth of the difference between the Interest Rate and the sum of the Net Interest Rate and the Retained Interest Rate, if any (the 'Administration Fee Rate'), times the scheduled principal balance of such Trust Fund Asset. Notwithstanding the foregoing, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the compensation payable to the Master Servicer or Manager for servicing and administering such Mortgage Securities on behalf of the holders of such Securities may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Mortgage
Securities and may be retained from distributions thereon, if so specified in the related Prospectus Supplement. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.
Since any Retained Interest and the primary compensation of the Master Servicer
(or the Trustee) are percentages of the outstanding principal balance of each Trust Fund Asset, such amounts will decrease as the Trust Fund Assets amortize.

     As additional compensation in connection with a Series of Securities relating to Residential Loans, the Master Servicer or the Sub-Servicers, if any, will retain all assumption fees and late payment charges, if any, to the extent collected from borrowers, and, if so provided in the related Prospectus
Supplement, any prepayment fees collected from the borrowers and any excess recoveries realized upon liquidation of a defaulted Residential Loan. Unless otherwise provided in the related Prospectus Supplement, any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be.

     With respect to a Series of Securities relating to Residential Loans, the Master Servicer will pay from its administration compensation certain expenses incurred in connection with its servicing of the Residential Loans, including, without limitation, amounts payable to any Sub-Servicer, payment of the premiums and fees associated with any Pool Insurance Policy, special hazard insurance policy, Bankruptcy Bond or, to the extent specified in the related Prospectus
Supplement, other insurance policy or credit support, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses as described in the related
Prospectus Supplement.

     It is anticipated that the administration compensation will in all cases exceed such expenses. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted
Residential Loans, including under certain circumstances reimbursement of

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expenditures incurred by it in connection with the restoration of Residential
Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Trust Account for Advances, if applicable. With respect to a Series of Securities relating to Agency
Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus
Supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will generally provide that on or before a specified date in each year, beginning with the first such date that occurs at least six months after the Cut-off Date, the Master Servicer, in the case of a Pooling and Servicing Agreement, or the Trustee, in the case of a Trust Agreement, at its expense shall cause a firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified
Public Accountants to furnish a statement to the Depositor and, in the case of a Pooling and Servicing Agreement, to the Trustee, to the effect that such firm as part of their examination of the financial statements of the Master Servicer or the Trustee, as the case may be, has performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced and that their examination disclosed no exceptions that, in their opinion, were material. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Residential Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Depositor and, in the case of a Servicing Agreement, to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer, in the case of a Pooling and Servicing Agreement, or of the Trustee, in the case of a Trust Agreement, to the effect that, to the best of such officers' knowledge, the Master Servicer or the Trustee, as the case may be, has fulfilled its obligations under such Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

THE MASTER SERVICER

     The Master Servicer under each Servicing Agreement will be identified in the related Prospectus Supplement. Each such Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the Servicing Agreement with the prior written approval of the Depositor and the Trustee and shall resign upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor master servicer meeting the eligibility requirements set forth in the Servicing Agreement has assumed, in writing, the Master
Servicer's obligations and responsibilities under the Pooling and Servicing
Agreement.

     Each Servicing Agreement will further provide that neither the Master
Servicer nor any director, officer, employee, or agent of the Master Servicer shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person shall be protected against any liability for any breach of warranties or representations made in the Servicing Agreement or against any specific liability imposed on the Master
Servicer by the terms of the Servicing Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Servicing Agreement. Each Servicing Agreement will further provide that the Master Servicer and any director, officer,

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employee or agent of the Master Servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master
Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master
Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust
Account.

     Any entity into which the Master Servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Servicing Agreement, provided that the successor or surviving entity meets the qualifications specified in the related Prospectus Supplement.

     If the Prospectus Supplement so provides, the Master Servicer's duties may be terminated upon payment of a termination fee as specified therein, and the Master Servicer may be replaced with a successor meeting the qualifications specified in the Prospectus Supplement.

THE DEPOSITOR

     Each Servicing Agreement, Owner Trust Agreement and Trust Agreement will provide that neither the Depositor nor any director, officer, employee, or agent of the Depositor shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment;
provided, however, that neither the Depositor nor any such person shall be protected against any liability for any breach of warranties or representations made in the Agreement or against any specific liability imposed on the Depositor by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each
Agreement will further provide that the Depositor and any director, officer, employee or agent of the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, or the Agency Securities, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under such Agreement and which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the

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Depositor will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

     Any entity into which the Depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Depositor is a party, or any entity succeeding to the business of the Depositor will be the successor of the Depositor under each Agreement.

THE TRUSTEES

     The Trustee for any Series of Securities (or, Trustees, in the case of an issuance of Notes) will be a corporation possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and identified in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and the Master Servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the Depositor and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In such circumstances, the Depositor will be obligated to appoint a successor Trustee.
The holders of Securities evidencing not less than 51% of the Percentage
Interests of any Series of Securities may at any time remove the Trustee and appoint a successor Trustee by written instrument in accordance with additional procedures set forth in the related Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by a successor Trustee.

DUTIES OF THE TRUSTEES

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities, any Trust Fund Asset or related document other than the certificate of authentication, and does not assume any responsibility for their correctness. The Trustee under any Agreement is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer in respect of the Securities, the Trust Fund Assets, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the Depositor or the Master Servicer. If no Event of Default (as hereinafter defined) has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement.
However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under an Agreement, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

     Each Agreement will further provide that neither the Trustee nor any director, officer, employee, or agent of the Trustee shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Trustee nor any such person shall be protected against specific liability imposed on the Trustee by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related

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Agreement. Each Agreement will further provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement, the Securities or the Agency Securities, if any other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

DEFICIENCY EVENTS

     With respect to each Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, and with respect to each Series of Securities including two or more classes with sequential priorities for distribution of principal, the following provisions will apply unless otherwise specified in the related Prospectus Supplement.

     A deficiency event (a 'Deficiency Event') with respect to the Securities of any such Series is the inability to distribute to holders of one or more classes of Securities of such Series, in accordance with the terms thereof and the related Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the Trustee or Master Servicer, as set forth in the related Prospectus Supplement, will be required to determine whether or not the application on a monthly basis (regardless of frequency of regular Distribution Dates) of all future scheduled payments on the Residential
Loans included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Security Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

     The Trustee or Master Servicer will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Prior to making any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

     In the event that the Trustee or Master Servicer makes a positive determination, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses of the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee or Master Servicer may resume making distributions on such Securities expressly in accordance with their terms.

     If the Trustee or Master Servicer is unable to make the positive determination described above, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law, accrue interest at the highest Security Interest Rate borne by any Security of such Series, or in the event any class of such Series shall have an adjustable or variable Security Interest Rate, at the weighted average Security
Interest Rate, calculated on the basis of the maximum Security Interest Rate applicable to the class having the initial Security Principal Balance of the Securities of that class. In such event, the holders of Securities evidencing a majority of the Voting Rights may direct the Trustee to sell the related Trust
Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of any residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of the Trust Fund.

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EVENTS OF DEFAULT

POOLING AND SERVICING AGREEMENTS

     Events of default ('Events of Default') under each Pooling and Servicing
Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust
Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master
Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust
Fund; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related
Pooling and Servicing Agreement.

     So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Percentage Interests shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Residential Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Residential Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 25% of the Percentage Interests request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a residential loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the administration compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing
Agreement.

     No Certificateholder will have the right under any Pooling and Servicing
Agreement to institute any proceeding with respect thereto unless: (i) such holder previously has given to the Trustee written notice of an Event of Default or of a default by the Depositor or the Trustee in the performance of any obligation under the Pooling and Servicing Agreement, and of the continuance thereof; (ii) the holders of Certificates evidencing not less than 25% of the Percentage Interests have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby; and (iii) the Trustee for sixty days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, a 'Servicing Default' under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Security Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such Series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing
Agreement with respect to such Series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master
Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master
Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Depositor or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity
Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement
(other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing
Agreement.

INDENTURE

     Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related
Prospectus Supplement) in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Issuer or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Indenture; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such

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acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless
(a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case.
However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class.
However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement, the Master Servicer, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement and
(iv) if such amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code (or any successor or mandatory statutes) or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, each without the consent of any of the Certificateholders of the related Series, provided that such action (other than an amendment described in (iv) above) will not adversely affect in any material respect the interests of any holder of the Certificates covered by the Agreement. Each Agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the Depositor, the Trustee and,

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in the case of a Pooling and Servicing Agreement the Master Servicer, with the consent of the holders of Certificates evidencing not less than 51% of the Percentage Interests of the related Series for any purpose; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (b) reduce the aforesaid percentage of Percentage Interests required for the consent to any such amendment without the consent of the holders of all Certificates of the related Series then outstanding.

     With respect to each Series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66 2/3% of the voting rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66 2/3% of the aggregate voting rights of such class or (iii) reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The voting rights evidenced by any Note will be the portion of the voting rights of all of the Notes in the related Series allocated in the manner described in the related
Prospectus Supplement.

TERMINATION

     The obligations created by the Agreement for each Series of Securities will terminate upon payment to the Securityholders of that Series of all amounts held in the Trust Account and required to be paid to the Securityholders pursuant to such Agreement, following the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last Trust Fund Asset remaining in the related Trust Fund or, the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related
Prospectus Supplement, whichever occurs first. In no event, however, will the trust created by the Agreement continue beyond the period specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such purchase of assets of the Trust Fund shall be made at a price equal to (a) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, the sum of (i) 100% of the unpaid principal balance of each outstanding Residential Loan (net of any unreimbursed
Advances attributable to principal) as of the date of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, plus (ii) the appraised value of any property acquired in respect of any defaulted Residential Loan (but not more than the unpaid principal balance of that Residential Loan) together with accrued interest at the applicable Net
Interest Rate to the first day of the month of such purchase less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, and (b) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Agency Securities or Mortgage Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus
Supplement. The exercise of the right to purchase the assets of the Trust Fund as set forth in the preceding paragraph will effect early retirement of the Securities of that Series.

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VOTING RIGHTS

     If so provided in the related Agreement, a provider of credit support may be entitled to direct certain actions of the Master Servicer and the Trustee or to exercise certain rights of the Master Servicer, the Trustee or the holders of Securities.

                   DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     If provided in the related Prospectus Supplement, each Residential Loan will be covered by a Primary Hazard Insurance Policy (as defined herein) and, if required as described in the related Prospectus Supplement, a Primary Credit
Insurance Policy. In addition, if provided in the related Prospectus Supplement, a Trust Fund may include any combination of a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond or another form of credit support, as described under 'Description of Credit Support.'

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual
Residential Loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

     If provided in the related Prospectus Supplement and as set forth under 'Description of the Certificates -- Realization Upon Defaulted Residential
Loans,' the Master Servicer will maintain or cause to be maintained in accordance with the underwriting standards adopted by the Depositor a Primary
Credit Insurance Policy with respect to each Residential Loan (other than
Multifamily Loans, FHA Loans, and VA Loans) for which such insurance is required. While the terms and conditions of Primary Credit Insurance Policies differ, each Primary Credit Insurance Policy generally will cover losses up to an amount equal to the excess of the outstanding principal balance of a defaulted Residential Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Collateral Value of the related Residential Property.

     The Master Servicer will cause to be paid the premium for each Primary
Credit Insurance Policy on a timely basis. The Master Servicer, or the related
Sub-Servicer, if any, will exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy will be deposited in the Trust Account. The Master Servicer will not cancel or refuse to renew any such Primary Credit Insurance Policy in effect at the time of the initial issuance of the Securities that is required to be kept in force under the related Agreement unless the Master Servicer uses its best efforts to obtain a replacement Primary Credit Insurance Policy for such canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the Rating Agency or Agencies for pass-through certificates having the same rating as the Securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary
Credit Insurance Policy, the insured typically will be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes (if applicable), protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Residential Property, have the Residential Property restored to at least its condition at the effective date of the Primary Credit Insurance Policy
(ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Residential Property.

FHA INSURANCE AND VA GUARANTEES

     Residential Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United
States Housing Act of 1934, as amended. Certain Residential Loans will be insured under various FHA programs including the standard FHA 203(b)

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program to finance the acquisition of one- to four-family housing units, the FHA
245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus
Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

     The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ('HUD') or by the Master
Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing
FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Residential Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master
Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Residential Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Residential Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer.
With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. Unless otherwise provided in the related Prospectus
Supplement, the Master Servicer or any Sub-Servicer of each FHA-insured single family Loan will be obligated to purchase any such debenture issued in satisfaction of such Residential Loan upon default for an amount equal to the principal amount of any such debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Residential Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure
(or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Residential Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Residential Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty Policy'). The
Serviceman's Readjustment Act of 1944, as amended, permits a veteran

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(or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Residential Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Residential Loan. The
Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including VA Loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed Residential Loan, the Master
Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Residential Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Residential Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Residential Loan, interest accrued on the unpaid balance of the Residential Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Residential Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

     Unless otherwise provided in the Prospectus Supplement in respect of a Series, the related Servicing Agreement will require the Master Servicer to cause the borrower on each Residential Loan to maintain a hazard insurance policy (a 'Primary Hazard Insurance Policy') providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Residential Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage in general will equal the lesser of the principal balance owing on such Residential Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Residential Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Residential Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related
Mortgage and Mortgage Note) will be deposited in the Trust Account. Each
Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master
Servicer's maintaining a blanket policy insuring against hazard losses on the Residential Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Trust Account all sums which would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Residential Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not

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contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Residential Property is located at origination in a federally designated flood area, each Servicing
Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Residential Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Residential Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Residential Loans will decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, the effect of co-insurance in the event of partial loss may be that hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Residential Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Residential Properties. The Master
Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Residential Properties. The ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master
Servicer by borrowers. However, if provided in the related Prospectus
Supplement, to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a Series, Certificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                         DESCRIPTION OF CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, the Trust Fund that includes Residential Loans for a Series of Securities may include credit support for such Series or for one or more classes of Securities comprising such Series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Residential Loans covered thereby or a specified dollar amount: a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a reserve fund, or a similar credit support instrument. Alternatively, if so specified in the Prospectus Supplement for a Series of Securities, credit support may be provided by subordination of one or more classes of Securities, in combination with or in lieu of any one or more of the instruments set forth above. See 'Description of the Securities --

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Subordination.' The amount and type of credit support with respect to a Series of Securities or with respect to one or more classes of Securities comprising such Series, and the obligors on such credit support, will be set forth in the related Prospectus Supplement.

     To the extent provided in the related Prospectus Supplement and the Agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the Residential Loans covered thereby.

POOL INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims.
The Pool Insurance Policy for any Series of Securities will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Pool Insurance
Policy will, subject to the limitations described below, provide coverage in an amount equal to a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Residential Loans on the Cut-off Date.
The Master Servicer will pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided. The Master Servicer will present or cause to be presented claims under each Pool Insurance Policy to the Pool
Insurer on behalf of itself, the Trustee and the Securityholders. Pool Insurance
Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or
VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason therefor.

     Pool Insurance Policies in general provide that no claim may be validly presented thereunder with respect to a residential loan unless (i) an acceptable
Primary Credit Insurance Policy, in the event that the initial Collateral Value of the Residential Loan exceeded 80%, has been kept in force until such Collateral Value is reduced to 80%; (ii) premiums on the Primary Hazard
Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the Pool Insurer; (iii) if there has been physical loss or damage to the Residential Property, it has been restored to its physical condition at the time the Residential Loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear;
and (iv) the insured has acquired good and merchantable title to the Residential
Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the Pool Insurer, has sold the property with the approval of the Pool Insurer.

     Assuming the satisfaction of these conditions, the Pool Insurer typically has the option to either (i) acquire the property securing the defaulted
Residential Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the Pool Insurer must be provided with good and merchantable title to the Residential Property (unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted
Residential Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceeds the proceeds received from a sale of the Residential Property that the Pool Insurer has approved. In both (i) and (ii), the amount of payment under a Pool Insurance Policy will be reduced by the amount of such loss paid under any Primary Credit Insurance
Policy.

     Unless earlier directed by the Pool Insurer, a claim under a Pool Insurance
Policy generally must be filed (i) in the case when a Primary Credit Insurance
Policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the Pool Insurer, whichever is later, or (ii) in the

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case when a Primary Credit Insurance Policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the Pool Insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, the amount of coverage under each Pool Insurance Policy will be reduced over the life of the Securities of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Residential Loans to the date of payment of the claim. However, Securityholders may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool
Insurance Policy, because the Pool Insurer is required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which such claim is paid. In addition, Securityholders may experience losses in connection with payments made under a Pool Insurance
Policy to the extent that the Master Servicer expends funds for the purpose of enabling it to make a claim under such Pool Insurance Policy. Such expenditures could include amounts necessary to cover real estate taxes and to repair the related Residential Property. The Master Servicer will be reimbursed for such expenditures from amounts that otherwise would be distributed to Securityholders, and such expenditures will not be covered by payments made under the related Pool Insurance Policy. See 'Certain Legal Aspects of
Residential Loans -- Foreclosure on Mortgages' and ' -- Repossession with respect to Manufactured Housing Contracts.' Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by Securityholders of the related Series.

     In the event that a Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Pool Insurance
Policy; provided, however, that, unless otherwise provided in the related
Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Pool Insurance Policy. However, in the event that the Pool Insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance
Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another
Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted Residential Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth above, the Primary Hazard Insurance Policies covering the Residential Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, a special hazard insurance policy will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a special hazard insurance policy for such Series, issued by the insurer specified in such Prospectus Supplement
(the 'Special Hazard Insurer') covering any Special Hazard Amount (as defined below). The Master Servicer will be obligated to exercise its best reasonable efforts to keep or

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cause to be kept a special hazard insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims;
provided, however, that the Master Servicer will be under no obligation to maintain such policy in the event that a Pool Insurance Policy covering such Series is no longer in effect or if otherwise provided in the related Prospectus
Supplement. The Master Servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Claims under each special hazard insurance policy will generally be limited to (i) a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Residential Loans comprising the related Trust Fund, (ii) twice the unpaid principal balance as of the Cut-off Date of the largest Residential Loan in the Trust Fund, or (iii) the greatest aggregate principal balance of Residential
Loans secured by Residential Properties located in any one California postal zip code area, whichever is the greatest (the 'Special Hazard Amount').

     As more specifically provided in the related Prospectus Supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of Securities of the related Series from (i) loss by reason of damage to Residential Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary
Hazard Insurance Policies. Special hazard insurance policies will typically not cover losses such as those occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction or contamination, flood (if the property is located in a federally designated flood area) and certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted Residential Loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Residential Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest at the Interest Rate to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Residential
Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Residential Loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool
Insurance Policy.

     The sale of a Residential Property must typically be approved by the Special Hazard Insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the Residential Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property
(not to exceed the amount actually paid by the Special Hazard Insurer) must be refunded to such Special Hazard Insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by the Securityholders.

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     A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days (typically, 30 days) after a claim is accepted by the Special Hazard Insurer. Special hazard insurance policies generally provide that no claim may be paid unless Primary Hazard
Insurance Policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the Special Hazard
Insurer, real estate property taxes (if applicable), property protection and preservation expenses and foreclosure costs have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance
Policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of such special hazard insurance policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such special hazard insurance policy.

     Since each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored, each Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

     If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a Bankruptcy Bond for such Series.
The obligor on, and the amount of coverage of, any such Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Residential Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Residential Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See 'Certain Legal Aspects of Residential
Loans -- Foreclosure on Mortgages' and ' -- Repossession with respect to
Manufactured Housing Contracts.'

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a 'Reserve Fund') any combination of cash, one or more irrevocable letters of credit or one or more
Permitted Instruments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each Mortgage Loan or of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement.
Unless otherwise provided in the related Prospectus Supplement, any such Reserve
Fund will not be deemed to be part of the related Trust Fund.

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     Amounts deposited in any Reserve Fund for a Series will be invested in
Permitted Instruments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.

CROSS-SUPPORT PROVISIONS

     If so provided in the related Prospectus Supplement, the Residential Loans for a Series of Securities may be divided into separate groups, each supporting a separate class or classes of Securities of a Series, and credit support may be provided by cross-support provisions requiring that distributions be made on Securities evidencing interests in one group of Mortgage Loans prior to distributions on Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related
Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a Series of Securities, the Residential Loans in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Residential Loans on the related Cut-off Date or one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Securities of such Series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus
Supplement.

EXCESS SPREAD

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Mortgage Loan may be applied to reduce the principal balance of one or more classes of Securities to provide or maintain a cushion against losses on the related Residential Loans.

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                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Residential Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Residential Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See 'The
Trust Funds -- Residential Loans' and 'Description of Primary Insurance
Coverage -- FHA Insurance and VA Guarantees.'

GENERAL

     All of the Residential Loans, except as described below, are loans to homeowners and all of the Mortgage Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Residential Property is located. If specified in the Prospectus Supplement relating to a Series of Securities, a Trust Fund may also contain (i) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related Mortgaged Property, (ii) Cooperative
Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (iii) Manufactured Housing
Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related
Manufactured Home or with respect to Land Contracts, a lien on the real estate
(the 'Mortgaged Property') to which the related Manufactured Homes are deemed to be affixed, and including in some cases a security interest in the related
Manufactured Home, to secure repayment of such loan. Unless otherwise specified in the Prospectus Supplement, any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, the knowledge of the parties to such instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

     The Mortgage Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Mortgage Loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who is the owner of the subject property and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types

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of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance such a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See 'Foreclosure on Cooperative
Shares' below.

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TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master
Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or takes action under the wrong law (for example, under a motor vehicle title statute rather than under the UCC), the Trustee likely will not have a perfected security interest in the Manufactured Home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, notwithstanding compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the

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certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the Manufactured
Home which is prior to the security interest originally retained by the seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees or, in states where a security interest in manufactured homes is perfected pursuant to
Article 9 of the UCC, the filing of a financing statement (and continuation statements before the end of each five year period) will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home;
accordingly, if the Depositor holds the certificate of title to such Manufactured Home, it must surrender possession of such certificate. In the case of Manufactured Homes registered in states which provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor could re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The
Depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens

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could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee.
Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.
Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the Mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law.
Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure

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proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act (section 548 of the current United
States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent
'fair consideration' ('reasonably equivalent value' under the United States
Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as
Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that '`reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with.' For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.
The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of

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trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the event that title to a Residential Property was acquired on behalf of Securityholders and cleanup costs were incurred in respect of the Residential
Property, such Securityholders might realize a loss if such costs were required to be paid by the related Trust Fund.

FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's
Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining

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commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND
CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation which requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC. Article
9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those states where the debtor must receive notice of his right to cure his default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, upon notice to the debtor, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

          (iii) Sale proceeds are to be applied first to repossession expenses
     (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner

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     of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.
Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to

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prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during the bankruptcy proceeding.
Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 or Chapter 11 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Except with respect to arrearages and the right to judicial sale, with rare exception courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured only by property of the debtor that is the debtor's principal residence may not be modified if the borrower has filed a petition under Chapter 11 or 13. Courts may be able to modify the terms of a cooperative loan, but no case law exists on this point. In all cases, the secured creditor is entitled to the amount of its debt plus post-petition interest, attorney's fees and costs to the extent the value of the security equals or exceeds the debt.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending
Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair
Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

     Some of the Mortgage Loans, Multifamily Loans and Home Improvement
Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See ' -- Foreclosure' herein.

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     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO HOME IMPROVEMENT AND MANUFACTURED
HOUSING CONTRACTS

     Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation 'Z', the Equal Credit Opportunity Act,
Regulation 'B', the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

     Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under an Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission
(the 'FTC Rule') has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Manufactured Housing Contracts and certain of the Home
Improvement Contracts in the Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of Manufactured Housing
Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Unaffiliated Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Unaffiliated Seller to repurchase the Contract because of a breach of its Unaffiliated Seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract. The Unaffiliated Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Unaffiliated
Seller with respect to which the dealer would have been primarily liable to the obligor.

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OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the Federal bankruptcy law, a court may prevent a lender from repossessing a home. In the case of an individual eligible for relief in a proceeding under Chapter 11 of the Federal bankruptcy law, as part of the rehabilitation plan under Chapter 11, a court may reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy
(as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the payments due under a contract or change the rate of interest and time of repayment of the indebtedness pursuant to a Chapter 11 plan of reorganization. Generally, any plan filed in a proceeding under Chapter 13 of the Federal bankruptcy law must provide for the full payment of the claim of the lender without changing the terms of payment if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all the related
Residential Loans, except for FHA Loans and VA Loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses.
The Garn-St. Germain Act does 'encourage' lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

MORTGAGE LOANS

     Exempted from this preemption pursuant to the Garn-St. Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ('Window Period Loans'). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying
Window Period Loans unless the property underlying such Window Period Loan is located in one of the five 'window period states' identified below. Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period', which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states', three states (Michigan, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth eight specific instances in which a mortgage lender covered by the

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Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain
Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be enforced upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a Series and the number of such Mortgage
Loans which may be outstanding until maturity.

TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus
Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of 'due-on-sale' clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master
Servicer desires to accelerate the maturity of the related Contract, the Master
Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA Loans, may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

     The laws of certain states may render prepayment fees unenforceable after a Mortgage Loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the Mortgage Loan, to a specified percentage of the outstanding principal balance of a Mortgage Loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a Residential Loan may not be enforceable against the related mortgagor or obligor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or

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impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title
V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.
Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage
Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title
V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ('Title
VIII'). Title VIII provides that, notwithstanding any state law to the contrary,
(i) state-chartered banks may originate 'alternative mortgage instruments'
(including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-

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chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including without limitation state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM
Loans which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act, as amended ('CERCLA'), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the 'Conservation Act') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present,

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including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an 'Environmental Lien'). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental
Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Unless otherwise provided in the related Prospectus Supplement, the Mortgage Loan Seller with respect to any Mortgage Loan included in a Trust Fund for a particular Series of Securities will represent as to the material compliance of the related Residential Property with applicable environmental laws and regulations as of the date of transfer and assignment of such Mortgage
Loan to the Trustee. In addition, unless otherwise provided in the related
Prospectus Supplement, the related Agreement will provide that the Master
Servicer and any Special Servicer acting on behalf of the Trustee, may not acquire title to a Residential Property or take over its operation unless the Master Servicer (or Special Servicer) has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that
(a) there are no circumstances present at the Residential Property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the Trust
Fund to take such actions with respect to the affected Residential Property and
(b) that the Residential Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans.'

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under 'Consumer Protection
Laws', the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Unaffiliated Seller, and the Securityholders would suffer a loss only to the extent that (i) the Unaffiliated Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Unaffiliated Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan or Contract (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are

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members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage
Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of credit support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned thereby.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.
Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See 'State and Other Tax Consequences.' Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types: (i) securities ('REMIC Securities') representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit (the 'REMIC') under Sections 860A through 860G (the
'REMIC Provisions') of the Code, (ii) securities ('Grantor Trust Securities') representing interests in a Trust Fund ('Grantor Trust Fund') as to which no such election will be made, (iii) securities ('Partnership Securities') representing interests in a Trust Fund ('Partnership Trust Fund') which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes, and (iv) securities ('Debt Securities') representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all 'regular interests' and 'residual interests' in the REMIC. For purposes of this tax discussion, (i) references to a 'Securityholder' or a 'holder' are to the beneficial owner of a Security, (ii) references to 'REMIC Pool' are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable Prospectus Supplement, references to 'Mortgage Loans' include Agency Securities and Private Mortgage-Backed
Securities.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID Regulations'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder
(the 'REMIC Regulations'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

REMICS

CLASSIFICATION OF REMICS

     Upon the issuance of each Series of REMIC Securities, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of 'regular interests' ('Regular Securities') or 'residual interests' ('Residual
Securities') in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this

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discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments.' The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide 'reasonable arrangements' to prevent its residual interests from being held by 'disqualified organizations' or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing
Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See 'Taxation of Owners of Residual
Securities -- Tax-Related Restrictions on Transfer of Residual
Securities -- Disqualified Organizations.'

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contact in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a 'defective obligation' within a two-year period thereafter. A 'defective obligation' includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is 'defective' as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced 'promptly and appropriately' as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue
Service.

     In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified

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variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC
Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The
Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

     In general, the REMIC Securities will be treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.
If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of such assets constituting 'loans . . . secured by an interest in real property which is . . . residential real property' for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the 'Buydown Funds'). Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular
Securities will be 'qualified mortgages' within the meaning of Section
860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein, and will be 'permitted assets' within the meaning of Section 860L(c) for a fianancial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the 'SBJPA of 1996') repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of 'qualifying real property loans' in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must 'recapture' a portion of their existing bad debt reserves is suspended if a certain portion of their assets

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are maintained in 'residential loans' under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC
Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section
856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as 'real estate assets' under Section 856(c)(4)(A) of the Code.

TIERED REMIC STRUCTURES

     For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs
('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual
Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REGULAR SECURITIES

GENERAL

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular
Security (the 'Regular Securityholder'), and principal payments on a Regular
Security will be treated as a return of capital to the extent of the Regular
Securityholder's basis in the Regular Security allocable thereto. Regular
Securityholders must use the accrual method of accounting with regard to Regular
Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

ORIGINAL ISSUE DISCOUNT

     Regular Securities may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular
Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income.
The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the 'OID
Regulations') under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986
Act. No assurance can be

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provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a 'Non-Pro Rata Security')) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the 'stated redemption price at maturity' of the Regular Security over its 'issue price.' The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date.
The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.' Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular
Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called 'super-premium' Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The
Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the 'Prepayment Assumption') and the anticipated reinvestment rate, if any, relating to the Regular Securities. The
Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement.

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Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See 'Election to Treat All Interest Under the Constant Yield Method.'

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the 'daily portions', as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular
Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment
Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. As increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular
Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption.
In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the 'pro rata prepayment' rules of the OID Regulations, but with the rate of accrual of original

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issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

ACQUISITION PREMIUM

     A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading 'Election to Treat All
Interest Under the Constant Yield Method.'

VARIABLE RATE REGULAR SECURITIES

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more 'qualified floating rates',
(b) a single fixed rate and one or more qualified floating rates, (c) a single
'objective rate', or (d) a single fixed rate and a single objective rate that is a 'qualified inverse floating rate.' A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate
(other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly 'front-loaded' or 'back-loaded' within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear 'contingent interest' within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular
Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular
Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that

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the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under 'Original Issue Discount', with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate
(or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat
Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial 'teaser' rates cause sufficiently 'back-loaded' interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate
Mortgage Loans, and initial 'teaser rates' followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate
Mortgage Loans, the applicable index used to compute interest on the Mortgage
Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular
Securities.

MARKET DISCOUNT

     A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, 'market discount' is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the then-current principal amount of the Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular
Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution.
Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative

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to the inclusion of market discount in income on the foregoing basis, the
Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular
Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular
Security multiplied by the weighted average maturity of the Regular Security
(determined as described above in the third paragraph under 'Original Issue
Discount') remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See 'Original Issue Discount' above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a 'capital asset' within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular
Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Secion 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under 'Market Discount' are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See
'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) 'interest' includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

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TREATMENT OF LOSSES

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate
Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating 'negative' original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal
Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

SALE OR EXCHANGE OF REGULAR SECURITIES

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.
The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the Regular Security has been held for the applicable holding period (described below). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest

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that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular
Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year but not more than eighteen months, and a still lower maximum rate (20%) for capital assets held for more than eighteen months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF OWNERS OF RESIDUAL SECURITIES

TAXATION OF REMIC INCOME

     Generally, the 'daily portions' of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ('Residual Holders'), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day.
REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii)all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular
Securities to the extent that such Classes are not issued with substantial

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discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC
Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of 'excess inclusions' below under ' -- Limitations on Offset or Exemption of REMIC Income.' The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset and income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under 'Taxation of REMIC Income', the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.
The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder
(other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC
Regulations currently in effect do not so provide. See ' -- Treatment of Certain
Items of REMIC Income and Expense -- Market Discount' below regarding the basis of Mortgage Loans to the REMIC Pool and 'Sale or Exchange of a Residual
Security' below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular
Securities as described above under 'Taxation of Owners of Regular
Securities -- Original Issue Discount' and ' -- Variable Rate Regular
Securities', without regard to the de minimis rule described therein, and ' -- Premium.'

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage
Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under 'Taxation of Owners of Regular
Securities -- Market Discount.'

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under 'Taxation of Owners of Regular Securities -- Premium,' a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September
27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof.
The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the 'excess inclusion,' is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual
Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual
Security (if it were a debt instrument) on the Startup Day under Code Section
1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated

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as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under 'Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors'), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See 'Taxation of Certain Foreign
Investors -- Residual Securities' below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions
('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December
31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.
Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.
Such a tax generally would be imposed on the transferor of the Residual
Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual
Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified
Organization.

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     In addition, if a 'Pass-Through Entity' (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a
Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period such interest is held by such Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
Such tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual
Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an 'electing large partnership' holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavtis by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) 'Disqualified Organization' means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) 'Pass-Through
Entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an 'electing large partnership' means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elects to apply certain simplified reporting provisions under the Code.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual
Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false.
Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing
Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a 'noneconomic residual interest' (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under 'Foreign Investors') is disregarded to all federal income tax purposes if

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a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a 'noneconomic residual interest' unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under 'Disqualified
Organizations.' The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading 'Disqualified Organizations.'

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has 'tax avoidance potential' to a 'foreign person' will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a 'U.S. Person' (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term 'U.S.
Person' means a citizen or resident of the United States, a corporation, partnership (except as provided in Treasury regulations that may be issued) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or, generally, a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

SALE OR EXCHANGE OF A RESIDUAL SECURITY

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under 'Taxation of Owners of Residual
Securities -- Basis and Losses') of such Residual Holder in such Residual
Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it

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from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual
Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC
Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

MARK TO MARKET REGULATIONS

     On December 24, 1996, the Internal Revenue Service issued final regulations
(the 'Mark to Market Regulations') under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market
Regulations apply to all Residual Securities acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

PROHIBITED TRANSACTIONS

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular
Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The
REMIC Regulations indicate that the modification of a Mortgage Loan

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generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

NET INCOME FROM FORECLOSURE PROPERTY

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on 'net income from foreclosure property', determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as 'foreclosure property' until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash
(other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The
Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as 'tax matters person', as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that such itemized deductions, in the

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aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998
($62,250 in the case of a married individual filing a separate return) (as adjusted for inflation for subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC
Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC
Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC
Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR SECURITIES

     Interest, including original issue discount, distributable to Regular
Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons (as defined below), will be considered 'portfolio interest' and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United
States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term 'Non-U.S.
Person' means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the 'New Regulations') which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective
January 1, 2000, although valid witholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000, or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain

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information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

RESIDUAL SECURITIES

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as 'portfolio interest', subject to the conditions described in 'Regular Securities' above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in 'registered form' within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an 'excess inclusion.' See 'Taxation of Owners of Residual
Securities -- Limitations on Offset or Exemption of REMIC Income.' If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.
Instead, the amounts paid to such Non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
'Tax-Related Restrictions on Transfer of Residual Securities -- Foreign
Investors' above concerning the disregard of certain transfers having 'tax avoidance potential.' Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Securities.

BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a 'backup' withholding tax under Code Section 3406 of 31% on 'reportable payments'
(including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal
Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue
Service Publication 938 with respect to a particular Series of Regular
Securities. Holders through nominees must request such information from the nominee.

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     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q,
Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see 'Limitations on Deduction of Certain Expenses' above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular
Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under 'Characterization of Investments in REMIC Securities.'

GRANTOR TRUST FUNDS

CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each Series of Grantor Trust Securities, Cadwalader,
Wickersham & Taft will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a 'taxable mortgage pool' within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust
Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

STANDARD SECURITIES

GENERAL

     Where there is no Retained Interest with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as 'Stripped Securities', the holder of each such Security in such Series (referred to herein as 'Standard Securities') will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under 'Recharacterization of Servicing Fees.' Accordingly, the holder of a Standard Security of a particular
Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard
Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust
Fund. However, investors who are individuals, estates or trusts who own
Securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor
Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard
Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard

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Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability.
Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the 'stripped bond' and 'stripped coupon' rules of the Code, as described below under 'Stripped Securities' and 'Recharacterization of Servicing
Fees', respectively.

TAX STATUS

          Cadwalader, Wickersham & Taft has advised the Depositor that:

          1. A Standard Security owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) will be considered to represent 'loans. . . secured by an interest in real property which is. . . residential real property' within the meaning of Code Section
     7701(a)(19)(C)(v), provided that the real property securing the Mortgage
     Loans represented by that Standard Security is of the type described in such section of the Code.

          2. A Standard Security owned by a real estate investment trust will be considered to represent 'real estate assets' within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Grantor
     Trust Fund consist of qualified assets, and interest income on such assets will be considered 'interest on obligations secured by mortgages on real property' to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Security owned by a REMIC will be considered to represent an 'obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of 'qualified mortgages' within the meaning of Code Section 860G(a)(3).

          4. A Standard Security owned by a 'financial asset securitization investment trust' within the meaning of Code Section 860L(a) will be considered to represent 'permitted assets' within the meaning of Code
     Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of 'debt instruments' or other permitted assets within the meaning of Code Section 860L(c).

          An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Security will be determined generally as described above under 'REMICs -- Taxation of Owners of Residual Securities -- Premium.'

     Original Issue Discount. The original issue discount rules of Code Section
1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of

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individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of 'teaser' rates on the Mortgage Loans. See 'Stripped Securities' below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income.
Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under 'REMICs -- Taxation of Owners of Regular Securities -- Market Discount,' except that the ratable accrual methods described therein will not apply.
Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ('excess servicing') will cause the Mortgage Loans to be treated under the 'stripped bond' rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as 'stripped coupons' and 'stripped bonds.' Subject to the de minimis rule discussed below under 'Stripped Securities', each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest.
Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust

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assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See 'Stripped Securities' below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF STANDARD SECURITIES

     Upon sale or exchange of a Standard Security, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard
Security was held as a capital asset. However, gain on the sale of a Standard
Security will be treated as ordinary income (i) if a Standard Security is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for capital assets held for more than one year but not more than eighteen months and a still lower maximum rate (20%) for capital assets held for more than eighteen months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED SECURITIES

GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as 'Stripped
Securities.' The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see
'Standard Securities -- Recharacterization of Servicing Fees' above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own
'stripped bonds' with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or 'stripped coupons' with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under 'Standard Securities -- Recharacterization of Servicing Fees.' Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the

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classes of Stripped Securities in proportion to the distributions to such
Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under 'Standard Securities -- General,' subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that such stripped interest is purchased.
Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i), and (ii) each Stripped
Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections
1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under 'Possible Alternative Characterizations,' the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped
Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under 'REMICs -- Taxation of Owners of Regular Securities -- Market Discount,' without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

STATUS OF STRIPPED SECURITIES

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A), 'obligation[s]. . . principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A), and 'loans. . . secured by an interest in real property' within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent
'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage
Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Loans is uncertain. See 'Standard
Securities -- Tax Status' above.

TAXATION OF STRIPPED SECURITIES

     Original Issue Discount. Except as described above under 'General,' each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in

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accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a 'Stripped Securityholder') in any taxable year likely will be computed generally as described above under 'REMICs -- Taxation of Owner of Regular
Securities -- Original Issue Discount' and ' -- Variable Rate Regular
Securities.' However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under ' -- General,' the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are 'contingent' within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped
Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under 'REMICs --
Taxation of Owners of Regular Securities -- Sale or Exchange of Regular
Securities.' To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above.
It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the
Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped
Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped
Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in

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each Mortgage Loan to the extent that such Stripped Security, or Classes of
Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements.
However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped
Securities. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under 'REMICs -- Backup Withholding.'

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be 'portfolio interest' and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under 'REMICs -- Taxation of Certain Foreign Investors -- Regular Securities.'

PARTNERSHIP TRUST FUNDS

CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each Series of Partnership Securities or Debt Securities,
Cadwalader, Wickersham & Taft will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

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CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES

     For federal income tax purposes, (i) Partnership Securities and Debt
Securities held by a thrift institution taxed as a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property which is. . . residential real property' within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership
Trust Fund based on capital accounts.

TAXATION OF DEBT SECURITYHOLDERS

TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS

     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt
Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See 'REMICs -- Taxation of Owners of Regular Securities' and ' -- Sale or Exchange of Regular Securities.'

TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership or (ii) if a single beneficial owner owns all of the Partnership Securities in a Trust Fund, the Trust Fund will be ignored for federal income tax purposes and the assets and Debt Securities of the Trust Fund will be treated as assets and indebtedness of such owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

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PARTNERSHIP TAXATION

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership
Trust Fund's income will consist primarily of interest earned on the Mortgage
Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under ' -- Grantor Trust
Funds -- Standard Securities -- General,' and ' -- Premium and Discount') and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust
Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership
Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage
Loans that corresponds to any excess of the issue price of Partnership
Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership
Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     All of the taxable income allocated to a Securityholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under ' -- Grantor Trust Funds -- Standard
Securities -- General.' Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under ' -- Grantor Trust Funds -- Standard Securities -- General' and ' -- Premium and
Discount.' Notwithstanding such description, it is intended that the Partnership
Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

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DISCOUNT AND PREMIUM

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See 'Grantor Trust Funds -- Standard Securities -- Premium and
Discount.' (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

SECTION 708 TERMINATION

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. Such a termination would cause a deemed contribution of the assets of a Partnership Trust Fund (the 'old partnership') to a new Partnership
Trust Fund (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

DISPOSITION OF SECURITIES

     Generally, capital gain or loss will be recognized on a sale of Partnership
Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership
Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Securityholder is required to recognize an aggregate amount of income
(not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

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ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due
Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders.
The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

SECTION 754 ELECTION

     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher
(or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust
Fund will not make such election. As a result, Securityholders might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities.
Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership
Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing,

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and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under
Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership
Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. However, for taxable years of a Partnership Trust Fund commencing on or after January 1, 1998, securityholders who are Non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding such Security (or other investing or trading in stock or securities for the Holder's own account) is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, such securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. The Prospectus Supplement for an applicable Series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

BACKUP WITHHOLDING

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a 'backup' withholding tax of 31% if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL
INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S
PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX
ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP
AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP
SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE,
LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL
OR OTHER TAX LAWS.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain
Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

     Title I of the Employee Retirement Income Security Act of 1974, as amended
('ERISA'), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements (including individual retirement accounts and annuities and Keogh plans) which are subject thereto and on bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested
(all of which are hereinafter referred to as 'Plans') and on persons who are fiduciaries with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons
('Parties in Interest' within the meaning of Section 3(14) of ERISA and 'Disqualified Persons' within the meaning of Section 4975(e)(2) of the Code, collectively referred to as 'Parties in Interest') who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section
4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases the Securities if the Residential Loans, Agency
Securities, Mortgage Securities and other assets included in such Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the 'DOL') has promulgated regulations at 29 C.F.R. SS2510.3-101 (the 'DOL Regulations') defining the term 'Plan Assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an equity interest in an entity (such as a Trust Fund), the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by 'Benefit Plan
Investors' is not significant. For this purpose, in general, equity participation is considered 'significant' on any date if 25% or more of the value of any class of equity interests is held by 'Benefit Plan Investors', which include Plans, as well as any 'employee benefit plan' (as defined in Section 3(3) of ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section
410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth therein, neither Plans nor persons investing Plan
Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

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     In addition, the DOL Regulations provide that the term 'equity interest'
means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' If Notes of a particular Series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing
Plan's assets would include such Notes, but would not, by reason of such purchase, include the underlying assets of the related Trust Fund. However, without regard to whether such Notes are treated as an equity interest for such purposes, the purchase or holding of Notes by or on behalf of a Plan could be considered to result in a prohibited transaction if the Issuer, the holder of an
Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan, or if the Depositor, the Master Servicer, the Indenture Trustee or the Owner Trustee has investment authority with respect to the assets of such Plan.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing
Plan. If the Residential Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer or any Sub-Servicer, may be deemed to be a Plan 'fiduciary' subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a Trust Fund constitute Plan Assets, the purchase or holding of Securities by a Plan, as well as the operation of the related Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     Some of the transactions involving the Securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The DOL issued an individual exemption, Prohibited Transaction Exemption 90-36 (the 'Exemption'), on June 25, 1990 to PaineWebber Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section
4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates, such as a senior class of Certificates, underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section 'ERISA Considerations,' the term
'Underwriter' shall include (a) PaineWebber Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same Series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard
& Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit
Rating Co. or Fitch Investors Service, L.P. (collectively, the 'Exemption Rating
Agencies'). Fourth, the Trustee cannot be an affiliate of any other member of the 'Restricted Group' which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the obligor on credit support and any mortgagor with respect to Trust Fund Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund Assets in the related Trust Fund as of the date of initial issuance of the Certificates.
Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more

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than reasonable compensation for such person's services under the related
Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent that Certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, the Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related
Prospectus Supplement are satisfied. Furthermore, any Certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related Trust
Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the related Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

                                      128



     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute 'certificates' for purposes of the Exemption and (b) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ('Class Exemptions'), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ('PTCE') 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a 'qualified professional asset manager'; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an 'in-house asset manager.'

     In addition to any exemption that may be available under PTCE 95-60 for the purchase, sale and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA, including the prohibited transaction provisions thereof, and Section 4975 of the Code for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(c) Regulations') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final. The DOL proposed such regulations on December 22, 1997, but they have not yet been finalized.

     Any plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of the Exemption or any Class Exemption in connection therewith. There can be no assurance that the Exemption or any other individual or Class Exemption will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving the Trust Fund. The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the Secondary

Mortgage Market Enhancement Act of 1984, as amended ('SMMEA'). Any class of Securities offered hereby and by the related Prospectus Supplement that is not initially rated in one of the two highest rating categories by at least one Rating Agency or that represents an interest in a Trust Fund that includes junior Residential Loans will not constitute 'mortgage related securities' for purposes of SMMEA. The appropriate characterization of those Securities not qualifying as 'mortgage related securities' ('Non-SMMEA Securities') under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     Classes of Securities qualifying as 'mortgage related securities' will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities' secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as 'mortgage related securities' only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the 'OCC') amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. SS 1.5 concerning 'safety and soundness' and retention of credit information), certain 'Type IV securities,' defined in 12 C.F.R. SS 1.2(l) to include certain 'residential mortgage-related securities.' As so defined, 'residential mortgage-related security' means, in relevant part, 'mortgage related security' within the meaning of SMMEA. The National Credit Union Administration ('NCUA') has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in 'mortgage related securities' under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the 'investment pilot program' described in 12 C.F.R. SS 703.140.

     All depository institutions considering an investment in the Securities should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992, as revised April 15, 1994 (the '1992 Policy Statement') of the Federal Financial Institutions Examination Council ('FFIEC'). The 1992 Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain 'high-risk mortgage securities' (including securities such as certain Series or classes of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. Effective May 26, 1998 (October 1, 1998, in the case of federal credit unions), the 1992 Policy Statement has been superseded by the FFIEC's 'Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities' (the '1998 Policy

Statement'). The 1998 Policy Statement deletes the specific 'high-risk mortgage securities' tests, and substitutes general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Securities as 'mortgage related securities,' no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLANS OF DISTRIBUTION

     The Securities offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ('PaineWebber') acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Securities, PaineWebber will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Residential Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that PaineWebber elects to purchase Securities as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, PaineWebber and the Depositor, or their affiliates, may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's residential loans pending the sale of such residential loans or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Security of the related Series.

                             INDEX OF DEFINED TERMS

                                                                                                             PAGE
                                                       -1-
1992 Policy Statement.......................................................................                  130
1998 Statement..............................................................................                  130

                                                       -4-
401(c) Regulations..........................................................................                  129

                                                       -A-
Accrual Securities..........................................................................                7, 40
Accrued Security Interest...................................................................                   47
Administration Fee Rate.....................................................................                   59
Advance.....................................................................................               11, 51
Agency Securities...........................................................................                    1
Agreement...................................................................................                5, 39
ARM Loans...................................................................................                   21
Assumed Reinvestment Rate...................................................................                   47
Available Distribution Amount...............................................................                   48
Available Subordination Amount..............................................................                   50

                                                       -B-
BIF.........................................................................................                   35
Book-Entry Securities.......................................................................                   54
Buydown Funds...............................................................................                   96
Buydown Loans...............................................................................                   24
Buydown Period..............................................................................                   24

                                                       -C-
CEDEL Participants..........................................................................                   55
CERCLA......................................................................................               17, 91
Certificates................................................................................                 1, 5
Charter Act.................................................................................                   27
Class Exemptions............................................................................                  129
Code........................................................................................                7, 94
Collateral Value............................................................................                   25
Commission..................................................................................                    2
Conservation Act............................................................................                   91
Consumer Protection Laws....................................................................                   92
Cooperative.................................................................................                9, 20
Cooperative Housing Corp....................................................................                   79
Cooperative Loans...........................................................................                9, 20
Cooperative Notes...........................................................................                   23
Cooperative Unit............................................................................                   20
Corporate Trust Office......................................................................                   39
Credit Insurance Instrument.................................................................                   57
Cumulative Subordination Payments...........................................................                   50
Cut-off Date................................................................................                    8

                                                       -D-
Debt Securities.............................................................................                   94
Defective Obligation........................................................................                   95

                                                                                                             PAGE
Deficiency Event............................................................................                   63
Definitive Security.........................................................................                   54
Deposit Period..............................................................................                   51
Depositor...................................................................................                    5
Disqualified Organization...................................................................                  108
Distribution Date...........................................................................                7, 45
DOL.........................................................................................                  126
DOL Regulations.............................................................................                  126
DTC.........................................................................................               18, 54
Due Period..................................................................................                   48
due-on-sale provision.......................................................................                   33
due-on-sale encumbrance.....................................................................                   33

                                                       -E-
EDGAR.......................................................................................                    3
Environmental Lien..........................................................................                   92
Equity Certificates.........................................................................                5, 39
equity interest.............................................................................                  127
equity of redemption........................................................................                   85
ERISA.......................................................................................              12, 126
Euroclear Cooperative.......................................................................                   55
Euroclear Participants......................................................................                   55
European Depositaries.......................................................................                   54
Events of Default...........................................................................                   64
excess inclusion............................................................................                  106
excess servicing............................................................................                  116
Excluded Plan...............................................................................                  128
Exemption...................................................................................                  127
Exemption Rating Agencies...................................................................                  127

                                                       -F-
FDIC........................................................................................                   35
FFIEC.......................................................................................                  130
FHA.........................................................................................                   10
FHA Loans...................................................................................                   22
FHLMC.......................................................................................                1, 10
FHLMC Act...................................................................................                   28
FHLMC Certificate Group.....................................................................                   28
FHLMC Certificates..........................................................................               10, 25
Final Distribution Date.....................................................................                   46
Financial Intermediary......................................................................                   54
FNMA........................................................................................                1, 10
FNMA Certificates...........................................................................               10, 25
FTC Rule....................................................................................                   87
Funding Period..............................................................................                   20

                                                       -G-
Garn-St. Germain Act........................................................................                   88
GNMA........................................................................................                1, 10
GNMA Certificates...........................................................................                   25
Grantor Trust Certificates..................................................................                   12
Grantor Trust Fund..........................................................................                   94
Grantor Trust Securities....................................................................               12, 94

                                                                                                             PAGE
                                                       -H-
Hazard Insurance Instrument.................................................................                   57
holder......................................................................................                   94
Holder in Due Course Rules..................................................................               17, 87
Home Equity Loans...........................................................................                    9
Home Improvement Contracts..................................................................                9, 20
Housing Act.................................................................................                   24
HUD.........................................................................................                   69

                                                       -I-
Indenture...................................................................................                    5
Initial Deposit.............................................................................                   50
insurability representation.................................................................                   43
Insurance Instrument........................................................................                   57
Insurance Proceeds..........................................................................                   45
Interest Rate...............................................................................                9, 21
issue price.................................................................................                   98
Issuer......................................................................................                    5

                                                       -L-
L/C Bank....................................................................................                   76
Land Contracts..............................................................................                9, 20
Liquidation Proceeds........................................................................                   45
Loan-to-Value Ratio.........................................................................                   25
Lockout Period..............................................................................                   21

                                                       -M-
Manager.....................................................................................               21, 56
manufactured home...........................................................................                   23
Manufactured Housing Contracts..............................................................                9, 20
Manufacturer's Invoice Price................................................................                   25
Mark to Market Regulations..................................................................                  110
market discount.............................................................................                  101
Master Servicer.............................................................................                    5
Maximum Subordination Amount................................................................                   50
Morgan......................................................................................                   54
Mortgage Loans..............................................................................            9, 20, 94
Mortgage Notes..............................................................................                   22
mortgage related securities.................................................................              12, 130
Mortgage Securities.........................................................................               10, 21
Mortgaged Properties........................................................................                9, 20
Mortgaged Property..........................................................................            9, 20, 77
Mortgages...................................................................................                   22
Multifamily Loans...........................................................................                9, 20

                                                       -N-
NCUA........................................................................................                  130
Net Interest Rate...........................................................................                   40
new partnership.............................................................................                  123
New Regulations.............................................................................                  112
non-conforming credit.......................................................................               19, 35
Non-Pro Rata Security.......................................................................                   98

                                                                                                             PAGE
Nonrecoverable Advance......................................................................                   52
Non-SMMEA Securities........................................................................                  130
Non-U.S. Person.............................................................................                  103
Notes.......................................................................................                 1, 5
                                                       -O-
Obligor.....................................................................................                   19
OCC.........................................................................................                  130
OID Regulations.............................................................................               94, 97
old partnership.............................................................................                  123
Optional Termination........................................................................                   12
Owner Trust Agreement.......................................................................                5, 39
Owner Trustee...............................................................................                    5

                                                       -P-
PaineWebber.................................................................................                  131
Participants................................................................................                   18
Parties in Interest.........................................................................                  126
Partnership Securities......................................................................                   94
Partnership Trust Fund......................................................................                   94
Pass-Through Entity.........................................................................                  108
Percentage Interest.........................................................................                   39
Permitted Instruments.......................................................................                   44
Plans.......................................................................................                  126
Pooling and Servicing Agreement.............................................................                    5
Pre-Funded Amount...........................................................................                   19
Pre-Funding Account.........................................................................                    8
Prepayment Assumption.......................................................................                   98
Prepayment Period...........................................................................                   31
Primary Hazard Insurance Policy.............................................................                   70
PTCE........................................................................................                  129
Purchase Price..............................................................................                   36

                                                       -Q-
Qualifed Mortgage...........................................................................                   96

                                                       -R-
Rating Agency...............................................................................                  132
real estate assets..........................................................................               96, 97
real estate mortgage investment conduit.....................................................             1, 7, 40
Realized Loss...............................................................................                   49
Record Date.................................................................................                   45
regular interests...........................................................................               12, 40
Regular Securities..........................................................................              94, 113
Regular Securityholder......................................................................                   97
Relevant Depositary.........................................................................                   54
Relief Act..................................................................................                   92
REMIC.......................................................................................         1, 7, 40, 94
REMIC Pool..................................................................................                   94
REMIC Provisions............................................................................                   94
REMIC Regular Certificates..................................................................                   12
REMIC Regulations...........................................................................                   94
REMIC Residual Certificates.................................................................                   12

                                                                                                             PAGE
REMIC Securities............................................................................                   94
Reserve Fund................................................................................               50, 75
Residential Loans...........................................................................                1, 21
Residential Properties......................................................................                9, 20
Residual Holders............................................................................                  104
residual interests..........................................................................            7, 12, 94
Residual Securities.........................................................................                   94
Restricted Group............................................................................                  127
Retained Interest...........................................................................                   39
Retained Interest Rate......................................................................                   40
Riegle Act..................................................................................                   17
Rules.......................................................................................                   54

                                                       -S-
SAIF........................................................................................                   35
SBJPA of 1996...............................................................................                   96
Scheduled Principal Balance.................................................................                   50
Securities..................................................................................                 1, 5
Security Interest Rate......................................................................                    6
Security Owners.............................................................................                   54
Security Principal Balance..................................................................                    6
Securityholder..............................................................................   44, 50, 53, 63, 94
Securityholders.............................................................................                   51
Senior Liens................................................................................                   23
Senior Percentage...........................................................................                   50
Senior Securities...........................................................................                6, 39
Senior/Subordinate Series...................................................................                   39
Series......................................................................................                    1
Servicemen's Readjustment Act...............................................................                   24
Servicing Agreement.........................................................................                   30
SMMEA.......................................................................................              14, 119
Servicing Default...........................................................................                   65
Special Hazard Amount.......................................................................                   74
Special Hazard Insurer......................................................................                   73
Special Hazard Losses.......................................................................                   49
Special Hazard Subordination Amount.........................................................                   49
Specified Reserve Fund Balance..............................................................                   51
Standard Securities.........................................................................                  114
Startup Day.................................................................................               87, 94
Stated Principal Balance....................................................................               37, 50
Strip Securities............................................................................                6, 40
Stripped Agency Securities..................................................................                   29
Stripped Interest...........................................................................                   31
Stripped Securities.........................................................................             113, 117
Subordinate Securities......................................................................                6, 38
Subordination...............................................................................                   46
Subsequent Loans............................................................................                   20
Sub-Servicer................................................................................                   30
Sub-Servicing Account.......................................................................                   44
Sub-Servicing Agreement.....................................................................                   37

                                                       -T-
Terms and Conditions........................................................................                   56
thrift institutions.........................................................................                  107
Tiered REMICs...............................................................................                   97

                                                                                                             PAGE
Title V.....................................................................................                   90
Title VIII..................................................................................                   90
Trust Account...............................................................................                   10
Trust Agreement.............................................................................                5, 39
Trust Fund..................................................................................                    6
Trust Fund Asset............................................................................                    6
Trustee.....................................................................................                    5

                                                       -U-
U.S. Person.................................................................................                  109
Unaffiliated Sellers........................................................................                   20
Underwriter.................................................................................                  127
Unrecovered Senior Portion..................................................................                   49

                                                       -V-
VA..........................................................................................                   10
VA Guaranty Policy..........................................................................                   69
VA Loans....................................................................................                   22

                                                       -W-
Window Period Loans.........................................................................                   88

_____________________________                      _____________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----
                                                      PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by Reference............................................................................   S-3
Available Information......................................................................................................   S-3
Summary....................................................................................................................   S-6
Risk Factors...............................................................................................................   S-20
The Pool...................................................................................................................   S-29
Ditech Funding Corporation.................................................................................................   S-41
Prepayment and Yield Considerations........................................................................................   S-46
The Owner Trust............................................................................................................   S-62
The Grantor Trust..........................................................................................................   S-62
Description of the Offered Notes...........................................................................................   S-63
Description of Credit Enhancement..........................................................................................   S-72
Description of the Transfer and Servicing Agreements.......................................................................   S-73
Federal Income Tax Consequences............................................................................................   S-81
ERISA Considerations.......................................................................................................   S-84
Legal Investment Matters...................................................................................................   S-85
Use of Proceeds............................................................................................................   S-86
Underwriting...............................................................................................................   S-86
Legal Matters..............................................................................................................   S-86
Ratings....................................................................................................................   S-87
Index of Defined Terms.....................................................................................................   S-88
                                                            PROSPECTUS
Available Information......................................................................................................     2
Reports to Securityholders.................................................................................................     3
Incorporation of Certain Information By Reference..........................................................................     3
Prospectus Supplement or Current Report on Form 8-K........................................................................     3
Summary of Terms...........................................................................................................     5
Risk Factors...............................................................................................................    14
The Trust Funds............................................................................................................    20
Use of Proceeds............................................................................................................    30
Yield Considerations.......................................................................................................    31
Maturity and Prepayment Considerations.....................................................................................    32
The Depositor..............................................................................................................    34
Residential Loan Program...................................................................................................    34
Description of the Securities..............................................................................................    39
Description of Primary Insurance Coverage..................................................................................    68
Description of Credit Support..............................................................................................    71
Certain Legal Aspects of Residential Loans.................................................................................    77
Certain Federal Income Tax Consequences....................................................................................    94
State and Other Tax Consequences...........................................................................................   126
ERISA Considerations.......................................................................................................   126
Legal Investment...........................................................................................................   129
Plans of Distribution......................................................................................................   131
Legal Matters..............................................................................................................   132
Financial Information......................................................................................................   132
Rating.....................................................................................................................   132
Index of Significant Definitions...........................................................................................   134

                                  $243,712,500
                                DITECH HOME LOAN
                               OWNER TRUST 1998-1
                           DITECH FUNDING CORPORATION

                              PAINEWEBBER MORTGAGE
                           ACCEPTANCE CORPORATION IV
                                  (DEPOSITOR)
                                     [LOGO]

                           DITECH FUNDING CORPORATION

                           (TRANSFEROR AND SERVICER)

                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------
                            PAINEWEBBER INCORPORATED
                                 JUNE 25, 1998

_____________________________                      _____________________________